UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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F.N.B. Corporation
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From the Chairman, President and Chief Executive Officer

March 30, 2018

Dear Shareholder:

We will hold our Annual Meeting of Shareholders at 8:30 AM, Eastern Daylight Time, on Wednesday, May 16, 2018, in the Great Room at The Regional Learning Alliance located at 850 Cranberry Woods Drive, Cranberry Township, Pennsylvania 16066.

Agenda

At our Annual Meeting, our shareholders will act on the following matters: (i) election of thirteen (13) director nominees named in the accompanying proxy statement to our Board of Directors; (ii) adoption of an advisory (non-binding) resolution to approve the 2017 compensation of our named executive officers; (iii) ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2018; and (iv) any other matter that is properly presented at our Annual Meeting in compliance with our bylaws.

Your Vote is Important

Your vote is important regardless of how many shares of F.N.B. Corporation stock you own. If you hold stock in more than one account or name, you will receive a proxy card for each.

Whether or not you plan to attend our Annual Meeting, please complete, sign, date and promptly return the enclosed proxy card in the postage-paid envelope we have provided to ensure that your shares are represented at our Annual Meeting. Alternatively, you may vote by the Internet, by our QR Code feature, or by telephone by following the instructions on your proxy card. By voting now, your vote will be counted even if you are unable to attend our Annual Meeting.

Please indicate on the card whether you plan to attend our Annual Meeting. If you attend and wish to vote in person, you may withdraw your proxy at that time.

As always, our directors, management and staff thank you for your continued interest in and support of F.N.B. Corporation. Vincent J. Delie, Jr. Chairman, President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date:

Wednesday

May 16, 2018

Time:

8:30 AM

(Eastern Daylight Time)

Place:

Great Room at The Regional Learning Alliance

850 Cranberry Woods Drive

Cranberry Township, Pennsylvania 16066

Record Date:

March 7, 2018

Only shareholders of record as of the close of business on March 7, 2018, are entitled to notice of and to vote at our Annual Meeting. Please refer to responses to the frequently asked questions under the heading Voting in our 2018 proxy statement for additional information about how to vote your shares and attend our Annual Meeting.

Proposals:

1.

Election of the thirteen (13) nominees for directors named in the accompanying proxy statement (namely, Pamela A. Bena, William B. Campbell, James D. Chiafullo, Vincent J. Delie, Jr., Mary Jo Dively, Stephen J. Gurgovits, Robert A. Hormell, David J. Malone, Frank C. Mencini, David L. Motley, Heidi A. Nicholas, John S. Stanik and William J. Strimbu), each to serve as a director for a term of one year and until the election of his or her successor;

2.	Adoption of an advisory (non-binding) resolution to approve the 2017 compensation of our named executive officers;

3.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2018; and

4.	Any other matter that is properly presented at our Annual Meeting in compliance with our bylaws.

How to Vote
BY TELEPHONE You may vote by calling 1-800-690-6903

It is important that your shares be represented and voted at our Annual Meeting. Please complete, sign, date and return the enclosed proxy card in the postage-paid envelope provided or vote by the Internet at www.proxyvote.com (and entering the Control Number provided on your proxy card), by our QR Code feature, or by telephone at 1-800-690-6903, whether or not you expect to attend our Annual Meeting in person.

We have included our 2017 annual report to shareholders with this notice and accompanying proxy statement.

BY ORDER OF OUR BOARD OF DIRECTORS,

James G. Orie

Chief Legal Officer and Corporate Secretary

BY INTERNET You can vote online at www.proxyvote.com
BY MAIL You can vote by completing and returning the enclosed proxy card.
IN PERSON All Shareholders are cordially invited to attend the Annual Meeting in person.
BY MOBILE DEVICE You may vote from a smart phone by scanning the QR code.

March 30, 2018

Pittsburgh, Pennsylvania

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL

MEETING OF SHAREHOLDERS TO BE HELD ON MAY 16, 2018:

THE F.N.B. CORPORATION PROXY STATEMENT AND 2017 ANNUAL REPORT TO SHAREHOLDERS

ARE AVAILABLE AT http://www.proxyvote.com.

About Our Annual Meeting

Proxy Statement

Our proxy statement contains information relative to our Annual Meeting of Shareholders to be held on Wednesday, May 16, 2018, beginning at 8:30 AM, Eastern Daylight Time (EDT), in the Great Room at The Regional Learning Alliance located at 850 Cranberry Woods Drive, Cranberry Township, Pennsylvania 16066 (our “Annual Meeting”). This proxy statement also relates to any adjournment of our Annual Meeting. This proxy statement was prepared under the direction of the F.N.B. Corporation Board of Directors to solicit your proxy for use at the Annual Meeting. On March 30, 2018, we commenced the distribution of our proxy statement and the accompanying proxy card to our shareholders of record as of March 7, 2018. We will bear all costs of preparing and distributing our proxy materials to our shareholders. We will, upon request, reimburse brokers, nominees, fiduciaries, custodians and other record holders for their reasonable expenses in forwarding our proxy materials to beneficial owners.

We use the following terms in this proxy statement:

•	“We,” “us,” “our,” “F.N.B.,” “Company,” or “Corporation” mean F.N.B. Corporation;

•	“Board” means the joint F.N.B. Corporation and First National Bank of Pennsylvania Boards of Directors;

•	“FNBPA” or “Bank” means First National Bank of Pennsylvania;

•	“F.N.B. Capital” means F.N.B. Capital Corporation, LLC; and

•	“CEO” means Chief Executive Officer.

About Our Annual Meeting

What is a proxy?

Your proxy gives us authority to vote your shares and tells us how to vote your shares at the Annual Meeting or any adjournment. Three of our employees, who are called “proxy holders” (or “proxies” for short) and are named on the proxy card, will vote your shares at the Annual Meeting according to the instructions you give on the proxy card.

Why are you soliciting a proxy from me?

Our Board of Directors is soliciting your proxy to make sure that your vote is properly submitted and received on time, and to improve the efficiency of the Annual Meeting. We may ask for, or solicit, proxies using several methods.

We may solicit proxies by mail, personal interviews, telephone or fax. We may also use the Internet to solicit proxies. F.N.B. officers or employees may solicit proxies, but will not receive any special compensation for doing so. We have engaged the firm of Laurel Hill Advisory Group, LLC to assist us with soliciting proxies.

What will our shareholders vote on at our Annual Meeting?

Our shareholders will act upon the following proposals at our Annual Meeting:

•	Election of the thirteen (13) nominees for directors named in this proxy statement, each to serve for a term of one year and until the election of their successors (Proposal 1);

•	Adoption of an advisory (non-binding) resolution to approve the 2017 compensation of our named executive officers (Proposal 2);

•	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2018 (Proposal 3); and

•

Any other business that may come before our Annual Meeting in compliance with the advance notice and other applicable provisions of our bylaws (described in the Shareholder Proposals discussion in this Proxy Statement).

Voting

Who is entitled to vote at our meeting?

Our Board has set March 7, 2018, as the record date for our Annual Meeting. Only holders of record of our common stock at the close of business on the record date are entitled to receive notice of and to vote at our Annual Meeting and any adjournment of our Annual Meeting. F.N.B. shareholders who plan to attend our Annual Meeting may obtain driving directions to the meeting location by contacting our shareholder services representative at (888) 981-6000 and asking to be connected to extension 4254.

What are the Board’s voting recommendations?

The Board recommends that you vote your shares:

•	“For” the election of each of the thirteen (13) nominees for election as directors named in this

2018 Proxy Statement    1

About Our Annual Meeting

proxy statement for a term of one year and until the election of their successors (Proposal 1);

•	“For” adoption of the advisory (non-binding) resolution to approve the 2017 compensation of our named executive officers (Proposal 2); and

•	“For” ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2018 (Proposal 3).

What is a quorum?

On March 7, 2018, our record date, we had 323,627,694 shares of common stock outstanding. Under Pennsylvania law, we must have a quorum before we can consider proposals at our Annual Meeting. A quorum is the number of shares that must be present at the meeting. In determining if a quorum exists, we count the number of shares represented by shareholders in person as well as the number of shares represented by proxies. If you return a signed and dated proxy card, vote by Internet, vote by our QR Code feature, vote by telephone or vote in person at our Annual Meeting, you will be considered present for purposes of establishing a quorum.

To have a quorum, we need the presence of shareholders or their proxies who are entitled to cast at least a majority of the votes that all shareholders are entitled to cast. If you return a proxy, whether you vote for or against a proposal, abstain from voting or only sign and date your proxy card, your holdings will be counted toward the quorum.

Although a quorum may be achieved, not all proposals will be subject to the same voting or approval requirement. Shareholders who hold their shares in an account at a bank or brokerage firm (street name) may need to take additional precautions to ensure that their vote counts. We discuss the vote required to approve each proposal under the question immediately below.

What vote is required to approve each matter?

In general, if you abstain from voting, it will not count as a vote “cast.” However, please see the summaries below for more specific information about how abstentions will be counted with respect to each proposal. With respect to Proposals 1, 2 and 3, if you desire to abstain, you must check the “Abstain” box on your proxy card, or select the appropriate option when voting by the Internet, by QR Code, or by telephone.

PROPOSAL 1. ELECTION OF DIRECTORS

Our bylaws provide that in the circumstance of an uncontested director election, which is the case for this year’s director election, our directors are elected by a majority of the votes cast in person or by proxy at our Annual Meeting. Our Articles of Incorporation do not authorize cumulative voting for the election of directors. To receive a majority of votes cast means that the shares voted for a director’s election exceed the number of votes cast against that director’s election. Moreover, our bylaws provide that any incumbent director who does not receive a majority of votes cast will promptly tender his or her resignation to the Board. Upon recommendation of the Nominating and Corporate Governance Committee, the Board shall determine whether to accept the resignation. The director election is considered a non-routine item and, as such, there may be broker non-votes. Any broker non-votes or abstentions will not be included in the total votes cast and will not affect the director election results. If there is a contested election (which is not the case in 2018), directors are elected by a plurality of votes cast at the meeting.

PROPOSAL 2. “SAY ON PAY” ADVISORY VOTE ON EXECUTIVE COMPENSATION

A majority of the votes cast will be required to approve the advisory vote on executive compensation. Because your vote is advisory, it will not be binding on the Board or the Corporation. This matter is considered a non-routine matter and, as a result, there may be broker non-votes. Any broker non-votes or abstentions will not be included in the total votes cast and will not affect the results.

PROPOSAL 3. RATIFICATION OF AUDITOR

A majority of the votes cast will be required to approve the ratification of our Audit Committee’s selection of Ernst & Young LLP as our independent registered public accounting firm for 2018. This matter is considered a routine item, and brokers have the discretion to vote uninstructed shares on behalf of clients. As a routine item, there will be no broker non-votes, although brokers may fail to submit a vote. Any failure by brokers to vote or any abstentions will not be included in the total votes cast and will not affect the results.

What are the voting rights of our shareholders?

The only class of our securities that is outstanding and entitled to vote at our Annual Meeting is our common stock. As of the March 7, 2018, record date, we had 322,774,059 shares of our common stock each entitled to one vote per share with respect to each matter to be voted on at our Annual Meeting.

How do I vote?

You can vote either in person at our Annual Meeting or by proxy whether or not you attend our Annual Meeting.

  2    F.N.B. Corporation

About Our Annual Meeting

When you or your authorized attorney-in-fact grants us your proxy, you authorize us to vote your shares of our common stock in the manner you specify on your proxy card. Giving a proxy allows your shares to be voted at our Annual Meeting even if you do not attend the Annual Meeting in person. If your shares are held in street name, you will receive a separate card from your bank or brokerage firm with instructions about the manner in which you may vote your shares.

If you hold your shares directly, to vote by proxy you must do one of the following:

•

Vote by mail. Complete, sign, date and return the enclosed proxy card in the envelope provided (the envelope requires no postage if mailed in the United States) or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

•

Vote in person at the Annual Meeting. If you are a registered shareholder and attend our Annual Meeting, you may deliver your completed proxy card in person or request a voting ballot to vote in person at the meeting. Even if you returned a proxy to us before our Annual Meeting, you may revoke it and vote in person.

•	Vote by Internet* at www.proxyvote.com. Instructions are provided on your proxy card. If you vote by Internet, you should not return your proxy card.

•	Vote by QR Code* by scanning the QR Code on your proxy card with your mobile device. If you vote by QR Code, you should not return your proxy card.

•	Vote by telephone* at 1-800-690-6903. Instructions are provided on your proxy card. If you vote by telephone, you should not return your proxy card.

*Proxies voted by Internet, by telephone or by QR Code must be received by 11:59 PM, EDT on May 15, 2018, in order to be counted in the vote.

If you hold your F.N.B. shares in an account at a bank or brokerage firm, and you want to vote in person at our Annual Meeting, you will need to obtain a signed proxy card from the brokerage firm or the bank that holds your F.N.B. stock. If your F.N.B. stock is registered in the name of a bank or brokerage firm, you also may be eligible to vote your shares electronically by Internet, by the QR Code on your proxy card, or by telephone. Many banks and brokerage firms participate in programs such as the Broadridge Financial Solutions, Inc. online program. These programs provide eligible shareholders who receive a paper copy of this proxy statement the opportunity to vote by the Internet, by QR Code or by telephone. If your bank or brokerage firm is participating in one of these programs, your proxy card will contain instructions for voting by Internet, by QR

Code or by telephone. If your proxy card does not reference Internet, QR Code or telephone information, please complete and return the proxy card in the enclosed self-addressed, postage-paid envelope.

How will my shares be voted if I give my proxy but do not specify how my shares should be voted?

If you sign, date and return your proxy card, but do not provide voting instructions, or if you do not provide voting instructions when voting over the Internet, we will vote your shares represented by that proxy as recommended by our Board of Directors (see What are the Board’s voting recommendations?), and this vote will count as a vote cast.

Who can attend our Annual Meeting?

All shareholders as of the close of business on March 7, 2018 (the record date), or their duly appointed proxies, may attend our Annual Meeting. Even if you currently plan to attend our Annual Meeting, we recommend that you vote by any of the applicable methods described above so that your vote will be counted at our Annual Meeting if you later decide not to attend.

If your shares are held in street name by your bank or brokerage firm, you will need to bring a valid form of identification along with a copy of a brokerage statement reflecting your ownership of F.N.B. stock as of the March 7, 2018, record date, and check in at the registration desk at our Annual Meeting.

What are the requirements for admittance to the Annual Meeting?

Only shareholders as of the record date have a right to attend the Annual Meeting. In order to be admitted to the Annual Meeting, you will need to present a government-issued photo identification (such as a driver’s license or passport) and, if you hold your shares in an account at a bank or brokerage firm, recent evidence of ownership of our common stock as of the record date (such as a brokerage account statement, a letter of proxy from your broker, or other intermediary). Entrance after the Annual Meeting has commenced will be prohibited. If you are representing an entity that is a shareholder, you must also present documentation showing your authority to attend and act on behalf of the entity (such as a power of attorney, written proxy to vote or letter of authorization on the entity’s letterhead). We reserve the right to limit the number of representatives for any entity that may be admitted to the meeting. No cameras, recording equipment, large bags or packages will be permitted in the Annual Meeting. The use of cell phones, smart phones, tablets and other personal communication devices during the Annual Meeting is also prohibited.

2018 Proxy Statement    3

About Our Annual Meeting

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before it is voted at our Annual Meeting. You may change your vote by delivering a written notice of revocation to our Corporate Secretary at F.N.B. Corporation, One North Shore Center, 12 Federal Street, Suite 503, Pittsburgh, PA 15212, by signing and returning a new proxy card with a later date, by voting by the Internet, by scanning the QR Code on your proxy card with your mobile device at a later date, by telephone, or by attending the Annual Meeting and voting in person. Only your latest instruction will be counted. However, your attendance at our Annual Meeting will not automatically revoke your proxy unless you vote again at our Annual Meeting or specifically request that your prior proxy be revoked by delivering a written notice of revocation prior to our Annual Meeting to our Corporate Secretary at F.N.B. Corporation, One North Shore Center, 12 Federal Street, Suite 503, Pittsburgh, Pennsylvania 15212.

How do I vote if my shares are held in street name?

If you hold your shares in street name in an account at a bank or brokerage firm, we generally cannot mail our proxy materials directly to you. Instead, your bank or brokerage firm will forward our proxy materials to you and tell you how to give them instructions for voting your F.N.B. shares.

Please ensure that you instruct your bank or brokerage firm how to vote your shares. Under New York Stock Exchange (NYSE) rules applicable to brokers, your broker has discretionary authority to vote your shares without receiving your instructions on “routine” matters. The only routine matter before our Annual Meeting will be the ratification of Ernst & Young LLP as the Corporation’s independent registered public accounting firm for 2018. All the other proposals that will be considered at our Annual Meeting are “non-routine” matters. Your bank or brokerage firm does not have discretionary authority to vote on a non-routine matter unless you provide them with your voting instructions. Therefore, please ensure that you instruct your bank or brokerage firm how to vote your shares with respect to election of our directors, the advisory non-binding resolution to approve the 2017 compensation of our named executive officers, and the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2018.

How do I vote my 401(k) Plan shares?

If you participate in the F.N.B. Corporation Progress Savings 401(k) Plan (401(k) Plan), you may vote the number of shares of common stock credited to your account as of the record date. You may vote by instructing T. Rowe Price, the trustee of our 401(k) Plan, pursuant to the voting instruction card being mailed with this proxy statement to plan participants. The trustee will vote your shares in accordance with your duly executed voting instruction card, provided that the trustee receives it by 3:00 AM, EDT, on Friday, May 11, 2018.

In the case of the 401(k) Plan, if you do not return your voting instruction card, the shares credited to your plan account will be voted by the trustee in the same proportion that it votes the shares for which it timely received voting instruction cards.

You may also revoke a previously given proxy card until 3:00 AM, EDT, on Friday, May 11, 2018, by filing with the trustee either a written notice of revocation or a properly completed and signed voting instruction card or Internet vote or telephone vote having a later date.

How will we conduct the business of our Annual Meeting?

Our bylaws govern the organization and conduct of business at our shareholder meetings. Our bylaws specify that our Board Chairman shall preside at our shareholder meetings. Our Board Chairman, Vincent J. Delie, Jr., will serve as Chairman of our Annual Meeting and call the meeting to order. As Chairman of our Annual Meeting, Board Chairman Delie will determine, at his discretion, the order of the business to be conducted at our Annual Meeting and the procedure for our Annual Meeting. Board Chairman Delie will announce the opening and closing of the polls for each matter on which our shareholders will vote at our Annual Meeting.

Who can answer my questions?

Should you have questions concerning these proxy materials or our Annual Meeting or should you wish to request additional copies of this proxy statement or proxy card, you may contact Mr. James G. Orie, our Chief Legal Officer and Corporate Secretary, at (888) 981-6000 and ask to be connected to extension 3435.

How can I avoid receiving more than one set of proxy materials in future years?

If two or more registered shareholders live in your household or if a registered shareholder maintains two or more shareholder accounts, you may have received more than one set of our proxy materials. At your request, we will “household” your proxy materials, i.e., only one annual report and one proxy statement will be delivered to your address; however, a separate proxy card will be delivered for each account. On the proxy

  4    F.N.B. Corporation

About Our Annual Meeting

card, there will be a householding election where you will indicate if you consent to receive your proxy materials in a single package per household. Please refer to the section titled, “Householding” of Proxy Materials at the end of this proxy statement.

Is my vote confidential?

We process proxy instructions, ballots and voting tabulations that identify individual shareholders in a manner that protects your voting privacy. We will not disclose your vote either within the Company or to third parties, except:

•	As necessary to meet applicable legal requirements;

•	To allow for the tabulation and certification of votes; and

•	To facilitate a successful proxy solicitation.

Occasionally, shareholders provide written comments on their proxy cards. At our discretion, we may forward your comments to our management or the Board.

Where can I find the voting results of the Annual Meeting?

We will announce the preliminary voting results at our Annual Meeting. The judges of election will tally the final voting results and we will include the final voting results in a Form 8-K, which we will file with the Securities and Exchange Commission (SEC) by May 22, 2018.

Who is paying for the cost of this proxy solicitation?

The Company is paying the costs of the solicitation of proxies. The Company has retained Laurel Hill Advisory Group, LLC to assist in obtaining proxies by mail, facsimile or email from registered holders, brokerage firms, bank nominees and other institutions for the Annual Meeting. The estimated cost of such service is $12,250 including out-of-pocket expenses. Laurel Hill Advisory Group, LLC may be contacted at 888-742-1305.

The Company will also reimburse brokerage firms and other persons representing beneficial owners of shares held in street name for their reasonable costs associated with:

•	Forwarding the Notice of our Annual Meeting to beneficial owners;

•	Forwarding printed proxy materials by mail to beneficial owners who specifically request them; and

•	Obtaining beneficial owners’ voting instructions.

In addition to soliciting proxies by mail, certain of our directors, officers and regular employees, without additional compensation, may solicit proxies on our behalf personally or by telephone, facsimile or email.

2018 Proxy Statement    5

Proposal 1. Election of Directors

PROPOSAL 1. ELECTION OF DIRECTORS

General Information Regarding Director Nominees

Our Board determines the number of directors to nominate for election each year. The F.N.B. bylaws provide that our Board shall consist of not fewer than five nor more than 25 persons, the exact number to be determined from time to time by the Board.

Acting on the recommendation of the Nominating and Corporate Governance Committee, our Board fixed the number of directors as of the Annual Meeting date at thirteen (13).

Directors

The Board, acting on the recommendation of the Nominating and Corporate Governance Committee, has nominated for election as directors the nominees identified in the table titled Current Directors and Nominees for Election at Our Annual Meeting. Each nominee is discussed in more detail in the section titled

Biographical Information Concerning Director Nominees of this proxy statement. If elected, the Company’s nominees will hold office for a one-year term until the next annual meeting of shareholders and the election and qualification of his or her successor. All of our nominees are currently directors.

Identification and Evaluation of Director Nominees

Our Nominating and Corporate Governance Committee identifies potential director nominees primarily through recommendations made by current or former Company Directors and contacts in business, civic, academic and non-profit communities. Also, our Company shareholders may propose persons to be nominated for election to our Board (see later discussions under Shareholder Proposals and Nominations for the 2019 Annual Meeting).

At least annually, in consultation with the Nominating and Corporate Governance Committee, our Board assesses the skills, qualifications and experience of our Board and decides whether to recommend an incumbent director for reelection or nominating new director candidates for election to the Board. In evaluating incumbent directors or new director candidates (including any candidates who may be recommended by a shareholder), our Nominating and Corporate Governance Committee and the Board consider each incumbent’s or new director candidate’s skills, background, experience and reputation, as compared with the particular needs of the Board with respect to specific skill sets, background, experience and knowledge, and the other relevant criteria as more fully described in our Corporate Governance Guidelines. Also, the Nominating and Corporate Governance Committee and the Board consider each incumbent director’s performance and contributions during the prior year (including the annual Board self-assessment results). Moreover, in evaluating the suitability of prospective Board candidates, our Nominating and Corporate Governance Committee and Board take into account multiple criteria, including those described in our Company bylaws and Corporate Governance Guidelines (e.g., each director candidate’s general understanding of banking, finance, regulatory compliance and other disciplines relevant to the success of a publicly traded financial services company in today’s business and financial services regulatory environment; compatibility with our culture; understanding of our business; educational and professional background; personal accomplishment; adherence to the standards set forth in our Code of Conduct; and geographic, gender, age, racial, ethnic and other diversity considerations). Please see the section titled Biographical Information Concerning Director Nominees for more information on each of our director nominees.

  6    F.N.B. Corporation

Proposal 1. Election of Directors

Process Used to Identify and Approve Our Most Recently Appointed Directors

Our Board and Nominating and Corporate Governance Committee regularly review our Board Succession Plan for the purpose of ensuring that the Board continually maintains a directorate who collectively possess an appropriate range of skills, backgrounds, and experience necessary for the Board to fulfill its oversight responsibilities for a public financial company operating in multi-state markets and subject to a comprehensive regulatory environment. Consistent with the Company’s Board succession process, Board leadership (consisting of the Chairman, CEO and Lead Director), along with our Nominating and Corporate Governance Committee, spearheaded the process of identifying qualified director candidates who would be considered appropriate replacements for Directors Martz and McCarthy, who are retiring May 16, 2018, in accordance with the F.N.B. Board retirement policy. In accordance with our proactive board succession plan, the Board established a year-long transition between the Board Chair and committee chairs facilitating a smooth transition and strengthening of our oversight. In view of Director Martz’s strong audit background and Director McCarthy’s lengthy risk management experience, the search process focused on identifying director candidates possessing considerable audit, accounting, financial, cybersecurity, and risk management skills and experience. Board leadership identified prospective director candidates through referrals from other F.N.B. directors, consultation with knowledgeable industry insiders and others with particular knowledge of persons who possess the specific experience and background consistent with F.N.B.’s identified qualifications criteria. Following a review of potential candidates and preliminary interviews, Board leadership identified Ms. Pamela A. Bena and Ms. Mary Jo Dively as the most suitable director candidates to address the Board’s needs relative to risk management, cybersecurity, financial expertise and accounting and audit experience. The Board leadership interviewed both Ms. Bena and Ms. Dively and recommended each of them for consideration by the F.N.B. Nominating and Corporate Governance Committee. The F.N.B. Nominating and Corporate Governance Committee conducted in-person interviews with Ms. Bena and Ms. Dively, commissioned full background reviews of each candidate, and evaluated each candidate under the Board qualification and composition standards described above and more fully described in the F.N.B. Corporate Governance Guidelines. On December 19, 2017, the F.N.B. Nominating and Corporate Governance Committee unanimously voted to recommend to the Board the election of Ms. Bena and Ms. Dively to the Board. On December 20, 2017, the F.N.B. and FNBPA Boards reviewed the Nominating and Corporate Governance Committee’s recommendation and unanimously voted to elect Ms. Bena and Ms. Dively to the F.N.B. and FNBPA Boards, effective January 1, 2018.

2018 Proxy Statement    7

Proposal 1. Election of Directors

Current Directors and Nominees for Election at Our Annual Meeting

Name	Age	Director Since	Independent	Committee Memberships
Pamela A. Bena*	53	2018	Yes	Audit; Risk
William B. Campbell* (Lead Director)	79	1975	Yes	Executive; Nominating and Corporate Governance
James D. Chiafullo*	60	2012	Yes	Credit Risk and CRA; Nominating and Corporate Governance (Chair)
Vincent J. Delie, Jr.* (Chairman, President and CEO)	53	2012	No	Credit Risk and CRA (Ex Officio); Executive (Chair);
Mary Jo Dively*	59	2018	Yes	Credit Risk and CRA; Risk
Stephen J. Gurgovits*	74	1981	No	Credit Risk and CRA; Executive
Robert A. Hormell*	71	2015	Yes	Compensation; Nominating and Corporate Governance
David J. Malone*	63	2005	Yes	Audit; Compensation (Chair)
D. Stephen Martz(1)	75	2008	Yes	Audit; Risk
Robert J. McCarthy, Jr.(1)	75	2012	Yes	Risk
Frank C. Mencini*	53	2016	Yes	Audit (Chair); Nominating and Corporate Governance; Risk
David L. Motley*	59	2013	Yes	Audit; Compensation; Risk
Heidi A. Nicholas*	63	2015	Yes	Audit; Risk (Chair)
John S. Stanik*	64	2013	Yes	Compensation
William J. Strimbu*	57	1995	Yes	Credit Risk and CRA (Chair); Nominating and Corporate Governance

*	Denotes director nominated by our Board for election at the May 16, 2018, F.N.B. Annual Meeting.

(1)	In accordance with the F.N.B. Board retirement policy, Directors Martz and McCarthy will each retire upon the expiration of his current director term at our 2018 Annual Meeting.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE THIRTEEN (13) NOMINEES IDENTIFIED(*) IN THE ABOVE TABLE AS OUR CANDIDATES FOR ELECTION AS DIRECTORS (PROPOSAL 1 ON THE PROXY CARD).

Each of our director nominees has consented to being named in this proxy statement and to serve if elected.

Proxies submitted to us, unless indicated to the contrary, will be voted “For” the election of Directors Bena, Campbell, Chiafullo, Delie, Dively, Gurgovits,

Hormell, Malone, Mencini, Motley, Nicholas, Stanik and Strimbu with terms expiring at our 2019 Annual Meeting and upon election and qualification of their respective successors.

  8    F.N.B. Corporation

Proposal 1. Election of Directors

Biographical Information Concerning Director Nominees

Relevant biographical information concerning each of our director nominees for election at our Annual Meeting may be found below, including a brief discussion of the specific experience, qualifications, attributes or skills that led to our Board’s conclusion regarding each director nominee’s qualifications to serve on our Board in light of our business and structure. As a result of a corporate governance and risk management initiative undertaken in 2015, which included the creation of a combined board structure, or interlocking directorate, for the Company and FNBPA, each of our director nominees also serves on the board of directors of our principal bank subsidiary, FNBPA.

PAMELA A. BENA Committees: • Audit Committee • Risk Committee	Director Since: 2018	Age: 53

Pamela A. Bena joined the Board and began her service on the Audit Committee and Risk Committee in January 2018. Ms. Bena possesses an extensive and varied audit, accounting (including a CPA license) and finance background. Ms. Bena has been the Vice President of Finance at Heeter Printing (Heeter) (printing company based in Canonsburg, Pennsylvania) since April 2017, and previously served in senior financial and accounting leadership positions with industrial and construction services companies, including as Manager of Financial Reporting at TMS International Corporation (industrial services company formerly named Tube City IMS) from October 2015 until April 2017; as Chief Financial Officer at EHS Support LLC (environmental, health and safety) from March 2015 through October 2015; and as the Senior Vice President of Finance with the large privately held construction company, American

Bridge Company, from October 1994 through December 2013. Ms. Bena also was an auditor with Deloitte & Touche, LLP and an accounting officer with PNC Bank Corp.

In addition to her high-level responsibilities with critical corporate functions, including financial reporting, treasury management, regulatory compliance, accounting and audit, Ms. Bena has also played a key role in the risk management responsibilities of these companies. Moreover, the companies in which Ms. Bena has served in a senior-level capacity are engaged in a broad array of industries including printing, industrial, environmental, health and safety, commercial construction, banking, and accounting/auditing. Ms. Bena possesses a Masters of Business Administration degree (summa cum laude) from Duquesne University.

Qualifications and Skills

Ms. Bena’s substantial and varied background, experience, and skills relative to audit, finance, accounting, regulatory compliance, and risk management make her an ideal addition to the Board and its Audit and Risk Committees. Her broad-based experience and thorough understanding of audit/accounting principles, risk management decision-making, regulatory compliance considerations, and preparation of accurate financial statements provides Ms. Bena the necessary tools to effectively contribute to the Board and Audit and Risk Committees.

2018 Proxy Statement    9

Proposal 1. Election of Directors

WILLIAM B. CAMPBELL Independent Lead Director Committees: • Executive • Nominating and Corporate Governance	Director Since: 1975	Age: 79

William B. Campbell is our independent Lead Director. Mr. Campbell has devoted more than 45 years of service to our Board during which time the Corporation has grown in asset size from $128 million to over $31 billion today. Mr. Campbell served as Chairman of our Board from 2009 until January 2012 and has been a director of F.N.B. since it commenced operations in 1975. Mr. Campbell was Chair of our Nominating and Corporate Governance Committee from 1999 until December 2017, and continues to serve on our Nominating and Corporate Governance Committee and Executive Committee. Mr. Campbell chaired the F.N.B. Succession Committee during the Company’s CEO succession planning in 2006 and 2007. Mr. Campbell was a director of FNBPA from 1973 until 2012, and was formerly Chair of FNBPA’s Building Committee and a member of FNBPA’s Executive and Loan Committees. Mr. Campbell served on the boards of Southwest Banks, Inc. (Southwest), a bank holding company in Naples, Florida, and its subsidiary, First National Bank of Naples, from 1997 to 2003, and served on Southwest’s Executive Committee. Most recently, in 2017, Mr. Campbell was formally recognized by the National Association of Corporate Directors — Three Rivers Chapter

(NACD) for his “Leadership in Public Company Governance.” This recognition by the NACD is particularly significant since it is intended to identify “independent directors of corporate boards who made courageous and/or valuable contributions to boards on which they serve.” Mr. Campbell’s successful professional career included his ownership of Shenango Steel Erectors, Inc., a commercial building construction company, and as a partner in Campbell-Kirila Realty, which developed and leased commercial property. After more than 30 years of developing high-level executive experience in the manufacturing, steel, commercial development and construction industries, including many Fortune 500 company clients, Mr. Campbell retired in 1992. During his career, Mr. Campbell also served in leadership capacities with a number of regional and national trade associations representing the steel, construction and manufacturing industries. Mr. Campbell served 14 years as director of the Shenango Valley Industrial Development Authority in Sharon, Pennsylvania, and served on the Board of Trustees of Westminster College located in New Wilmington, Pennsylvania.

Qualifications and Skills

Mr. Campbell’s background, including his understanding of, and unique perspective on, the various challenges that the financial services industry has confronted during his Board tenure, provides him with the decision-making experience, knowledge of best corporate practices and understanding of Board responsibilities to help him, as our independent Lead Director, assist the Board to act as a cohesive and effective deliberative body. Mr. Campbell’s work experience in the steel, construction and manufacturing industries, his extensive experience in commercial real estate development, and his lengthy experience on our Board, qualify him to serve as a member of our Board, its Nominating and Corporate Governance Committee, and Executive Committee.

  10    F.N.B. Corporation

Proposal 1. Election of Directors

JAMES D. CHIAFULLO Committees: • Credit Risk and CRA • Nominating and Corporate Governance (Chair)	Director Since: 2012	Age: 60

James D. Chiafullo joined our Board in October 2012 and became the Chair of our Nominating and Corporate Governance Committee, effective December 2017. He is also a member of the FNBPA Credit Risk and CRA (Community Reinvestment Act) Committee. Mr. Chiafullo is a shareholder/director with the Cohen & Grigsby, P.C. law firm in Pittsburgh, Pennsylvania. Mr. Chiafullo is a member of the firm’s Business Group and chairs its Commercial Finance Group. Earlier in his tenure with Cohen & Grigsby, Mr. Chiafullo served for three years as the firm’s Vice President-Technology during which time he was principally responsible for the development and implementation of the firm’s technology services, business continuity plans and cybersecurity protective measures. In this role, Mr. Chiafullo had oversight of the development and implementation of fully redundant servers in a hardened site outside of the firm’s principal office location. Mr. Chiafullo led a team of 12 IT specialists who regularly conducted specialized testing and retesting for vulnerability from outside incursions. In addition to leading his firm’s technology and cybersecurity efforts, Mr. Chiafullo worked with law enforcement agencies and security specialists in connection with his firm’s representation of major U.S. retailers who have experienced significant data breaches, and regularly advises corporate clients on matters related to data privacy and cybersecurity threats. Prior to joining the Cohen & Grigsby law firm, Mr. Chiafullo was a partner for over ten years with the Thorp Reed & Armstrong, LLP law firm in Pittsburgh (now known as Clark Hill PLC), and was in-house counsel with Gulf Oil Corporation in Houston, Texas. The focus of Mr. Chiafullo’s law practice is finance, corporate governance, general corporate, securities, commercial and real estate law, shareholder disputes, lender liability, mergers and acquisitions, Sarbanes-Oxley compliance, and regulatory requirements that apply to publicly traded companies. Mr. Chiafullo’s clients operate in a variety of industries, including financial institutions, general contractors, real estate developers, physicians, manufacturers, specialty contractors, television stations, geotechnical engineers, franchisors and franchisees.

Since 2004, Mr. Chiafullo has received recognition numerous times from The Best Lawyers in America publication for his accomplishments in corporate law and mergers and acquisitions. Moreover, in 2013, Mr. Chiafullo was selected as a “leader in law” practitioner in the area of commercial finance by the prestigious Chambers USA which uses a rigorously independent methodology to identify the best lawyers in the United States by practice area. Mr. Chiafullo frequently lectures and publishes articles on various current issues concerning corporate, finance and franchise law.

Mr. Chiafullo is a member of the Board of the National Association of Corporate Directors (NACD) Three Rivers Chapter and served as its Chair from 2008 to June 2015. He has served on the Board of Directors of the Epilepsy Foundation of Western/Central Pennsylvania since 1998 and is the chair of its governance and nominating committee. Mr. Chiafullo is active with The Pittsburgh Foundation as Director of the Chiafullo Family Fund, with the Verland Foundation as counsel, and through committee service work and fundraising activities, as well as in service leadership roles with various other social and non-profit organizations related to his profession and his community.

Qualifications and Skills

The breadth of Mr. Chiafullo’s corporate and transactional legal experience along with his particular focus in the areas of corporate governance, regulatory compliance and finance provide him the necessary background to assist the F.N.B. Board with the myriad of challenges faced by publicly traded financial services companies in today’s economic and regulatory environment. With his extensive hands-on experience working with sophisticated technology systems and his legal work involving a major U.S. retailer in connection with cybersecurity threats and breaches, Mr. Chiafullo possesses the requisite background to offer the Board insight into these critical issues facing the industry. Mr. Chiafullo’s extensive corporate governance legal expertise provides the Board and its Nominating and Corporate Governance Committee, and Credit Risk and CRA Committee, with the essential experience and background to help it to properly evaluate the governance, business, financial, regulatory and risk issues that the Corporation confronts on a regular basis.

2018 Proxy Statement    11

Proposal 1. Election of Directors

VINCENT J. DELIE, JR. Chairman Committees: • Credit Risk and CRA (Ex Officio) • Executive (Chair)	Director Since: 2012	Age: 53

Vincent J. Delie, Jr. is our Board Chairman, President, and CEO. Mr. Delie joined F.N.B. in 2005 as President and CEO of the Company’s Pittsburgh Region. Beginning in 2008, he was promoted into a number of key executive leadership roles, including Chief Revenue Officer; President of the Banking Group, where he was largely responsible for all revenue-producing lines of business including commercial banking, consumer banking and wealth management; and President and CEO of FNBPA. In 2011, Mr. Delie was additionally named President of F.N.B. Corporation and in 2012, he became CEO and elected to the Board of Directors. Mr. Delie serves as Chairman of our Board, Chair of our Executive Committee, and as ex officio of the Credit Risk and CRA Committee.

Under Mr. Delie’s leadership as CEO, the Company has experienced significant growth, nearly tripling its market capitalization while maintaining strong revenue growth and profitability. Despite the difficult economic environment, this was accomplished in large part through the execution of a unique business model centered on organic growth, strategic acquisitions, and strong risk management. In its largest market, the Pittsburgh metropolitan statistical area, F.N.B. has grown to a number three retail deposit market share position and a leading market share position in Small Business and Middle Market Banking. Today F.N.B. is the second largest bank based in the city of Pittsburgh by total assets.

An industry-leading expert on mergers and acquisitions, Mr. Delie has played a significant role in the completion and seamless integration of the last 15 bank acquisitions by F.N.B. Under Mr. Delie’s leadership as CEO, F.N.B. has expanded into five new major metropolitan markets, including the Washington, D.C., MSA, and has completed eight acquisitions. F.N.B. maintains a significant retail deposit market share position in Pittsburgh, Pennsylvania; Baltimore,

Maryland; Cleveland, Ohio; and Charlotte, Raleigh-Durham, and the Piedmont Triad in North Carolina.

Mr. Delie has more than 30 years of extensive experience in the financial services industry, which includes executive roles at National City Bank, in addition to capital markets and investment banking positions held at several prominent financial institutions. Mr. Delie earned a degree in Business Administration and Finance from the Pennsylvania State University’s Smeal College of Business.

Active in the community and the financial services industry, he currently serves as a member of the Board of Directors of the United Way of Allegheny County, the Allegheny Conference on Community Development and Team Pennsylvania. Mr. Delie is also involved in a number of trade associations including the Pennsylvania, Maryland, and West Virginia Bankers Associations and the American Bankers Association.

Mr. Delie has received a number of honors, including the Society of Industrial and Office Realtors® Industrialist of the Year Award in 2016 in recognition of his contributions to economic, cultural and civic development in Western Pennsylvania. He also received the prominent Adam Smith Distinguished Leadership Award in 2015 from EconomicsPennsylvania. Under Mr. Delie’s leadership, F.N.B. has been a recipient of Greenwich Associates Excellence in Banking Awards for seven consecutive years, receiving ten national and regional awards in 2016 for client satisfaction in Middle Market and Small Business Banking. Also, under Mr. Delie’s leadership, F.N.B. has been honored as a leading workplace a total of 18 times based on employee feedback, and in 2016 he was individually recognized for leadership in the large company category by the Pittsburgh Post-Gazette Top Workplaces. Mr. Delie has also made multiple appearances on Pennsylvania Business Central’s ranking of the Top 100 People in Central Pennsylvania.

Qualifications and Skills

Mr. Delie has more than 30 years’ experience in the financial services industry, including various executive roles with F.N.B. and other prominent financial institutions. During his leadership tenure with F.N.B., including serving as the Company’s CEO since 2012, F.N.B. has grown from $8.36 billion in assets (2008) to now approaching $32 billion. During this time, F.N.B. has experienced significant expansion in terms of scale, geographic market, complexity of operations and the scope of its available products and services. In addition, Mr. Delie has built a strong risk management foundation which will enable F.N.B. to continue on its trajectory to remain one of the leading financial services companies in the United States. Mr. Delie’s significant accomplishments, experience, knowledge and leadership make him uniquely qualified to serve on our Board.

  12    F.N.B. Corporation

Proposal 1. Election of Directors

MARY JO DIVELY Committees: • Credit Risk and CRA • Risk	Director Since: 2018	Age: 59

Mary Jo Dively joined our Board and began her service on the Risk Committee and Credit Risk and CRA Committee in January 2018. Ms. Dively is Vice President and General Counsel of Carnegie Mellon University (CMU) since 2002. CMU is a top 25 global research university recognized worldwide for its interdisciplinary research and education in technology, the humanities, and the arts. Ms. Dively’s responsibilities at CMU encompass oversight of the local, national, and international legal affairs of the university, and management responsibility over the university’s Security, Risk Management, and Government Relations Offices. Ms. Dively plays an integral role as a member of CMU’s senior management team, including serving as one of the key strategic advisors to the university President and CMU Board of Trustees. Ms. Dively’s accomplishments as CMU’s General Counsel are significant and include the development of legal structures which house the university’s world-class cybersecurity assets and protocols, aggressive measures to protect and secure CMU’s critical technologies, innovations, patents and valuable intellectual property rights, and the global expansion of the CMU campus.

Prior to joining CMU, Ms. Dively was in private law practice for 19 years including partnership at Klett Rooney Lieber and Schorling (Pittsburgh, PA) and the international law firm, Reed Smith, where she developed a well-recognized reputation for business and corporate law, and was at the forefront of leading legal developments in the digital age through her leadership of the Reed Smith global Technology, Media, and Communications Group. Ms. Dively’s representation included assisting a number of large and emerging technology companies, including Microsoft, Reed Elsevier and America Online, as well as many companies in other industries, navigating the myriad of challenges of adapting business models to digital technology and managing through the resulting novel legal issues arising from new digital technologies. Ms. Dively has been a frequent advisor to

Congress, state governors and legislatures around the country on e-commerce issues and the development of legal standards in the continually evolving digital technology. Among her valued achievements is the recognition Ms. Dively received in being named in the “Best Lawyers in America” under the Cyber Law Category.

In addition to her extensive professional achievements, Ms. Dively has devoted her considerable skills to promoting and assisting various civic and charitable endeavors. Ms. Dively brings her legal and nonprofit governance expertise to bear in favor of a number of nonprofit institutions, both as a member and as a volunteer. She is a current member and past Chair (for 14 years) of the Board of Trustees of Children’s Hospital of Pittsburgh, and is a current member of the Board of Visitors of the UPMC Health System. During her tenure as Chair of the Board of Trustees of Children’s Hospital of Pittsburgh, Ms. Dively led the negotiations to merge the hospital into the University of Pittsburgh Medical Center and oversaw the development of a new $800 million hospital and research complex for Children’s Hospital. She was a 14-year member of the Board of Trustees of UPMC, where she served on the Executive Committee for 12 years, co-chaired the Information Technology (IT) Committee which oversaw the development of that entity’s IT strategic plan and associated IT spend, and served on the Governance Committee. She is a current member and past Chair of the Board of Shady Side Academy, and she serves on the Board of the Pittsburgh Theological Seminary. She also has served local government in a variety of initiatives, including being appointed to and serving on the Pittsburgh/Allegheny Joint City/County Task Force on the Integration of City and County Information Systems. Ms. Dively has authored numerous articles on novel and emerging business technology legal issues.

Qualifications and Skills

Ms. Dively’s extensive and substantial legal background and experience, especially with respect to such contemporary risk management issues, business technology, cybersecurity, and the higher education regulatory environment, make her particularly suited to assist F.N.B. and its Board and Risk Committee in its oversight responsibilities of these critical matters. Ms. Dively will also help the Board, our Risk Committee and the FNBPA Credit Risk and CRA Committee remain diligent and proactive with evolving technology and cybersecurity issues confronting the financial services industry.

2018 Proxy Statement    13

Proposal 1. Election of Directors

STEPHEN J. GURGOVITS Committees: • Credit Risk and CRA • Executive	Director Since: 1981	Age: 74

Stephen J. Gurgovits served as Chairman of our Board from January 2012 until December 2017, and has been a director on our Board since 1981. Mr. Gurgovits served as our CEO in every year from 2004 until January 2012, and is a member of our Executive Committee and the FNBPA Credit Risk and CRA Committee. Throughout his lengthy tenure with the Company, Mr. Gurgovits has served the Company and FNBPA in various retail, commercial banking, and executive capacities. Under Mr. Gurgovits’ leadership as CEO, the Company grew from approximately $4 billion in asset size in 2004 to $11.6 billion by the time he retired as CEO in 2012. In view of Mr. Gurgovits’ extensive knowledge of, and experience with the Company and FNBPA, he has served as an important “sounding board” for senior management and provided a valuable perspective in connection with our acquisition and growth strategies. From 2013 until August 2014, Mr. Gurgovits served on the Board of Directors of Hampton Roads Bankshares, Norfolk, Virginia (publicly-held bank holding company), and served as a member of its Compensation Committee and the Nominating and Governance Committee. Mr. Gurgovits joined the Board of BP Express (intermodal trucking company) in 2017. Mr. Gurgovits also serves on the Board of Directors and as a member of the Compensation Committee of the Joy Cone Company.

Mr. Gurgovits authored a well-recognized lending primer, “Financing Small Business.” Mr. Gurgovits’ leadership experience includes his service as the chair of the Pennsylvania Bankers Association (PBA) from 2003 to 2004, a director of the American Bankers Association (ABA) from 2005 through 2008, and a member of the American Bankers Council. In leading the PBA and ABA, Mr. Gurgovits gained valuable experience working with large financial institutions and community banks, along with national and state policymakers, legislators, and regulators, for the purpose of vigorously advocating that financial regulations serve the competitive interests of banks and other financial institutions and their customers. Mr. Gurgovits’ leadership positions with the PBA and the ABA are indicative of his reputation in the financial industry. This experience, coupled with his Board and executive leadership experience with F.N.B., make him an integral component of our Board. Mr. Gurgovits completed the Graduate School of Banking at the University of Wisconsin. In addition, Mr. Gurgovits is a recognized leader in regional economic development and currently serves or previously served on the boards of various educational, developmental and health care organizations, including Penn-Northwest Development Corporation, Sharon Industrial Development Authority, and as a director on the Boards of the Christian Buhl Legacy Trust and the Community Foundation of Western Pennsylvania and Eastern Ohio. Mr. Gurgovits previously served as President of the F.H. Buhl Trustees, a community-centered non-profit organization offering recreational, social, fitness and educational programs for families in Mercer County, Pennsylvania. Mr. Gurgovits is a member of the Board of Trustees of the Youngstown State University Foundation, which is dedicated to promoting the university’s endowment and supporting its educational mission, and also serves as a member of its Investment Committee.

Qualifications and Skills

Mr. Gurgovits’ lengthy and significant experience with F.N.B. and its affiliates for more than five decades, including his operational, financial, executive and industry leadership roles, qualify him as a member of our Board, Executive Committee and the FNBPA Credit Risk and CRA Committee.

  14    F.N.B. Corporation

Proposal 1. Election of Directors

ROBERT A. HORMELL Committees: • Compensation • Nominating and Corporate Governance	Director Since: 2015	Age: 71

Robert A. Hormell joined the Corporation’s Board in January 2015 and previously served on the FNBPA Board from 2008 through October 2014. Mr. Hormell serves as a member of our Nominating and Corporate Governance Committee and Compensation Committee. Mr. Hormell possesses over 35 years of experience in regional, economic and community development, having worked from 1973 to 2006 with the Susquehanna Economic Development Association (SEDA)-Council of Governments, a large public development organization which serves 11 counties in central Pennsylvania having an aggregate population of close to one million people. The focus of Mr. Hormell’s work with the SEDA-Council of Governments included promoting and assisting the development of comprehensive initiatives designed to create jobs, promote small businesses, enhance public transportation, and procure financing for large public infrastructure and regional projects, including water, sewer, rail lines and industrial parks. During his tenure with the SEDA-Council of Governments, Mr. Hormell developed an extensive and significant network of governmental, municipal, business, community and civic contacts and established relationships with various communities and government leaders across the Commonwealth of Pennsylvania. Mr. Hormell authored a significant report titled, “New Frontiers for Pennsylvania’s Heartland,” which has contributed to community and governmental policy-related discussions regarding Pennsylvania’s aging infrastructure. In addition, Mr. Hormell has extensive experience on boards of directors of financial institutions, having served as a director of Omega Financial Corporation, a publicly-held bank holding company based in State College, Pennsylvania, and its principal subsidiary Omega Bank (2004-2008; acquired by F.N.B. in 2008), where he was a member of the Executive, Compensation and Loan Committees of the holding company, and as a director of Sun Bancorp, Inc., a publicly-held bank holding company based in Sunbury, Pennsylvania (1994-2004), where he also served as Chair of the Board of Directors and on the company’s Executive and Compensation Committees.

From 2003 to 2016, Mr. Hormell was a member of the Board of Trustees of Presbyterian Senior Living (PSL), a large multi-faceted senior care organization with facilities serving 4,100 individuals across three states. He served as the PSL Board Chair from 2010 to 2011. He currently serves as chair of the PSL Services Corporation Board and as a member of the PSL Investment Board. Additionally, Mr. Hormell served on the National Policy Congress for Leading Age, a national advocate for improved senior care. Mr. Hormell’s vital contributions to local communities include his past service with the Delaware Township Planning Commission, Union-Snyder Agency of Aging, Inc., the Lycoming County Health Improvement Coalition, Pennsylvania Rural Development Council Board of Directors and Executive Committee, Milton Area YMCA Board, and the Central Pennsylvania Health Systems Agency Board.

Qualifications and Skills

Mr. Hormell offers the Corporation a unique background, which includes not only previous financial institution board service and community and governmental advisory experience, but also his cultivation of numerous and varied governmental, community and civic contacts. In addition, Mr. Hormell serves as an advocate on issues related to senior housing and medical care, and has a fundamental understanding of challenges attendant to economic and regional development within Pennsylvania. Mr. Hormell’s background positions him to make significant contributions to the continued success of F.N.B., particularly within the central Pennsylvania communities in which the Corporation’s principal subsidiary, FNBPA, operates. Mr. Hormell’s extensive knowledge and leadership experience qualifies him for service on our Board, our Nominating and Corporate Governance Committee and Compensation Committee.

2018 Proxy Statement    15

Proposal 1. Election of Directors

DAVID J. MALONE Committees: • Audit • Compensation (Chair)	Director Since: 2005	Age: 63

David J. Malone has been a director on our Board since 2005, is Chair of our Compensation Committee and is a member of our Audit Committee. Mr. Malone previously served on the Company’s Executive Committee from 2013 through 2017. Mr. Malone is the President and CEO of Gateway Financial Group, Inc. (Gateway Financial), a financial services firm located in Pittsburgh, Pennsylvania, that specializes in administering and designing insurance portfolios for high net worth persons and businesses. Prior to Mr. Malone’s appointment as President and CEO of Gateway Financial in 2005, he served as that company’s Chief Financial Officer from January 1, 1994, to December 31, 2004. Mr. Malone’s many years of executive leadership and financial experience with Gateway Financial provide him with substantial experience in analyzing and performing financial strategic planning, which, in turn, enhances his value to our Board and our Audit and Compensation Committees. Mr. Malone currently is a member of the board of directors of Highmark, Inc. (health insurer) and previously served on its Compensation and Audit Committees. Mr. Malone also previously served on the boards of directors of Pennsylvania Capital Management, Inc., and NSD Bancorp, Inc. (publicly held bank holding company based in Pittsburgh, Pennsylvania; acquired by F.N.B. in 2005), including the Audit and Executive Committees of the board of NSD Bancorp. In addition, during his career, Mr. Malone has been extensively involved in civic, academic, healthcare, cultural and community organizations whose principal mission is to improve business, medical care, educational and cultural opportunities in Western Pennsylvania.

Qualifications and Skills

Mr. Malone’s experience in the financial sector and his prior board experience, along with his demonstrated community involvement, qualify him for our Board, specifically for our Audit Committee, and to lead our Compensation Committee.

  16    F.N.B. Corporation

Proposal 1. Election of Directors

FRANK C. MENCINI Committees: • Audit (Chair) • Nominating and Corporate Governance • Risk	Director Since: 2016	Age: 53

Frank C. Mencini joined our Board in January 2016. Mr. Mencini is Chair of our Audit Committee, effective December 2017, and is a member of our Risk Committee and Nominating and Corporate Governance Committee. Mr. Mencini, a CPA by background (since 1988), is a strategic business consultant and has more than 30 years of leadership experience in accounting, finance, and business. Mr. Mencini now leads Mencini Healthcare Associates, from which he provides strategic consulting and advisory services to clients across the country. Mr. Mencini began his career in 1988 in Arthur Andersen’s Washington, D.C., office and gained valuable accounting, audit, transaction, and financial advisory experience, including extensive work with many publicly traded companies. Following his graduation from Harvard Business School, he returned to Arthur Andersen and helped initiate the firm’s Mid-Atlantic Strategy and Operational Consulting Practice, focused principally on the financial services and healthcare industries. He was then instrumental in helping to structure and initiate industry-focused practices within Arthur Andersen, with primary involvement in the financial services and healthcare industries. He gained a rapid promotion to Partner, and served as the Partner-in-Charge of Arthur Andersen’s Mid-Atlantic Healthcare Consulting Practice, with responsibility for leading more than 300 professionals and serving many of the firm’s top clients. Following his tenure at Arthur Andersen, he served as a key member of the leadership team of Patient Financial Services, Inc. (July 2002 - July 2012), a healthcare revenue cycle and financial services outsourcing and technology company. His principal responsibilities included business development and margin growth, client service and relationship management, and strategic partnerships. Mr. Mencini was instrumental in collaborating with operations, technology, finance, and company leadership in developing successful strategies to diversify and expand the client base and the company’s service offerings, streamline the business model, and promote enhanced profitability. Following the 2012 sale of Patient Financial Services, Inc. to private equity backed Optimum Outcomes, Inc., Mr. Mencini honored a two-year retention commitment and assisted with the eventual recapitalization and subsequent merger of the successor company with Adreima, Inc., which was also a private equity portfolio company.

Mr. Mencini is active in the Washington, D.C., metro area with several non-profit boards and committees. He is an active volunteer with Inova Health System ($3 billion non-profit healthcare system), Team Ashburn Synchronized Skating (Washington Figure Skating Club), United Way, Special Olympics, and the Loudoun County Public Schools. Mr. Mencini earned his Bachelor of Science Degree in Accounting and Finance from The Pennsylvania State University, and his Master of Business Administration Degree from Harvard Business School.

Qualifications and Skills

As an experienced CPA with extensive audit, regulatory compliance, and business consulting experience, coupled with significant experience growing and leading an entrepreneurial business enterprise, including developing strategies to grow customers and profits, Mr. Mencini is uniquely qualified to serve on our Board and, specifically, to serve as a vital resource for our Audit Committee, Nominating and Corporate Governance Committee and Risk Committee. His deep and varied public accounting experience and his background in internal controls and regulatory compliance matters are extremely valuable to F.N.B. as the company becomes increasingly complex. Likewise, Mr. Mencini’s in-depth experience with providing direction to heavily-regulated financial services and healthcare firms relative to assessing data security risks and developing effective response and remediation plans, enable him to offer our Board knowledgeable and strategic insight regarding the dynamic and ever-increasing focus on the cybersecurity environment. His long career and many business contacts and relationships in the Mid-Atlantic market (including Baltimore, Maryland, one of F.N.B.’s important growth markets), also are of great value to the Company. Additionally, Mr. Mencini’s strategic advisory perspective, along with his extensive experience advising businesses on operational, technological, financial, and client development matters, provides him with practical experience to assist with many of the broader challenges currently confronting the industry. Mr. Mencini is a key resource for F.N.B. in overseeing and providing counsel on critical risk management, audit, and Board governance matters.

2018 Proxy Statement    17

Proposal 1. Election of Directors

DAVID L. MOTLEY Committees: • Audit • Compensation • Risk	Director Since: 2013	Age: 59

David L. Motley joined our Board in August 2013 and is a member of our Audit Committee, Compensation Committee and Risk Committee. Mr. Motley is currently a General Partner with BlueTree Venture Fund, a venture fund based in Pittsburgh, Pennsylvania, focused on early-stage life science and IT-related opportunities at the Series B stage of funding.

Mr. Motley is also a General Partner with DLM-WCM, LLC, a real estate development company focused on Pittsburgh’s urban infill opportunities. During Mr. Motley’s 31-year corporate career, he has held positions of progressive responsibility, including most recently the role of Senior Managing Director of the Life Sciences Practice of Headwaters SC (HWSC) headquartered in Sewickley, Pennsylvania, a position he held from 2011 until July of 2017 when HWSC was acquired by Ernst and Young. In 2009, Mr. Motley served as Vice President and General Manager at Covidien, Inc. (a medical device company acquired by Medtronic), where his principal responsibilities were franchise management, portfolio management and strategy for its $2 billion portfolio of surgical products. Prior to that. Mr. Motley served as Vice President and General Manager at Respironics, Inc. (medical device company acquired by Philips), from 2006 through 2008, securing white space opportunities via acquisitions, equity/convertible debt investments and licensing. During his tenure with Respironics, Mr. Motley was Director, Corporate Strategic Planning, leading the strategic planning process for all of Respironics’ businesses and, during that time, the company grew from $800 million to

$1.4 billion prior to its acquisition by Philips in 2008. Prior to 2006, Mr. Motley held various executive and management positions with large multinational corporations. Mr. Motley was the recipient of the University of Pittsburgh Swanson Engineering School 2016 Distinguished Alumni Award.

Mr. Motley has been instrumental in promoting corporate diversity efforts in the United States including spearheading the development of the African American Directors Forum (AADF). The AADF includes prominent United States government and public company participants from across the United States with the goal of promoting the common objective of increasing the level of diversity on public company boards, particularly with regard to African Americans. The Company was the lead sponsor and principal underwriter of the AADF’s inaugural event.

In addition, Mr. Motley has significant experience serving as a director on various non-profit, charitable foundations and educational organizations, including: Vice Chair, Strategy Committee for Heritage Valley Health Systems, a $400 million community hospital system based in Sewickley, Pennsylvania; University of Pittsburgh Coulter Foundation Oversight Committee, Commercialization Initiative; University of Pittsburgh Swanson School of Engineering; Manchester Craftsmen’s Guild (Pittsburgh-based community organization); and the National Center for Arts and Technology (Pittsburgh-based arts and science organization).

Qualifications and Skills

With over three decades of working and consulting with corporate and business leaders regarding strategic development, implementation, and executive counseling for more than 40 businesses in the United States across multiple industry sectors, Mr. Motley offers a unique perspective for the Corporation’s strategic planning processes and executive leadership development. Moreover, since the previous ten years of Mr. Motley’s career have been spent in the heavily regulated life sciences sector, he is specially positioned to be sensitive to the heightened financial services regulatory environment that F.N.B. must navigate in order to succeed. Mr. Motley’s background and experience enables him to make significant contributions to our Board and the Audit, Compensation, and Risk Committees.

  18    F.N.B. Corporation

Proposal 1. Election of Directors

HEIDI A. NICHOLAS Committees: • Audit • Risk (Chair)	Director Since: 2015	Age: 63

Heidi A. Nicholas joined our Board in January 2015 and previously served on the FNBPA Board from 2012 through October 2014. Ms. Nicholas serves as Chair of our Risk Committee, effective December 2017, and is a member of our Audit Committee. Ms. Nicholas is a Principal (since 2001) in Nicholas Enterprises, a State College, Pennsylvania, firm that engages in the development and management of commercial and multi-tenant residential real estate in Central Pennsylvania. Ms. Nicholas began her business career in the Financial Institutions Group at Dean Witter Reynolds and has also held positions at Cargill, Inc., Houlihan Lokey, Howard & Zukin, and Pacific Telesis Group, where she was Executive Director of Corporate Development. Her responsibilities involved structuring and negotiating mergers, acquisitions and divestitures, investor relations, communications with institutional investors, oversight of finance and accounting operations, coordinating transactional activities, financial advisory and valuation analysis, and the development and structuring of complex transactions. Ms. Nicholas’ broad and extensive financial and residential real estate experience offers the Company a valuable perspective and a solid foundation to advise and assist our Board and management with respect to the valuation of mergers and acquisitions, shareholder relations, the commercial and residential real estate industry, and critical finance and accounting considerations. Also, Ms. Nicholas has been involved in various civic and community organizations in the State College, Pennsylvania area, including Board positions with the Girl Scouts in the Heart of PA and the Centre County Community Foundation, where she previously served as Chair, and Chair of the Finance and Audit Committees.

Qualifications and Skills

We believe that Ms. Nicholas’ experience in the commercial and multi-family residential real estate industry, and her significant and comprehensive finance and complex transaction experience and skills, make her an important contributor to our Board and enable her to be a strong contributor and provide significant insight to the Audit Committee and as Chair of the Risk Committee.

2018 Proxy Statement    19

Proposal 1. Election of Directors

JOHN S. STANIK Committees: • Compensation	Director Since: 2013	Age: 64

John S. Stanik joined our Board in January 2013 and serves as a member of our Compensation Committee. Also, since January 1, 2015, Mr. Stanik has served on the board and as CEO of Ampco-Pittsburgh Corporation, a publicly-held international company, which specializes in manufacturing forged and cast rolls for the metals industry and other specialty industrial equipment for its customers. From February 2003 until 2012, Mr. Stanik was the CEO and a director, including four years as Board Chair of Calgon Carbon Corporation, a publicly-held international company, with multiple manufacturing and sales offices throughout the world and over 1,000 employees, headquartered in Pittsburgh, Pennsylvania. During his 23-year tenure with Calgon Carbon Corporation, Mr. Stanik served as CEO and in various senior-level executive and managerial roles and developed extensive business leadership experience and core competencies which enable him to make significant contributions to the Corporation’s Board, especially in the areas of organizational leadership, investor and analyst relations, risk management, corporate strategy development and deployment, succession planning and mergers and acquisitions. Additionally, since 2011, Mr. Stanik has served as a director on the management board of the Engineered & Materials Division of J. M. Huber Corporation (manufacturing), one of the largest privately-held companies in the United States, with operations in more than 20 countries.

Mr. Stanik is actively engaged in the Greater Pittsburgh American Heart Association. Mr. Stanik was also selected by Ernst and Young LLP as a national judge for its 2012 Entrepreneur of the Year program.

Qualifications and Skills

Mr. Stanik’s extensive CEO, senior-level executive and board experience with large public companies enables him to offer the Corporation and its Board a unique combination of leadership, strategic and business planning and risk management skills. Moreover, Mr. Stanik’s prior experience as a public-company CEO and director adds further benefit to the Board and its Compensation Committee in view of his extensive experience with investors, risk management, executive compensation, and his full understanding of strategic considerations attendant to the Corporation’s expanding business growth opportunities and investment thesis.

  20    F.N.B. Corporation

Proposal 1. Election of Directors

WILLIAM J. STRIMBU Committees: • Credit Risk and CRA (Chair) • Nominating and Corporate Governance	Director Since: 1995	Age: 57

William J. Strimbu has been a member of our Board since 1995 and serves as Chair of the FNBPA Credit Risk and CRA Committee and as a member of our Nominating and Corporate Governance Committee. Mr. Strimbu previously served on the FNBPA Executive Committee from 2009 through 2016, and the Company’s Executive Committee from 2014 through October 2017. Mr. Strimbu is President of Nick Strimbu, Inc., a trucking company with common carrier authority. Mr. Strimbu’s responsibilities with Nick Strimbu, Inc. include strategic, financial and business planning and negotiations with customers, vendors and the Teamsters Union. He manages and responds to a myriad of financial and operational challenges faced by a company in a highly-competitive and rapidly changing industry. He also manages a real estate holding company. Mr. Strimbu has been a member of the board of directors of a regional community foundation since 1994 and is its Vice President. He has assisted the foundation’s management in growing the endowment of approximately 400 individual funds and $100 million in assets. From 1997 to 2014, Mr. Strimbu was a director and served on the Audit Committee of the Board for Sharon Regional Health System, a regional health care facility that employed more than 1,800 professionals. Mr. Strimbu also served as Board Chair for Sharon Regional Health

System from 2013 until its sale in 2014. Mr. Strimbu was instrumental in negotiating the transaction to sell the Health System at a favorable price for his community. He now serves on the Christian H. Buhl Legacy Trust, which was formed to wind-down the operations and protect the proceeds from the sale of the institution. Mr. Strimbu is a trustee of Teamsters #261 and Employer’s Welfare Fund, an entity which provides healthcare benefits for approximately 50 companies that insure more than 5,000 lives. He also served as Board Chair of the “Voyager” Offshore Captive Insurance Group advisory board from 2013 through 2015, and remains a board member. The captive is a group consisting of approximately 50 trucking companies located throughout the United States. The group is underwritten by National Interstate Insurance Company, one of the largest truck and bus insurance companies in the country. Mr. Strimbu is also involved in numerous charitable organizations as well as various regional and national trade groups in the trucking industry. Mr. Strimbu’s executive and leadership experience in regional transportation, healthcare and philanthropic entities provide him a valuable perspective from which to contribute to our Board.

Qualifications and Skills

We believe that Mr. Strimbu’s executive, operational, economic development, philanthropic and financial experience qualifies him to serve as a member of our Board, as Chair of the FNBPA Credit Risk and CRA Committee, and as a member of our Nominating and Corporate Governance Committee.

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Proposal 1. Election of Directors

Security Ownership of Directors and Executive Officers

The following table sets forth certain information as of the March 7, 2018, record date with respect to beneficial ownership of our common stock by: (i) each director and nominee; (ii) each currently employed Named Executive Officer (NEO) listed in the table entitled 2018 Summary Compensation Table under the section of this proxy statement entitled Executive Compensation and Other Proxy Disclosure; and (iii) all directors and executive officers as a group. As of the record date, we had 323,627,694 shares of common stock issued and outstanding. Unless otherwise indicated, all persons named as beneficial owners of the Company’s common stock have sole voting power and sole investment power with respect to the shares indicated as beneficially owned.†

Name of Beneficial Owner	Shares Beneficially Owned		Percentage Owned
Pamela A. Bena	4,050		*
William B. Campbell	83,142	(1)	*
James D. Chiafullo	47,237	(2)	*
Vincent J. Delie, Jr.#	278,262		*
Mary Jo Dively	2,200		*
Stephen J. Gurgovits	305,468	(3)	*
Robert A. Hormell	65,619		*
David J. Malone	79,746		*
D. Stephen Martz	140,902	(4)	*
Robert J. McCarthy, Jr.	314,048	(5)	*
Frank C. Mencini	24,611		*
David L. Motley	25,020		*
Heidi A. Nicholas	228,653	(6)	*
John S. Stanik	33,930		*
William J. Strimbu	99,851	(7)	*
Vincent J. Calabrese, Jr.#	132,237		*
Gary L. Guerrieri#	76,772	(8)	*
Robert M. Moorehead#	32,206		*
Barry C. Robinson#	44,688		*
All executive officers and directors as a group (21 persons)	2,033,627	(9)	0.63%

†	The amount includes performance-based restricted stock units granted to NEOs at the target level. The amount of the restricted stock units may change in the future based on the Company’s performance.

#	Denotes a person who served as an executive officer of the Corporation during 2017.

*	Unless otherwise indicated, represents less than 1% of all issued and outstanding common stock.

(1)	Includes 2,072 shares owned by Mr. Campbell’s wife and 3,000 shares held in an IRA for Mr. Campbell.

(2)	Includes 300 shares held in a custodial account for Mr. Chiafullo’s grandson.

(3)	Includes 220 shares held in an IRA for Mr. Gurgovits.

(4)	Includes 9,264 shares held in an IRA for Mr. Martz.

(5)	Includes 39,204 shares that Mr. McCarthy has the right to acquire within 60 days upon exercise of his vested stock options.

(6)	Includes 121,936 shares owned by the Fred Nicholas Marital Trust (Ms. Nicholas is Co-Trustee) and 90,990 shares owned by Nicholas Family Limited Partnership.

(7)	Includes 1,900 shares owned by Mr. Strimbu’s children.

(8)	Includes 671 shares held in a custodial account for Mr. Guerrieri’s daughter.

(9)	Includes the amount of shares beneficially owned by Corporate Controller and Principal Accounting Officer, James L. Dutey, and Chief Legal Officer and Corporate Secretary, James G. Orie.

  22    F.N.B. Corporation

Proposal 1. Election of Directors

Executive Officers

The table below lists the names of our current Executive Officers with their positions and ages. The table below does not include this information for CEO Vincent J. Delie, Jr. whose information is in the section of this proxy statement entitled Biographical Information Concerning Director Nominees.

Name	Position with Company	Age as of the Annual Meeting
Vincent J. Calabrese, Jr.	Chief Financial Officer	55
James L. Dutey	Corporate Controller and Principal Accounting Officer	44
Gary L. Guerrieri	Chief Credit Officer	58
Robert M. Moorehead	Chief Wholesale Banking Officer	63
James G. Orie	Chief Legal Officer and Corporate Secretary	59
Barry C. Robinson	Chief Consumer Banking Officer	55

Vincent J. Calabrese, Jr. has served as our Chief Financial Officer since 2009. Mr. Calabrese joined the Company in 2007, serving as our Corporate Controller from 2007 to 2009. Prior to joining the Company, Mr. Calabrese was Senior Vice President, Controller and Chief Accounting Officer of People’s Bank, Connecticut, from 2003 to 2007. During his 19-year tenure at People’s Bank, Mr. Calabrese’s principal responsibilities included financial planning and reporting, accounting policies, general accounting operations and investor relations.

James L. Dutey has served as our Corporate Controller and Principal Accounting Officer since March 2017. Mr. Dutey has more than 20 years of accounting experience in the banking and financial services sectors. During the past 12 years, Mr. Dutey has served in various senior management roles at Huntington Bancshares, Inc., including most recently as Assistant Corporate Controller, with a primary focus on SEC and bank regulatory financial reporting requirements. Prior to joining Huntington Bancshares, Inc., Mr. Dutey was employed at KPMG LLP, ending his tenure there as senior manager for the assurance practice, primarily serving the banking industry. Mr. Dutey is a licensed Certified Public Accountant in the Commonwealth of Pennsylvania.

Gary L. Guerrieri became our Chief Credit Officer in April of 2011. Prior to his promotion, Mr. Guerrieri had been an Executive Vice President and the Chief Credit Officer of FNBPA since 2005. In his role as Chief Credit Officer of the Company, Mr. Guerrieri is responsible for managing the entire credit function for the Company, including commercial and retail underwriting, credit administration, credit policy and credit risk management. He also has oversight of FNBPA’s special assets, loan servicing and indirect lending functions. Prior to joining FNBPA in 2002, Mr. Guerrieri was an Executive Vice President of commercial banking with Promistar Financial Corporation, a bank holding company that had been acquired by F.N.B. in 2002.

Robert M. Moorehead became our Chief Wholesale Banking Officer in September 2015. From 2011 through 2015, Mr. Moorehead served as President of FNBPA’s Pittsburgh Region. In his role as Chief Wholesale Banking Officer of the Company, Mr. Moorehead is responsible for managing Commercial Banking, Treasury Management, Investment Real Estate, Wealth Management, Private Banking, Insurance and International and Capital Markets. Prior to joining FNBPA, Mr. Moorehead was Senior Vice President and Regional Chief Credit Officer for First Niagara Bank from 2009 through 2011. Mr. Moorehead began his 43-year career at Equibank and, subsequently, joined National City Bank, where he served as Executive Vice President and Group Manager of Corporate Banking.

James G. Orie has been our Chief Legal Officer since 2004 and became Corporate Secretary in January 2015. Mr. Orie is principally responsible for the Corporation’s legal, regulatory, transactional and governance matters. Prior to joining F.N.B. as Corporate Counsel in 1996, Mr. Orie began his 33-year career as a financial services counsel with the Office of the Comptroller of the Currency, the Federal Home Loan Bank of Pittsburgh, Office of Thrift Supervision and, prior to joining F.N.B., as business leader of the Financial Services Practice Group of a Pittsburgh-based law firm.

Barry C. Robinson has served as our Chief Consumer Banking Officer since August 2015. As Chief Consumer Banking Officer, Mr. Robinson is responsible for leading the team which provides our full range of consumer financial products and services to our customers. Mr. Robinson joined our Company in July 2010 as Executive Vice President of our Consumer Banking operations, for which he had principal responsibility for

2018 Proxy Statement    23

Proposal 1. Election of Directors

strategic planning and oversight of the Company’s consumer retail operations, including leading the development of our digital banking platform. Prior to joining the Company, Mr. Robinson held several key leadership and executive positions with large regional banks, including regional leader in Cleveland, Ohio, of wealth management and private banking for PNC Bank and National City Bank, and head of corporate banking in Kentucky and Tennessee for National City Bank.

OUR BOARD OF DIRECTORS AND ITS COMMITTEES

Corporate Governance

Our commitment to “best in class” corporate governance is integral to our business. Our key governance practices are described below.

Principles

In performing its role, our Board of Directors is guided by our Corporate Governance Guidelines, which establish a framework for the governance of the Board and the management of our Company. The Corporate Governance Guidelines are annually reviewed, updated as appropriate, and approved by the Board. Our Corporate Governance Guidelines reflect broadly recognized and evolving “best practice” governance standards and regulatory requirements, including the New York Stock Exchange (NYSE) corporate governance listing standards, SEC governance standards, and other widely accepted practices promoted by proxy advisory firms and institutional investors. The full text of the Corporate Governance Guidelines is posted on our website at www.fnbcorporation.com under the “About Us” tab, selecting the “Investor Relations and Shareholder Services” option and scrolling to the “Corporate Governance” heading.

Board Member Backgrounds Across a Wide Spectrum

We believe the diverse and strong mix of skill sets, background, and experience provides the Board a well-rounded and depth of knowledge capacity to prudently oversee F.N.B.’s business and operations.

•	Financial Services and Banking
•	Strategic Planning
•	Risk Management
•	Public Policy
•	Technology
•	Cybersecurity
•	Regulatory
•	Healthcare
•	Finance, Accounting and Auditing
•	Legal
•	Corporate Governance
•	Construction
•	Public Company Experience
•	Commercial, Residential and Retail Development
•	Investment and Financial Advisory
•	Transportation
•	Insurance
•	Municipal Planning

  24    F.N.B. Corporation

Our Board of Directors and its Committees

Board Structure and Responsibility

The Board is responsible for the oversight of management on behalf of the Company’s shareholders. The Board and its committees meet regularly throughout the year to: (i) review and, where appropriate, approve long- and short-term strategies, business and financial planning and performance, risk management, regulatory compliance, internal control and financial reporting and audit matters, compensation, Board and management succession, corporate culture, and public, social and environmental responsibility matters; and (ii) provide oversight and guidance to, and regularly assess the performance of, the Chief Executive Officer (CEO) and other senior executives.

The Board believes that its longstanding approach to our leadership structure has proven to be effective in promoting Company performance and the interest of F.N.B. shareholders since it is designed to optimize the directors’ exercise of their fiduciary oversight as well as properly allocate authority and responsibility between the Board and management. The Board considers its leadership structure frequently as part of its assessment regarding the most effective governance practices for the Company, as well as a succession planning process for the Board. The Board and its Nominating and Corporate Governance Committee formally review the leadership structure not less than annually as part of this self-assessment process, taking into consideration the following:

•	The potential impact of particular leadership structures on the Company’s performance;

•	The Company’s circumstances including financial and business performance, economic and regulatory environment, and governmental policies;

•	The Company’s ability to attract and retain qualified individuals for Company and Board leadership positions;

•	Legislative and regulatory developments and prevailing industry practices regarding board leadership structures;

•	The views of our shareholders;

•

Trends in corporate governance, including practices at other public companies, proxy advisory firms, and influential academic studies on board leadership structures and the impact of leadership structures on shareholder value;

•	The respective responsibilities for the positions of Board Chairman, CEO, Independent Lead Director and the Board committee chairs; and
•

Regular executive session meetings of the independent directors to engage in open discussions regarding CEO and Company performance, strategic considerations and other matters considered important and in the best interest of the Company and its shareholders.

The Board believes it is important to retain flexibility to determine its leadership structure based on the particular composition of the Board (specifically, the fact that a majority of the Board is independent), the individuals serving in leadership roles and the needs and opportunities of the Company.

During 2017, our Board reviewed its leadership structure, taking into consideration the factors outlined above, and determined to maintain its well-established approach to board leadership structure since this structure, coupled with a strong and experienced independent Lead Director and an overwhelmingly independent and experienced Board, will continue to provide appropriate leadership for and oversight of the Company and promote effective, fully engaged and efficient functioning of both the Board and management, which ultimately serves the best interests of our shareholders. A unified board leadership structure has presented critical advantages for the Board, including promoting a more transparent understanding of day-to-day management matters, deeper consideration of key issues affecting the Company’s operations, initiatives and business priorities, greater engagement with respect to the long-term strategy of the Company, and better overall consistency in internal and external communication of the Company’s strategic and business priorities. This structure provides free and open input from our experienced independent Lead Director, as well as active engagement by a Board composed almost entirely of independent directors. Moreover, the Board’s extensive and significant leadership skills (over 61% of our Board members possess CEO or principal business experience along with other high caliber professionals) creates an environment for an active and engaged Board. The Board regularly evaluates our leadership structure with the focus on promoting the shareholders’ best interests and believes this dynamic approach offers the most flexibility with respect to making certain the Board adopts the leadership structure which best serves the interests of F.N.B. shareholders.

Notwithstanding the strong oversight roles of the Independent Lead Director and committee chairs described below, all directors share equally in their responsibilities as members of the Board.

2018 Proxy Statement    25

Our Board of Directors and its Committees

•

Independent Oversight. All of our directors are independent, with the exception of our Board Chairman and CEO, Vincent J. Delie, Jr., and our former CEO, Stephen Gurgovits, who retired more than six years ago. The independent directors meet at regular intervals in executive session with no management present, where they discuss any matter they deem appropriate, including CEO and Company performance and Board meeting agendas and materials.

•	Board Chairman. Our Board Chairman is appointed annually by all the directors. The Chairman’s responsibilities include:

•	calling Board and shareholder meetings;

•	presiding at Board and shareholder meetings; and

•	preparing meeting schedules, agendas and materials, in consultation with the Independent Lead Director and input from other Board members.

•

Independent Lead Director. The Independent Lead Director is appointed annually by the independent directors. In considering the appointment of the Independent Lead Director, the Board not only takes into account such person’s qualifications under applicable NYSE, F.N.B. categorical and SEC independence standards, but also examines such person’s personal attributes such as strength of character, unyielding integrity and commitment to facilitate open and meaningful communication between the Chairman, CEO, the Board and Board committees. The duties and responsibilities of the Independent Lead Director are more fully described in our Corporate Governance Guidelines and include, but are not limited to, the following:

•	Preside over Board meetings when the Chairman is absent or his participation raises a possible conflict and may call Board meetings or convene executive sessions of the independent directors;

•	Collaborates with the Board Chairman and other Board members to establish Board meeting agendas and add agenda items;

•	Preside over executive sessions of independent directors;

•	Meet regularly one-on-one with the CEO;

•	Coordinate the annual performance evaluation of the CEO by the Board and discuss the results with the CEO;
•	Collaborate with the Nominating and Corporate Governance Committee on the annual self-assessment of the full Board;

•	Facilitate communications between management and the independent directors;

•

When necessary, act as a liaison to and facilitate communications among the Corporation’s Chairman-CEO, management and directors for the purpose of coordinating information flow among the parties with the goal of optimizing the effectiveness of the Corporation’s Board and Board Committee meetings;

•	Serve as a conduit of information and feedback among the Corporation’s Chairman-CEO and directors between Board meetings; and

•	Coordinate the review and resolution of conflict of interest issues with respect to members of the Corporation’s Board as they may arise.

•

Committee Chairs. The Board’s committee structure is designed for effective and efficient Board operations. All committee chairs are independent and are appointed annually by the Board. See discussion under Board Committees of this proxy statement for further information about our committees. Committee chairs are responsible for:

•	Calling meetings of their committees;

•	Presiding at meetings of their committees;

•	Approving agendas, adding agenda items, and reviewing materials for their committee meetings;

•	Serving as a liaison between committee members and the Board, and between committee members and senior management, including the CEO; and

•	Working directly with the members of senior management responsible for the matters reviewed by the committees.

The Board oversees the Company’s CEO and other senior management in the competent and ethical day-to-day operation of the Company and ensures that our officers are serving the long-term interests of the shareholders. We expect each director to take a proactive and focused approach to his or her position, and to assist in setting standards to ensure that the Company is committed to business success through the maintenance of high standards of responsibility, fiduciary conduct and ethics, as embodied in our Statement of Directors’ Duties and Responsibilities, Code of Ethics, Code of Conduct and Corporate Governance Guidelines. Our Statement of Directors’

  26    F.N.B. Corporation

Our Board of Directors and its Committees

Duties and Responsibilities describes the legal, regulatory and fiduciary duties which our directors must adhere to in the conduct of their Board responsibilities. Each of our Directors is required to participate in an annual Code of Conduct training program and affirm that they understand their obligations under the Code of Conduct. Our Code of Conduct applies to all of the Company’s employees and directors and our Code of Ethics applies to senior officers and employees. Our Corporate Governance Guidelines outline the key practices and procedures that our Board follows. These codes and standards may be found on our website at www.fnbcorporation.com under the “About Us” tab, selecting the “Investor Relations and Shareholder Services” option and scrolling to the “Corporate Governance” heading.

Our Board met eight times in 2017. Each director attended 100% of the meetings of the Board and the respective committees on which such director served, with the exception of Directors Martz, Motley and Stanik. Director Martz and Director Stanik each missed one Board meeting due to illness. Director Martz attended at least 97.06% and Director Stanik attended at least 95% of the aggregate of all meetings of the Board and of each committee on which they served. Director Motley missed two committee meetings and attended 94.74% of the aggregate of all meetings of the Board and his committee meetings. We expect the members of our Board to attend our Annual Meeting as a matter of policy, and all of our current Board members attended our 2017 Annual Meeting with the exception of Directors Bena and Dively, who were not directors in 2017.

Board Committees

Our principal Board committees serve as joint committees for both the Corporation and FNBPA and consist of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee (Nominating Committee), and Risk Committee (collectively, the Standing Committees). The Board has determined that all directors who served as members of the Standing Committees (including their Chairs) during 2017 are independent under the applicable NYSE standards and SEC rules and otherwise meet the specific eligibility requirements for these committees. The Corporation also has an Executive Committee. Each member of the Executive Committee has been determined by our Board to be independent except for Mr. Gurgovits (former CEO) and Mr. Delie (current CEO). FNBPA has a Credit Risk and CRA Committee. Each member of FNBPA’s Credit Risk and CRA Committee has been determined by our Board to be independent except for Mr. Gurgovits (former CEO). The composition of the Credit Risk and CRA Committee is consistent with federal bank regulatory standards. Board Chairman Delie is an ex officio member of the Credit Risk and CRA Committee. We identify the current members and chairs of our Board and FNBPA committees in the table, Current Directors and Nominees for Election at Our Annual Meeting in this proxy statement.

Executive Committee

The Executive Committee, consistent with Pennsylvania law, our bylaws and the committee charter, assists the Board by offering an efficient means of considering matters and issues during intervals between regular meetings of our Board. The Executive Committee met two times in 2017.

Audit Committee

In accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, the Audit Committee is responsible primarily for selecting and overseeing the services performed by our independent registered public accounting firm and internal audit department, evaluating our accounting policies and system of internal controls and reviewing significant financial transactions and compliance matters. In addition, the Audit Committee approves all audit services and permitted non-audit services, as well as all engagement fees and terms related thereto. The Audit Committee met 11 times during 2017. The Board has determined that each member of the Audit Committee, Directors Bena, Malone, Martz, Mencini, Motley and Nicholas, qualify as being “financially literate,” and each of these Audit Committee members also qualifies as an “audit committee financial expert” as defined by the SEC. The determination that each of the Audit Committee members qualifies as an “audit committee financial expert” included an evaluation of each person’s qualifications and other relevant experience under applicable SEC rules and definitions, including consideration of each person’s work, financial, business and professional experience. (For more detail regarding the work, financial, business and professional experience of Directors Bena, Malone, Martz, Mencini, Motley and Nicholas considered by the Board in determining financial literacy and expertise, see the section titled Biographical Information Concerning Director Nominees.) Each Audit Committee member also meets the additional criteria for independence of audit committee members set forth under the SEC rules, NYSE listing standards, F.N.B. categorical independence standards, and the applicable federal bank regulatory requirements. We refer you to the Report of the Audit Committee in this proxy statement.

2018 Proxy Statement    27

Our Board of Directors and its Committees

Compensation Committee

The Compensation Committee (also referred to as the “Committee” in the Executive Compensation and Other Proxy Disclosure discussion of this proxy statement) is responsible primarily for reviewing the compensation arrangements for our executive officers, including the CEO, administering our equity compensation plans, and reviewing the compensation of the Board. For a description of the Compensation Committee’s processes and procedures, including the roles of our executive officers and independent compensation consultants in the Compensation Committee’s decision-making process, we refer you to Executive Compensation and Other Proxy Disclosure elsewhere in this proxy statement. The Compensation Committee met nine times in 2017. The F.N.B. Board has affirmatively determined that each member of the Compensation Committee, Directors Hormell, Malone, Motley and Stanik, qualifies under the NYSE, F.N.B. categorical, and Dodd-Frank compensation committee “independence” rules and as an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986 (Code).

Nominating and Corporate Governance Committee

The Nominating Committee assists in the development of standards concerning the qualifications and composition of our Board and conducts succession planning for our Board. In addition, the Nominating Committee recommends director candidates to stand for election to our Board and seeks to promote the best interests of the Company and its shareholders through implementation of prudent and sound corporate governance principles and practices. We refer you to the discussions under Identification and Evaluation of Director Candidates located elsewhere in this proxy statement. The Nominating Committee met six times in 2017. Each member of the Nominating Committee, Directors Campbell, Chiafullo, Hormell, Mencini and Strimbu, meets the criteria for independence under the NYSE rules and F.N.B. categorical standards.

Risk Committee

The Risk Committee’s principal responsibility is to assist the Board with the review and oversight of the Company’s management of its enterprise-wide risk program (see discussion under Risk Oversight later in this proxy statement), including establishing, in consultation with senior management, acceptable risk tolerance levels for the Company and reporting this information to the Board. Each member of the Risk Committee, Directors Bena, Dively, Martz, McCarthy, Mencini, Motley and Nicholas, meet the independence criteria under the NYSE rules and F.N.B. categorical standards. The Risk Committee met seven times in 2017.

Credit Risk and CRA Committee

The purpose of the Committee is to oversee the credit and lending strategies and objectives of FNBPA, including: (i) oversight of credit risk management and strategies, including approval of internal credit policies and establishment of loan portfolio concentration limits; (ii) review of the quality and performance of the Bank’s loan portfolio; (iii) approval of intercompany loans subject to Regulation W and loans to Bank “insiders” (as defined under Regulation O) in accordance with applicable regulatory requirements; and (iv) oversight of the Bank’s Community Reinvestment Act (CRA) responsibilities, including the monitoring of the Bank’s community lending and investment activities relative to CRA laws, regulations and requiring guidance, including the CRA Policy, fair lending, affirmative credit programs, and the Bank’s community development activities, and collaborations with national, regional and local community development organizations. The Credit Risk and CRA Committee met nine times in 2017.

The Audit Committee, Compensation Committee, Executive Committee, Nominating Committee, Risk Committee and Credit Risk and CRA Committee each operate under written charters adopted by the Board. You may review these charters on our website at www.fnbcorporation.com under the “About Us” tab, selecting the “Investor Relations and Shareholder Services” option and scrolling to the “Corporate Governance” heading. The principal responsibilities of the Standing Committees described above are qualified by reference to the charters of these committees and relevant sections of our bylaws.

  28    F.N.B. Corporation

Our Board of Directors and its Committees

Code of Conduct / Code of Ethics

The Company has a Code of Conduct that applies to each of the Company’s Directors and employees, including its principal executive officer, principal financial officer and principal accounting officer, and a Code of Ethics that applies to the Company’s senior officers and employees. The Company annually requires all directors and employees to certify that they understand their responsibilities under the Code of Conduct. Also, the Company’s directors and employees are required to participate in annual training relative to the standards set forth in the Code of Conduct and Code of Ethics. You may view copies of our Code of Conduct and Code of Ethics on our website at

www.fnbcorporation.com under the “About Us” tab, selecting the “Investor Relations and Shareholder Services” option and scrolling to the “Corporate Governance” heading. In addition, the Company will provide copies of its Code of Conduct and Code of Ethics, without charge, to any person upon written request sent to our Corporate Secretary at F.N.B. Corporation, One North Shore Center, 12 Federal Street, Pittsburgh, Pennsylvania 15212. The Company will disclose any changes in or waivers from its Code of Conduct or Code of Ethics by posting the revised Code(s) or other related information on its website or by filing a Form 8-K.

Risk Oversight

The Board recognizes that, as a financial institution, the Company takes on a certain amount of risk in every business decision, transaction and activity. The Company’s Board and management manage our risk appetite to optimize long-term shareholder value while supporting our employees, customers and communities. We approve our Enterprise Risk Appetite and critical risk policies at the Board level. We discuss our risk management approach in the Risk Management section of Item 7 of this year’s Annual Report on Form 10-K. The Company’s Board and management have identified the following major categories of risk: credit risk, market risk, liquidity risk, strategic alignment and reputation, operational risks (legal, fiduciary, compliance, regulatory, technology), economic risk, succession planning and compensation practices, and capital adequacy. In its oversight role of the Company’s risk management function, the Board is mindful that risk management is not about eliminating risk, but rather is about identifying, accepting and managing risks so as to optimize total shareholder value, while balancing prudent business considerations, maintaining safety and soundness and mitigating potential customer impact.

F.N.B.’s corporate culture emphasizes a strong compliance culture, and places critical value on risk management at all levels, from the Board level to each of our employees. The importance of effectively managing risks in the execution of our strategic objectives is reinforced throughout our workforce through incentive compensation and training programs, with particular emphasis on ensuring that such strategic execution is consistent with our risk appetite.

The Company supports its risk management process through a governance structure involving its Board and senior management. The Board Risk Committee establishes risk tolerance limits for monitoring significant business regulatory matters, and oversees senior management in monitoring business and strategic decisions with respect to the Company’s risk profile. The Risk Committee oversees senior management in the following activities: (i) identification, measurement, assessment, monitoring and controlling of enterprise-wide risk across the Company and its subsidiaries; (ii) development of appropriate and meaningful risk metrics to use in connection with the oversight of the Company’s businesses and strategies; (iii) review and assessment of Company policies and practices to manage the Company’s credit, market, liquidity, operating and regulatory risk (including technology, operational, compliance and fiduciary risks); and (iv) identification and implementation of risk management best practices. The Board Risk Committee serves as the primary point of contact between our Board and the FNBPA Risk Management Committee, which is the senior management-level committee responsible for FNBPA’s risk management. The combined board structure, which includes an interlocking directorate for the F.N.B. and FNBPA Boards and a joint meeting schedule, was implemented in 2015 as part of an initiative to streamline and further strengthen the governance, oversight and risk management processes of the Company’s and FNBPA’s Boards of Directors.

Generally, we use a variety of key risk metrics at the business and operational unit level, as well as by risk category, to develop a quarterly Risk Appetite Dashboard to enable the Board Risk Committee and the Board, as well as our various management level risk committees, to oversee, manage and monitor our adherence to our risk appetite. As noted above, the Company’s principal subsidiary, FNBPA, has a Risk Management Committee composed of senior

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management. The purpose of this committee is to provide regular oversight of specific areas of risk with respect to the level of risk and risk management structure. The FNBPA Risk Management Committee reports on a regular basis to the Company’s Board Risk Committee regarding the enterprise-wide risk profile of the Company, tracking and monitoring of risk-related matters and other significant risk management issues. F.N.B.’s Chief Risk Officer is principally responsible for the design and implementation of the Company’s enterprise-wide risk management strategy and framework, consistent with tolerance limits established by the Board Risk Committee, and ensures the coordinated and consistent implementation of risk management initiatives and strategies on a day-to-day basis. Our Compliance Department, which reports to the Chief Risk Officer, is responsible for developing policies and procedures and monitoring the Bank’s compliance with applicable laws and regulations. Further, the Company’s audit function performs an independent assessment of the Company’s internal controls environment and plays an integral role in testing the operation of our internal controls systems and reporting findings to management and the Company’s Audit Committee. Both the Company’s Board Risk Committee and Audit Committee regularly report on risk-related matters to the Company’s Board. Significant risk-related matters, including regulatory, financial, economic, industry, transactional, business, cybersecurity, technology, litigation, compliance and other matters are regularly monitored, evaluated and reported to, and discussed by the various management-level risk committees along with the Board and Risk Committee.

Our compensation philosophy supports and reflects F.N.B.’s risk appetite and risk management culture. Our Compensation Committee, in consultation with an experienced and independent executive compensation advisor, monitors and evaluates our compensation practices from a risk management perspective to ensure that such compensation and incentive practices do not encourage undue risk and are consistent with the Company’s risk appetite. Our risk policies and procedures guide our management’s decisions, including how we pay employees. By setting and communicating our risk appetite in advance, we seek to manage and control the risks that employees can take or effectively influence, consistent with their roles and responsibilities to serve our clients.

All employees have performance objectives tied to business and individual performance, but each employee also has customer and compliance focus and risk management responsibilities. We evaluate employee performance against these objectives, in addition to considering risk outcomes from actions taken in prior years. We incorporate our comprehensive evaluation of employee risk management into our performance and incentive compensation decisions. In addition, all employees are encouraged to collaborate across groups to identify and mitigate risks and elevate and address identified risk-related issues or concerns.

Our compensation program is designed to encourage management of risk within our appetite and discourage inappropriate risk-taking and conduct relative to our customers, by offering incentive compensation awards to our executives and employees designed, in part, to reward appropriate conduct relative to our customers. Specifically, we balance our incentive awards between fixed and variable compensation; cash and equity-based compensation; and annual and long-term compensation. We base awards to Section 16 officers on the Compensation Committee’s assessment of a variety of quantitative and qualitative performance measurements, both on an absolute and a relative basis. Likewise, the CEO, in consultation with senior management, performs a similar assessment for non-Section 16 employees. Compensation decisions also rely on discretion to consider other factors, such as effective risk management, commitment to delivering a superior customer experience, compliance with controls and ethical duties, competition for top talent, market-based pay levels and the need to attract and engage our leaders.

The Board believes that the Company’s enterprise-wide risk management process is effective since it includes the following material components: (i) enables the Board and senior management to assess the quality of the information it receives; (ii) enables the Board and senior management to monitor the businesses, investments and financial, accounting, regulatory and strategic considerations of F.N.B. and its subsidiaries, and the risks that they face; (iii) enables the Board to oversee and assess how senior management evaluates risk; and (iv) provides the Board appropriate oversight perspective to assess the quality of the Company’s enterprise-wide risk management process.

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Corporate Governance

We have developed and operate under corporate governance principles and practices which are designed to optimize long-term shareholder value, align the interests of our Board and management with those of our shareholders and promote the highest ethical conduct among our directors, management and employees.

Highlights of portions of our Corporate Governance Guidelines, as well as some of our corporate governance policies, practices, procedures and related matters are as follows:

•	Maintain an Overwhelmingly Independent Board. Of the Board’s current 15 members, 13 are independent, including the Independent Lead Director.

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Strive for Board Diversity and Seek Best Director Candidates. Our Corporate Governance Guidelines expressly state that we shall consider diversity, among other important factors, in connection with Board composition determinations. In addition to skills and experience, we believe that a Board composed of a mix of diverse backgrounds, including gender, age, race and ethnicity, creates a diversity of perspectives among the Board and thereby supports a more complex consideration of Company strategies and opportunities, and ultimately a more productive Board. Our Board reflects an appropriate range of skills and professional expertise, as well as a broad range of diverse backgrounds. Presently, almost 27% of our Board is composed of directors who qualify as diverse under traditionally accepted diversity standards (assuming the Board recommended slate of nominees is elected at the 2018 F.N.B. Annual Meeting, this percentage will increase to 31%).

•	Shareholder Access to Board. Shareholders may communicate directly with our Board or any Board Committee or any individual director.

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Maintain Independent Committees. Our Audit, Compensation, Nominating and Corporate Governance and Risk Committees are composed entirely of independent directors. Each of these committees operates under a written charter (posted on the Corporation’s website at www.fnbcorporation.com under the “About Us” tab, selecting the “Investor Relations and Shareholder Services” option and scrolling to the “Corporate Governance” heading) approved by the Board and annually reviewed by each committee.

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All Audit Committee Members Qualify Under All SEC, NYSE and Federal Bank Regulatory Standards. Each of our Audit Committee members qualifies as financially literate, a financial expert and independent under applicable SEC and

NYSE standards. Audit Committee members cannot serve on more than one other public company audit committee without the approval of our Board.

•	Internal Auditor Reports Directly to Audit Committee. Our internal auditor, who oversees our internal audit function, reports directly to our Audit Committee.

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Independent Compensation Consultant. Our Compensation Committee retains an independent compensation consultant whose sole service to F.N.B. is to provide the Compensation Committee with advice and guidance on our executive and Board compensation and incentive programs.

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Shareholder Nominations and Proposals. Our Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders. For details regarding our policy with regard to the consideration of director candidates recommended by our shareholders, we refer to Shareholder Proposals and Nominations for 2019 Annual Meeting and Identification and Evaluation of Director Nominees elsewhere in this proxy statement and our Corporate Governance Guidelines on our corporate website.

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Conduct Annual Board and Individual Director Self-Assessment Evaluations. The Board and its committees conduct rigorous annual self-evaluations. The self-assessment process is designed to evaluate Board, committee and individual director performance, and to promote best-in-class governance practices and serve as one of the considerations as to whether to re-nominate a director for election to the Board.

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Facilitate a Comprehensive Director Education Program. The F.N.B. director orientation and education program, more fully detailed in the Corporate Governance Guidelines, provides the opportunity for new directors to participate in orientation sessions, including meetings with Board leadership and senior management, and mentorship arrangements, and to receive associated written materials describing, among other matters, company policies, fiduciary responsibilities, regulatory requirements and strategic plan objectives. Directors are provided an annual education stipend to encourage them to

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attend outside board and director educational conferences, including the ability to attend regional and national conferences, and each director is required to annually complete a full curriculum designed to inform them on critical regulatory compliance matters. Each F.N.B. director attended at least one outside director education session or conference in 2017 (several F.N.B. directors attended multiple director education sessions) and complete F.N.B.’s internal compliance curriculum. Additionally, our directors and committees are routinely provided materials to stay well-informed of current trends, issues and best practices with respect to corporate governance, risk management, compensation, audit, regulatory and other related topics.

•

Expect Director Attendance at Meetings. The average attendance by directors at Board and committee meetings during 2017 was 98.82%. Our Corporate Governance Guidelines set forth the expectation that directors will attend all shareholder and Board meetings and those committee meetings of which they are a member, and at a minimum, at least 75% of Board and committee meetings in the aggregate. Ten members of the Board have attended all meetings, with the exception of Directors Martz and Stanik, who each missed a meeting due to illness, and Mr. Motley who missed two meetings (see Our Board of Directors and its Committees — Board Structure and Responsibilities).

•

Corporate Governance Policies Published on Website. The Board has adopted strong governance policies which are disclosed on the Company’s website at www.fnbcorporation.com under the “About Us” tab, selecting the “Investor Relations and Shareholder Services” option and scrolling to the “Corporate Governance” heading.

•

Provide for Strong Clawback Policy. Our compensation recoupment or clawback policy allows our Board to recoup any excess compensation paid to our NEOs if the Company restates its financial results upon which an award is based due to fraud, intentional misconduct or gross negligence.

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No Hedging of Company Stock. Our directors, NEOs (as described in the Executive Compensation and Other Proxy Disclosure sections of this proxy statement) and all other employees are not permitted to engage in hedging strategies using puts, calls or other derivative securities based on the Company’s common stock.

•

Independent Lead Director. In view of our combined Chairman-CEO Board structure, the Board recognizes the importance of independent and proactive leadership on the Board, as evidenced by its designation of an independent Lead Director. For details regarding our Lead Director’s qualifications and responsibilities, we refer you to Biographical Information Concerning Director Nominees (refer to director William B. Campbell’s biography) and the “Independent Lead Director” description under the Our Board of Directors and Its Committees discussion and the description contained in our Corporate Governance Guidelines at our corporate website www.fnbcorporation.com under the “About Us” tab, selecting the “Investor Relations and Shareholder Services” option and scrolling to the “Corporate Governance” heading.

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Maintain Robust Stock Ownership Requirement. Appropriate stock ownership policies for our senior management and Board designed to ensure that their interests are meaningfully aligned with shareholders’ interests, as more fully detailed under the caption, Director Stock Ownership Requirements of this proxy statement and described in our Corporate Governance Guidelines.

•

Board and Committee Access to Outside Advisors. Our Board and its committees may retain their own legal counsel and other professional advisors without management approval and at the Company’s expense.

•

Regularly Conduct Board Executive Sessions. Our Board conducted six executive sessions in 2017, of which two were attended by all directors and the CEO, two were attended exclusively by independent directors and two were attended exclusively by non-management directors. William B. Campbell, our Independent Lead Director, sets the agenda for each executive session and presides at all executive sessions.

•	Maintain a De-Classified Board. The full Board of Directors is elected annually.

•

Properly Align Executive Compensation. We have specific policies and practices to align executive compensation with long-term stockholder interest. These policies and practices are routinely reviewed by the Compensation Committee in conjunction with advice and counsel of a qualified independent consultant. A majority of the incentive compensation opportunities allocated to key executives is not guaranteed; executive

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compensation is tied to Company performance and aligned with the long-term interest of stockholders.

•	Regular Review of Management and Succession Planning. The Board proactively engages in the review of the Board, CEO, executive, senior and mid-level management succession planning.

•

Continuous Focus on Strategic Planning. The Board and management regularly focus on strategy and planning, including Board oversight of the strategic planning development process and Board approval of the Strategic Plan. The Board regularly receives updates on the Company’s progress under the Strategic Plan.

•	Remain Socially Responsible. We have longstanding and significant commitments to various corporate social, community, civic and charitable endeavors throughout our markets,

including commitments relative to moderate-income and low-income communities. Also, the Company offers a number of programs and benefits designed to promote long-term employee welfare, including a Diversity Committee whose mission is to promote and maintain a diverse workforce. Among other things, the Diversity Committee assists the Company with developing and implementing plans and practices to promote diverse leadership through recruitment, mentoring, and other innovative programs (See discussion under Our Environmental, Social and Governance Leadership of this proxy statement).

•	No Adoption of a “Poison Pill.” There is no stockholder rights plan or “poison pill.”

•	No Family Relationships Among Directors and Executive Officers. No immediate family relationships exist between any of our directors or executive officers.

We encourage you to visit our corporate website at www.fnbcorporation.com under the “About Us” tab, selecting the “Investor Relations and Shareholder Services” option and scrolling to the “Corporate Governance” heading for additional information about our Board, its committees, our Corporate Governance

Guidelines, our Code of Ethics, our Code of Conduct and our Audit, Nominating and Corporate Governance, Risk, Executive, Credit Risk and CRA, and Compensation Committee Charters. We also include additional information on these topics in other sections of this proxy statement.

Environmental, Social, Governance (ESG) and Employee Engagement

Effective and meaningful strategies relative to ESG matters and employee engagement, welfare and inclusion are critical components of our efforts to manage our company for the long term and remain a trusted and respected company by our four key constituencies: shareholders, customers, communities, and employees. F.N.B. communicates information about its ESG and employee engagement, welfare and inclusion initiatives through a variety of means, including reports and presentations, regulatory filings, press releases and direct engagement with our shareholders, customers, employees and communities, in our efforts to remain responsive to the concerns of our key constituencies. The following discussion highlights important 2017 ESG and employee engagement, welfare and inclusion initiatives, commitments and achievements which reflect on how we build and maintain trust and credibility as a company that people want to work for, invest in, do business with, and be proud to have as a part of their community.

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Our Environmental Leadership

F.N.B. Focused on Green Initiatives

g  Promoted green workplace practices (e.g., recycling, paperless electronic filing and records management, etc.) and behavior among our employees, as well as deploy environmentally-responsible practices with respect to the operation and construction of F.N.B. offices and branch facilities, with a focus on reducing energy and water consumption and carbon emissions, conserving resources, and recycling waste. In 2017, we announced plans to build our Southeast regional headquarters office, First National Bank Tower, in Raleigh, North Carolina, which will include office, residential and retail space, along with achieving U.S. Green Building Council LEED Platinum certifications.

g  Promoted paperless billing and account statements for customers and strongly encouraged use of mobile devices and computers for paperless communication with F.N.B.

g  Continued the F.N.B. “green” operations strategy whereby we have instituted various strategies and tactics to reduce our environmental footprint. As an example, our Operations Area’s “War on Paper” commitment has resulted in a reduction of 6.7 million pieces of paper, with more significant reductions to come. Moreover, we continuously monitor our “clean” initiatives to track and measure our progress to ensure we remain focused on our environment.

Environmentally Sound Lending Practices

g  Leveraged our financial skills and expertise to work side-by-side with our clients to achieve their business and strategic objectives that, increasingly, include a focus on sustainability, green facilities, clean energy and other environmentally beneficial projects.

g  Increased our focus on energy efficiency financing, providing credit for clean and sustainable businesses and for enterprises with an environmental focus.

g  Provided millions of dollars toward renewable energy financing for entities engaged in renewable and clean energy projects and initiatives.

g  Included environmental considerations as part of the broad spectrum of risks in assessing client transactions and F.N.B. activities.

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Our Social Leadership

Innovative Banking Products and Services for the Economically “At Risk” and Promoting Financial Literacy

g  Provided a variety of specialized consumer, home mortgage and small business loan programs to benefit economically disadvantaged communities and individuals and provide low-income and moderate-income homebuyers access to socially responsible mortgage lending products which offer affordable entry-level rates and terms. Additionally, we participate in programs intended to drive expansion, including Low Income Housing and Educational Improvement Tax Credit programs and the Small Business Administration Preferred Lender Program. We continue to strengthen our efforts to serve low-income to moderate-income members of our communities, such as through access to proprietary mortgage programs designed to make homeownership more accessible to clients meeting certain qualifications.

g  Continued to partner with organizations such as the National Community Reinvestment Coalition and the NeighborWorks’ regional agencies within our markets, who serve lower income persons and communities and promote efforts to improve economic and housing opportunities for these communities and individuals.

g  Initiated an innovative digital financial literacy program which harnesses technology to deliver financial educational programs online through more device access at our branches, and in the communities, to enable people to bridge gaps and overcome barriers which historically prevented economically disadvantaged people from achieving financial security and owning their own home. Topics for our financial literacy program include managing checking accounts, borrowing wisely, identity protection, and first time home buying. These educational tools are available in our branch offices and accessible through mobile devices and can be viewed at the customer’s convenience.

g  Maintained policies, procedures and practices designed to simplify our products, services and operations to focus on the customer’s particular needs, promote a consultative experience and empower our customers to make informed choices about their finances.

g  Continually deployed state-of-the-art technology to deliver our customers, employees and shareholders with convenient and secure access to allow for a more universally consistent and meaningful experience through mobile and online devices. S&P Global Marketing Intelligence conducted a survey in 2017 which concluded that F.N.B.’s mobile application is a leader in both features and innovation when compared with large national and regional financial services companies.

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Committed Community Partner

g  Implemented a $6.1 billion multi-year community development commitment initiative to support mortgages, community development and small business lending and investments in economically disadvantaged and predominantly minority communities. To further support this initiative, F.N.B. has developed strategic partnerships with community and non-profit organizations that focus on community and economic development issues across its footprint.

g  Embraced our ongoing mission of improving the quality of life in the communities we serve. During the first half of 2017, we made a $5.5 million contribution to our Foundation, which provides grants for a range of non-profits throughout our footprint. This contribution was part of a broader community benefit plan focusing on charitable giving, community development investments and lending efforts serving financially-vulnerable and historically underserved populations.

g  Honored employees with our Community Spirit Award recognizing those who embrace our culture of innovation and teamwork along with an outstanding history of community service. In keeping with the theme of the award, recipients have the opportunity to choose a qualified charity to receive a significant contribution from F.N.B.

g  Recognized the need to provide support to our communities and others in times of crisis and national disasters, and toward that end, F.N.B. and its employees contributed hundreds of thousands of dollars to provide relief and support for flood and hurricane victims in North Carolina, Florida and Texas.

g  Supported the armed services by employing veterans and/or their spouses and offering specialized loan and consumer products for members of the armed services.

g  Continued to leverage our employees’ skills, passion, energy and expertise to help local community, civic, charitable and non-profit organizations fulfill their missions and enhance their capabilities. In 2017, passionate and community-oriented employees collectively (at all levels) volunteered approximately 30,000 hours of their personal time.

g  Community commitment starts at the top as our Board members collectively provided more than 1370 hours of their time in 2017 to support more than 49 national, regional and local charitable, non-profit, community and civic organizations dedicated to improving the lives, health and welfare of persons residing in our communities. (See Biographical Information Concerning Director Nominees of this proxy statement which includes details regarding our directors’ charitable, non-profit, civic and community work.) Our directors served in leadership roles at more than 37 of these organizations.

g  Again recognized by Greenwich Associates as a 2018 Greenwich Excellence in Banking Award winner, receiving high scores both nationally and regionally for satisfaction among Small Business clients. Since 2009, F.N.B. has received a total of 43 Greenwich Excellence Awards for its commercial banking client experience. F.N.B.’s six most recent awards include national honors for Branch Satisfaction and Northeast regional honors for Overall Client Satisfaction and Likelihood to Recommend in the Small Business segment. The company also received honors in the Cash Management category, including national recognition for Customer Service and Overall Satisfaction, as well as for Overall Satisfaction in the Northeast region.

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Promoted Diversity Within F.N.B. and at Other Companies

g  Acted as lead sponsor and principal underwriter of the inaugural African American Directors Forum which promotes increased diversity, particularly with respect to African American representation on boards of public companies. Director Motley was instrumental in organizing this program and Chairman Delie participated as a panelist in the program. This Forum’s invitees included leadership from large U.S. public companies and prominent African American corporate and governmental leaders from across the U.S.

g  Director Chiafullo assisted in the development of the National Association of Corporate Directors’ conference, National Conversations on Board Diversity, and served as the moderator/panelist for this forum.

g  F.N.B. was included on Just Capital’s 2017 list of America’s Most Just Companies, which ranks the largest publicly-traded U.S. corporations on various measures relative to “just corporate behavior” toward workers, customers, products, environment, communities, jobs and shareholder management.

g  For further information, see discussion under the subheading Our Employee Engagement, Welfare and Inclusion Commitment.

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Our Governance Leadership

Highly Qualified and Diverse Board Composition and Best-in-Class Governance Practices

g  Our Board reviews progress under the Company Strategic Plan at each Board meeting and reviews CEO and senior management succession at least annually.

g  Our Board and committees conduct intensive and thoughtful self-assessments with an emphasis on evaluating Board performance and composition, practices, culture and effectiveness of meetings and Board materials.

g  The Board receives regular update reports on ESG strategies that are central to F.N.B.’s diversity, social, employee welfare and environmental initiatives.

g  F.N.B.’s dynamic Board refreshment and succession process is demonstrated by the fact that 78% of the directors who served on our Board in 2017 joined the Board in 2008 or later, with 55% of them joining the Board since 2012. Our Board refreshment philosophy is best illustrated by the fact that, since 2010, 14 directors have transitioned from our Board (this will increase to 16 in 2018 when two directors retire in May 2018).

g  More than 61% of our directors have CEO experience.

g  Our independent and non-management directors meet privately in executive session at least four times a year.

g  Our Independent Lead Director’s expansive and well-defined responsibilities set forth in our Corporate Governance Guidelines, extend well beyond those typically assigned to public company lead directors.

g  Our Board regularly receives input regarding shareholder outreach efforts and input provided by shareholders.

g  During 2017, our Board and Board committees held 63 Board, committee meetings, executive sessions and other meetings.

g  Our Board regularly evaluates optimal Board leadership strategies.

g  Our Nominating and Corporate Governance Committee engages in an ongoing consideration of potential Board candidates by considering not only professional skills and knowledge, but also gender, race, ethnicity, nationality and background. Our approach has resulted in a Board consisting of almost 27% diverse members (which should increase to 31% when considering mandatory retirements in accordance with our Board succession planning and the successful re-election of our current slate of director nominees at the Annual Meeting) who collectively possess a strong mix of skill sets, background, and experience provides the Board a well-rounded capacity to oversee F.N.B.’s business and operations.

g  For further information, see discussion under the subheading Biographical Information Concerning Director Nominees.

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Our Employee Engagement, Welfare and Inclusion Commitment

As we strive to make our Company a fulfilling place to work, we listen to our employees to build upon our programs and resources to enhance their experience,

help them deepen their skill sets and further develop their careers with us. We focus our human capital management efforts on key areas, including:

Promoted Inclusive Workforce Environment

g  Utilized our Diversity Council, chaired by our EVP of Human Resources, to promote an inclusive culture that attracts, retains and develops an exceptional and diverse workforce by deploying appropriate strategies and tactics specially designed to offer increased opportunities for employment, advancement, and leadership opportunities for diverse employees within our Company. The Diversity Council is designed to elevate individual performance at all levels and provide our employees with valuable career mentoring and coaching. When deployed on a broader scale, the intended outcome is an organizational lift that we are able to return to our clients in the form of an improved experience and performance.

g  Maintained a diverse and inclusive company where our employees are actively encouraged to contribute their unique background talents and experiences for the benefit of F.N.B. and our customers and shareholders. Currently, our workforce is 71% female. Moreover, more than 53% of our Company leadership positions are held by females and minorities.

g  Engaged in training and other initiatives to reinforce policies and practices relative to sexual harassment, discrimination, and ethical standards.

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Competitive and Socially Responsible Compensation and Benefit Practices

g  All of our compensation plans are reviewed and certified annually by our risk management function to ensure that our compensation plans do not encourage undue risk and are consistent with the risk profile established by our Board’s Risk Committee. We continually evaluate our Company’s compensation and benefit practices relative to competitors, with the ultimate goal of retaining and hiring the highest caliber employees.

g  During recent years, FNB has engaged in ongoing adjustments to our compensation practices, including increases to hourly wages and pay grade levels, broadening many job grades to permit higher salaries and reasonable incentive opportunities for higher performers, retooling FNB’s stock ownership plans to reach more of our employees and offering competitive benefit packages that stack up not only to our peers but to some of the largest competitors in our market.

g  Historically, we have paid our hourly, non-commissioned employees at a rate higher than federal, state and local minimum wage requirements, and in early 2018, F.N.B. announced its intent to accelerate its existing plan to raise the minimum hourly wage for its employees to $15.00 by the end of 2019. This pay increase will have a particularly meaningful impact for our tellers, customer service representatives, operations employees, and other employees.

g  Our tuition reimbursement program provides thousands of employees up to $6,000 per year for undergraduate programs and up to $10,000 per year for graduate programs, totaling $122,974 paid toward courses related to current or future roles at our company.

g  Our 401(k) offers our employees competitive matching contributions and investment options. In early 2018, F.N.B. announced a planned discretionary, one-time 401(k) contribution, totaling $1 million, to benefit employees on the lower end of our compensation ranges.

g  Aligned the cost of health coverage with compensation through progressive premiums to provide more affordable coverage for employees on the lower range of our pay scale. Our approach is built on the things we can do together with our employees to address health risks and manage health care costs, including focusing on wellness, physical and emotional well-being, providing health education and support, and partnering with efficient, cost effective and accountable health care providers.

g  We plan to launch a program to cover a portion of the cost of adoption services and anticipate implementation of additional similar employee welfare programs in the future.

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Highly Engaged and Satisfied Workforce

g  Conducted a biennial company-wide employee culture and engagement survey to assess our employees’ satisfaction with their job, the F.N.B. culture and leadership, and various other important employee engagement measures. In 2017. F.N.B.’s “overall employee engagement” score was in the “outstanding” range as compared to peers and across all U.S. industries.

g  Our employees’ satisfaction with the culture and opportunities offered by F.N.B. is best illustrated by our consistent recognition through rational independent third-party surveys identifying F.N.B. as an attractive workplace as demonstrated by the following:

•  Finalist, Best Places to Work in Baltimore (Baltimore Business Journal 2017)

•  Top Workplaces in Northeast Ohio (The Plain Dealer 2015-2017)

•  Top Workplaces in Pittsburgh (Pittsburgh Post-Gazette 2011-2017)

•  Best Places to Work in Western Pennsylvania (Pittsburgh Business Times 2011-2017)

•  Special Award for Leadership in the Large Company Category — Vincent J. Delie, Jr., President and Chief Executive Officer (Top Workplaces in Pittsburgh, Pittsburgh Post-Gazette 2016)

Director Independence

Background. As a company that has securities listed on the NYSE, a majority of the members of our Board must be independent. Under the NYSE’s corporate governance standards, no director qualifies as independent unless our Board affirmatively determines that the director has no “material relationship” with F.N.B. The fact that a director or member of a director’s immediate family may have a material relationship with F.N.B. directly, or as a partner, owner, shareholder, or officer of an organization that has a relationship with F.N.B., will not necessarily preclude such director from being nominated for election to our Board. In assessing director independence, the Board must consider all relevant facts and circumstances in determining whether a material relationship exists. This portion of the proxy statement describes the NYSE independence standards for directors and the categorical independence standards that our Board adopted to guide it in evaluating director independence. The types of material relationships that the Board may consider under the NYSE and F.N.B. independence standards include commercial, legal, industrial, banking, business, consulting, accounting, charitable and family relationships.

The NYSE’s bright-line independence tests. The NYSE established director independence requirements in order to increase the quality of Board oversight at listed companies and to lessen the possibility that damaging conflicts of interests will influence Board decisions.

Some of the relationships that are deemed to automatically impair a director’s independence under NYSE’s “bright-line” tests include the following:

•	a director employed by F.N.B.;

•	a director’s immediate family member is an F.N.B. executive officer;

•	a director’s (or immediate family member’s) receipt of more than $120,000 per year in direct compensation from F.N.B.;

•	a director (or immediate family member) who has been an executive officer of a company where an F.N.B. executive officer serves on that company’s compensation committee;

•	a director’s (or immediate family member’s) relationship involving companies that make business-related payments to, or receive business-related payments from, F.N.B. in excess of certain amounts;

•	any of the above relationships that existed within the prior three years; or

•

a director is currently a partner or employee of a firm that is F.N.B.’s internal or external auditor, or has an immediate family member who is a current partner of such firm or who is a current employee of such firm and personally works on F.N.B.’s audit; or the director or an immediate family member was an employee or partner of such firm within the last three years and personally worked on F.N.B.’s audit during such time.

2018 Proxy Statement    41

Our Board of Directors and its Committees

More detail regarding the NYSE’s bright-line director independence tests, including the explanatory commentary, may be found at the NYSE’s website at www.nyse.com. The NYSE’s corporate governance standards do not define every relationship that may be considered by our Board to be material for purposes of determining a director’s independence.

F.N.B. Corporation categorical standards of director independence. In addition to the NYSE bright-line independence standards, F.N.B. has adopted categorical independence standards. F.N.B. categorical independence standards are described in its Corporate Governance Guidelines which may be found on our website at www.fnbcorporation.com under the “About Us” tab, selecting the “Investor Relations and Shareholder Services” option and scrolling to the “Corporate Governance” heading. The categorical independence standards define certain ordinary course of business transactions and other relationships that F.N.B.’s Board has concluded would not cause a director to cease to be independent. F.N.B.’s categorical standards include the following:

•

Financial relationship whereby a service or product provider that is an affiliated entity of a director or immediate family member has made payments to, or received payments from us or our affiliates in an amount that, in any of the last five fiscal years, does not exceed the greater of $1,000,000 or 2% of such provider’s consolidated gross revenue;

•

Business or financial transactions (e.g., loans, deposit accounts, or trust-, insurance- or investment-related services) with an affiliate of F.N.B., provided that such transaction is entered into in the ordinary course of business and on terms substantially similar to those prevailing at the time for comparable transactions for non-affiliated persons of F.N.B. or its affiliates; such transaction conforms with applicable federal regulatory standards; such transaction is not a loan that is disclosed in the most recent federal bank examination as non-accrual, past due, restructured or having significant potential problems; and termination of the business or financial relationship in the ordinary course of business would not reasonably be expected to have a material and adverse effect on the financial condition, results of operations or business of F.N.B. or its affiliate;

•

A director or immediate family member is associated as a partner or associate of, or of counsel to, a law firm that provides services to F.N.B. or its affiliates and the payments relating to such services do not exceed $1,000,000 or 2%, whichever is greater, of the law firm’s revenues in each of the past five years. Moreover, the F.N.B. Board adopted guidelines which provide that directors associated with law firms that provide services to F.N.B. adopt appropriate measures which are designed to preclude directors from participating in, or otherwise receiving, pecuniary or other benefits in connection with law firm services provided to F.N.B.; and

•

A director or an immediate family member is an officer, director or trustee of a charitable or not-for-profit entity that F.N.B., its subsidiaries or any foundation sponsored by or associated with F.N.B. or its subsidiaries, supports through grants or other support and the contributions by F.N.B. do not exceed the greater of $250,000 or 2% of the charitable organization’s or not-for-profit entity’s annual receipts.

In applying the NYSE and F.N.B. categorical independence standards, an “immediate family member” includes a director’s spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law and anyone who resides in such director’s home.

All relevant facts and circumstances. Our Corporate Governance Guidelines require that our Board “broadly consider all relevant facts and circumstances” especially in particular situations not covered by the NYSE bright-line independence standards or our categorical independence standards.

As required by the NYSE’s corporate governance rules, we will disclose any relationship that a director has with us that is not consistent with either the NYSE bright-line independence standards or our categorical independence standards in this proxy statement.

Director Independence Determinations

On February 21, 2018, our Board, with the assistance of the Nominating Committee, conducted an evaluation of F.N.B. director independence based on the director independence standards set forth in the F.N.B. Corporate Governance Guidelines, the NYSE corporate governance standards, and applicable SEC rules and regulations. As a result of this evaluation, our Board affirmatively determined that each of Directors Bena, Campbell, Chiafullo, Dively, Hormell, Malone, Martz, McCarthy, Mencini, Motley, Nicholas, Stanik and Strimbu is an independent director. Additionally, our Board affirmatively determined that former director Ms. Laura Ellsworth, who resigned from our Board on September 30, 2017, also was an independent director.

  42    F.N.B. Corporation

Our Board of Directors and its Committees

In making these determinations, the Board considered various categories of transactions, relationships and arrangements that existed between each independent director and the Company or its subsidiaries, including, but not limited to, business, legal, family and charitable. The following chart reflects relationships between F.N.B and each independent director, such director’s spouse and immediate family members (Personal or Family Relationships), and related interests, including a company or charitable organization of which such director or the director’s spouse is, or was, during 2017, a partner, officer, director, employee, or in which the director or the director’s spouse holds a significant ownership position (Affiliated Entity Relationships). All of these transactions meet our Board guidance on independence (i.e., made in the ordinary course of business, not preferential and fair market value, and involving normal risk of collectability).

Personal, Family and Affiliated Entity Relationships of F.N.B. Director Nominees

Personal or Family Relationships	Deposit, Wealth Management, and Similar Banking Products(1)	x	x	x	x	x	x	x	x	x		x	x	x	x
	Credit Relationships(2)(4)	x	x	x	x	x	x	x	x	x	x	x	x	x	x
	Charitable Contributions(3)			x		x	x					x	x		x
Affiliated Entity Relationships	Deposit, Wealth Management, and Similar Banking Products(1)	x		x				x	x				x	x	x
	Credit Relationships or Commercial Banking Products(2)(4)	x		x									x		x

(1)	Includes deposit accounts, trust accounts, certificates of deposit, safe deposit boxes, workplace banking or wealth management products.

(2)	Includes extensions of credit, including mortgages, commercial loans, home equity loans, credit cards, or similar products, as well as credit and credit-related products.

(3)	Includes charitable contributions made to entities affiliated with directors.

(4)

Includes extensions of credit, including commercial loans, credit cards or similar products, as well as credit, credit-related products, and other commercial banking products, including treasury management, foreign exchange and global trading services.

Customer Relationships. We provide financial services to most of our directors. We also provide financial services to some of their immediate family members and affiliated entities. We offer these services in the ordinary course of our business. We provide the services on substantially the same terms and conditions, including price, as we provide to other similarly situated customers.

Credit Relationships. We also extend credit to some of our directors and their immediate family members and affiliated entities. Federal Banking law (Regulation O) governs these extensions of credit. We have incorporated the Regulation O requirements as part of the F.N.B. categorical independence standards.

Business/Law Firm Relationships. We may also have other business relationships or professional services arrangements with entities affiliated with our directors or their immediate family members. These relationships are in the ordinary course of business. During 2017, the law firms with which Director Chiafullo and former Director Ellsworth are associated provided legal services to F.N.B. or FNBPA and received aggregate legal fees of $330 and $63,100, respectively. Director Chiafullo and former Director Ellsworth were not personally involved in providing such legal services, and former Director Ellsworth was reassigned from the Compensation Committee shortly after her law firm was engaged. Additionally, Director Chiafullo’s law firm frequently represents borrowers in lending transactions and, from time to time, represents borrowers in transactions where FNBPA is a lender. Director Chiafullo is not personally involved in providing legal services to these clients and any associated legal fees are paid out of the borrower’s loan proceeds, as is

2018 Proxy Statement    43

Our Board of Directors and its Committees

customary practice. Under his law firm’s procedures, Mr. Chiafullo is restricted from access to information regarding the borrower’s transaction with FNBPA and he does not receive any compensation related to such transactions. Under his law firm’s procedures, Mr. Chiafullo is restricted from access to information regarding the borrower’s transaction with FNBPA and he does not receive any compensation related to such transactions. The Board determined that such relationships are not material.

Also during 2017, Heeter, a commercial printing company where Director Bena serves as Vice President of Finance, provided printing services to subsidiaries of F.N.B. and received fees of approximately $500,000, or less than 2% of Heeter’s gross revenues for 2017. Heeter is one of five printing vendors employed by F.N.B.’s subsidiaries across their markets and has served as a printing vendor since 2010, pre-dating Director Bena’s assumption of her position at Heeter in April 2017. Director Bena does not receive special compensation from Heeter related to the business relationship between F.N.B. and Heeter and was not identified as a potential director nominee through such business relationship.

Certain Charitable Contributions. We make contributions to charitable organizations where our directors serve as directors or trustees or have other affiliations with the charity. Such contributions, donations and grants are in accordance with our applicable policies and practices.

As part of FNBPA’s community reinvestment outreach initiative, during 2017, FNBPA donated $100,000 to Imani Christian Academy, a Pittsburgh-based nonprofit organization that offers an alternative to the public education system, particularly for minority children from under-performing school districts. This donation is eligible for a 90% Pennsylvania tax credit which will reduce overall Company expense. Former Director Ellsworth is Chair of the Academy’s Board of Directors.

Additional transactions, relationships and arrangements that were considered by the Board are disclosed under Related Person Transactions.

Our Board affirmatively determined that Mr. Gurgovits (former CEO), Board Chairman Delie (current CEO), former Director Gary Nalbandian (former Chair and CEO of Metro Bancorp, Inc., (Metro) who retired from our Board on February 28, 2017) and former Director Scott M. Custer (former Chair and CEO of Yadkin Financial Corporation (Yadkin) who retired from our Board on March 24, 2017) are not independent under the NYSE corporate governance standards and F.N.B.’s categorical director independence standards by virtue of their former (Mr. Gurgovits) or current employment (CEO Delie) with the Corporation or the change in control compensation they received in connection with their former leadership roles with companies acquired by F.N.B. (see discussion under Related Persons Transactions).

Family Relationships

There are no family relationships among the executive officers and directors of the Company.

Executive Sessions of Our Board

Our Board conducted six executive sessions in 2017, of which two were attended by all directors and the CEO, two were attended exclusively by independent directors and two were attended exclusively by non-management directors. William B. Campbell, our Lead Director, presided at all executive sessions.

Director Stock Ownership Requirement

Our Board believes that each director’s equity ownership in the Corporation should be aligned with the Corporation’s shareholders. Accordingly, our Corporate Governance Guidelines require each of our directors to have beneficial ownership of the lesser of 40,000 shares of Corporation common stock (or common stock equivalent) or $400,000 in value of the Corporation’s common stock (or common stock equivalent). The Corporation’s director stock ownership requirement is progressively phased in over a six-year period. As of March 30, 2018, each F.N.B. director is in compliance with the stock ownership requirement.

  44    F.N.B. Corporation

Communications with Our Board

COMMUNICATIONS WITH OUR BOARD

Shareholders or other interested parties may send communications to our Board, the independent directors as a group, the Board Chairman, any committee chair, and/or any individual director, including our Lead Director, by addressing such communications to the Board, c/o Corporate Secretary, F.N.B. Corporation, One North Shore Center, 12 Federal Street, Pittsburgh, Pennsylvania 15212. The

Corporate Secretary, or his designee, will promptly forward all such communications submitted and addressed in this manner to the members of our Board or any designated individual director or directors, as the case may be. Our Corporate Secretary will forward all shareholder communications with the Board or individual directors without prior screening by the Corporate Secretary or any other employee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (Exchange Act) requires our executive officers and directors, as well as certain persons who beneficially own 10% or more of our common stock, to file reports of their ownership of our securities, as well as statements of changes in such ownership, with the SEC. To our knowledge, based solely on written representations received from our executive officers and directors and copies of the statements of ownership changes furnished to us by our executive officers and directors during 2017, we believe that all such filings required during 2017 were made on a timely basis. We do not have any shareholders who own 10% or more of our common stock who are required to file reports under Section 16(a) of the Exchange Act.

Security Ownership of Certain Beneficial Owners

We are not aware of any shareholder who was the beneficial owner of more than 5% of our outstanding common stock as of December 31, 2017, except for the entities identified in the table below:

Name and Address	Amount and Nature of Beneficial Ownership(1)	Percent of Outstanding Common Stock Beneficially Owned(2)
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	29,210,423(3)	9.0%
The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, PA 19355	28,019,614(4)	8.66%

(1)

Under the regulations of the SEC, a person who has or shares voting or investment power with respect to a security is considered a beneficial owner of the security. Voting power is the power to vote or direct the voting of shares, and investment power is the power to dispose of or direct the disposition of shares.

(2)	Based on 323,465,140 shares of Corporation common stock outstanding as of December 31, 2017.

(3)

According to Schedule 13G filed under the Exchange Act on January 29, 2018, by BlackRock, Inc. The Schedule 13G states that BlackRock, Inc. has sole voting power as to 28,004,338 shares and sole dispositive power as to 29,210,423 shares.

(4)

According to Schedule 13G filed under the Exchange Act on February 9, 2018, by The Vanguard Group, Inc. The Schedule 13G states that The Vanguard Group, Inc. has sole voting power over 171,039 shares, shared voting power over 28,255 shares, sole dispositive power over 27,846,544 shares, and shared dispositive power over 173,070 shares.

2018 Proxy Statement    45

Related Person Transactions

RELATED PERSON TRANSACTIONS

We have adopted a written policy formalizing the manner in which we review a proposed transaction involving the Company and any of our directors, any director nominees, any executive officers, any 5% or greater shareholder or any immediate family member of the foregoing (related persons) because of the possibility of a conflict of interest. A copy of this “Policy with Respect to Related Person Transactions” is posted on our website at www.fnbcorporation.com under the “About Us” tab, selecting the “Investor Relations and Shareholder Services” option and scrolling to the “Corporate Governance” heading. Under our policy, all proposed related person transactions except for (i) transactions generally available to all employees or shareholders of the Company, and (ii) compensatory transactions consistent with the plans, policies and decisions approved by the Company’s Board of Directors or Compensation Committee, must receive the prior approval of the Nominating Committee of our Board before we can take part in the transaction, and if such transaction continues for more than one year, the Nominating Committee and Board must annually approve the transaction. For purposes of this policy, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which the Company or any of its subsidiaries was, is or will be a participant, and the amount involved exceeds $120,000, and a related person had, has or will have a direct or indirect material interest. The category of related persons generally consists of the Company’s Directors, director nominees and executive officers, holders of 5% or more of the Company’s common stock, immediate family members of the foregoing persons and any entity owned or controlled by the foregoing persons.

Mr. Gurgovits’ son is the former employee and managing director of F.N.B. Capital Corporation, LLC, a merchant banking subsidiary of the Corporation. Due to the uncertainty as to whether the F.N.B. Capital investment activities would continue to be permissible under the final Dodd-Frank Volcker rules, Mr. Gurgovits’ son, along with the other F.N.B. Capital principals, resigned from F.N.B. Capital effective July 31, 2013. Mr. Gurgovits’ son and his fellow principals established a new company called Tecum Capital Partners, as a Small Business Investment Company licensed by the U.S. Small Business Administration (SBIC Fund) in 2013. Mr. Gurgovits’ son and the other principals are the sole owners of Tecum Capital Management (Tecum), the general partner of the SBIC Fund. In view of the detailed knowledge and experience that the Tecum principals had with respect to the F.N.B. Capital investment portfolio, F.N.B. Capital entered into an asset management agreement whereby Tecum manages the F.N.B. Capital investment portfolio for a quarterly fee based on the amount of assets under management. The economics and terms of the asset management arrangement were agreed to pursuant to an arms-length negotiation between F.N.B. Capital and Tecum. In 2017, F.N.B. Capital made total payments to Tecum of approximately $52,813 in fees pursuant to terms of the asset management advisory arrangement.

In addition, as of December 31, 2017, as anchor investor, F.N.B. committed to invest an aggregate amount of $14,700,000 (representing a 21.94% equity interest) in the SBIC Fund, subject to the same material terms and conditions as those of other co-investors in the SBIC Fund. The SBIC Fund has 61 co-investors, including six non-affiliated bank investors. The total commitment of all investors in the SBIC Fund is $66,900,000. Mr. Gurgovits has a 0.75% equity investment in the SBIC Fund. Mr. Gurgovits is on the SBIC Fund Board of Advisors and the fund’s Investment Committee. F.N.B. had a net book value of funded commitments at December 31, 2017, of $14,032,029 after investing $12,191,054 into the SBIC Fund (leaving a remaining unfunded commitment of $2,508,946).

Mr. Gurgovits and members of his immediate family also have co-invested an aggregate of $140,000 in a portfolio company of F.N.B. Capital on the same terms negotiated by F.N.B. Capital.

Also during 2017, Heeter, the commercial printing company where Director Bena serves as Vice President of Finance, provided printing services to subsidiaries of F.N.B. and received fees of approximately $500,000.00, or less than 2% of Heeter’s gross revenues for 2017. Heeter is one of five printing vendors employed by F.N.B.’s subsidiaries across their markets and has served as a printing vendor since 2010, pre-dating Director Bena’s assumption of her position at Heeter in April 2017. F.N.B. uses a competitive bidding and evaluation process in selecting printing firms for large-scale projects. Director Bena does not receive special compensation from Heeter related to the business relationship between F.N.B. and Heeter, and was not identified as a potential director nominee through such business relationship. Also, Heeter Printing has aggregate outstanding loans in the amount of approximately $5.7 million with FNBPA which are performing in accordance with their terms. The Board determined that such relationship is not material.

  46    F.N.B. Corporation

Related Person Transactions

Gary Nalbandian, the former Chairman, President and CEO of Metro Bancorp, Inc., was elected to the F.N.B. Board of Directors, effective February 12, 2016, upon consummation of the merger by which F.N.B. acquired Metro. In connection with the completion of the merger and related transactions, Mr. Nalbandian received approximately $2.4 million in 2016 as a change in control payment, as well as immediate vesting of all unvested incentive compensation awards, including equity awards, and is entitled to (i) continuation of disability and life insurance benefits until three years after completion of the merger; (ii) medical insurance coverage for Mr. Nalbandian and his dependents during his lifetime; (iii) directors’ and officers’ liability and fiduciary liability insurance coverage until six years after completion of the merger; and (iv) customary rights to indemnification and advancement of expenses with respect to actual or threatened third party claims. Additionally, FNBPA leases 4,744 square feet in a local business center from NN&S Associates, of which Mr. Nalbandian is a partner. FNBPA utilizes this leased space as a storage facility. The lease was originally entered into by NN&S Associates and FNBPA’s predecessor by merger, Metro Bank, on November 1, 2006, and was renewed by FNBPA, as successor to Metro Bank, in 2016 (the monthly lease amount at the time the lease expired was $5,161.05) for another five-year term that will expire on October 31, 2021. Under the terms of the lease arrangement, Mr. Nalbandian and his family members received approximately $44,164 in lease payments in 2017.

Scott Custer, the former Chairman, President and CEO of Yadkin, was elected to the F.N.B. Board of Directors, effective March 11, 2017, upon consummation of the merger by which F.N.B. acquired Yadkin. In connection with the completion of the merger and related transactions, Mr. Custer received approximately $2.0 million, which included change in control, pro-rated bonus (including vesting of prior equity awards), healthcare benefits and life/disability benefits, and a distribution of shares of F.N.B. common stock then valued at $3,751,578.34 from a rabbi trust previously established by Yadkin. F.N.B. also must provide Mr. Custer with directors’ and officers’ liability and fiduciary liability insurance coverage for a period of six years after completion of the merger and customary rights to indemnification and advancement of expenses with respect to actual or threatened third party claims. Mr. Custer entered into a one-year term Consulting Agreement which commenced on March 11, 2017 (effective date of the F.N.B.-Yadkin merger), which provided for Mr. Custer to furnish services to assist F.N.B. with the retention of employees and customers and to meet with customers for purposes of obtaining business. In exchange for his services under the consulting arrangement, F.N.B. was to compensate Mr. Custer in the annual amount of $600,000 netted against his F.N.B. director compensation. Mr. Custer resigned from the F.N.B. Board, effective March 24, 2017. Mr. Custer terminated the Consulting Agreement effective as of his March 24, 2017, resignation from the F.N.B. Board. Mr. Custer was paid $12,676.61 under the Consulting Agreement for his consulting services between March 11, 2017, and March 24, 2017.

In the ordinary course of our business, we have engaged and expect to continue engaging in ordinary banking transactions with our directors, executive officers, their immediate family members and entities in which they hold a position or ownership interest, including loans to such persons. Any loan to those persons or entities was made on substantially the same terms, including interest rates and collateral, as those prevailing at the time such loan was made as loans made to persons who were not related to us. These loans do not involve more than the normal credit collection risk and do not present any other unfavorable features.

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Executive Compensation and Other Proxy Disclosure

EXECUTIVE COMPENSATION AND OTHER PROXY DISCLOSURE

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee (“Committee”) during 2017 were Directors Ellsworth, Hormell, Malone, Motley, and Stanik. Mr. Hormell joined the Committee in October, at which time Ms. Ellsworth left the Committee. Neither we nor FNBPA has ever employed any member of the Committee. No such member has, during our last fiscal year, any relationship with us requiring disclosure under Item 404 of Regulation S-K or under the Compensation Committee Interlocks disclosure requirements of Item 407(e)(4) of Regulation S-K. We have determined that the Committee members are independent under the NYSE corporate governance standards, and are non-employees under the meaning of Rule 16b-3 under the Exchange Act. Our Board has delegated to the Committee the responsibility of setting the compensation of our directors, CEO, Chief Financial Officer (“CFO”) and Section 16 officers. The Committee met 9 times in 2017.

Authority and Responsibilities

The Committee administers our executive compensation programs, including the oversight of executive compensation policies and decisions, administration of our equity incentive plan and the annual cash incentive award plan applicable to Section 16 officers. The Committee administers and interprets our qualified and non-qualified benefit plans, establishes guidelines, approves participants in the non-qualified plans, approves grants and awards, and exercises other power and authority required and permitted under the plans and its Charter. The Committee also reviews and approves executive officer, including CEO, compensation, including, as applicable, salary, short-term incentive and long-term incentive compensation levels, perquisites and equity compensation. The Committee Charter reflects its responsibilities and the Committee reviews the Charter annually and recommends any proposed changes to the Board. A copy of the Committee Charter is available at our website, at www.fnbcorporation com under the “About Us” tab, selecting the “Investor Relations and Shareholder Services” option and scrolling to the “Corporate Governance” heading.

Delegation

From time to time, and subject to statutory and regulatory limitations, the Committee may delegate authority to fulfill various functions of administering the

Company’s plans to our employees. Currently, it delegates administration of our qualified plans to the Pension Committee, a committee of our senior officers who have the appropriate expertise, experience and background in handling defined benefit and defined contribution plans.

Independent Compensation Consultant

The Committee engaged an independent compensation consultant, McLagan, an AON company (Consultant), to assist with evaluating our compensation practices and to provide ongoing advice and recommendations regarding CEO, NEO and director compensation that are consistent with our business goals and pay philosophy. The Consultant is not affiliated with us. The Committee selected the Consultant for, among other reasons, its reputation for providing comprehensive solutions to complex compensation challenges facing companies and specific expertise in the financial services industry. In addition to services provided to the Committee, with the permission of the Committee, the Consultant provided advice and analysis to us regarding compensation practices of our mortgage department. In addition to McLagan, an AON affiliate, Radford, provided accounting services to us related to our long-term incentive plan and the valuation of the Yadkin stock options. The Committee has reviewed all services provided by the Consultants in 2017, and has determined that they are independent with respect to SEC standards.

The Consultant reported directly to the Chairman of the Committee. In performance of its duties, the Consultant interacted with our CEO, CFO, Executive Vice President, Human Resources and other employees. The CEO had various discussions with the Consultant related to our compensation programs, philosophy and Peer Group. Additionally, the CEO regularly attended Compensation Committee meetings and discussed with the Consultant and the Committee members, both during meetings and outside meetings, the appropriate base salary and short-term and long-term compensation of the Section 16 officers. The CFO regularly attended meetings of the Committee to discuss Company performance relative to the short-term and long-term plans versus peers. In addition, the Consultant communicated with, took direction from, and regularly interacted with the Chairman of the Committee and other members of the Committee in addition to attending Committee meetings on an as-needed basis.

  48    F.N.B. Corporation

Compensation Discussion and Analysis

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Overview

We have designed our compensation programs to align strong corporate performance and total compensation. We review our philosophy and our compensation programs annually to ensure that we are being competitive in attracting and retaining the appropriate executive talent, while maintaining good corporate governance practices. In determining executive compensation for 2017, the Committee considered the overwhelming support that the “Say-On-Pay” proposal received at our May 2017 Annual Meeting of Shareholders (2017 Annual Meeting) pertaining to 2016 compensation and the related Compensation Discussion and Analysis disclosure of 2016 compensation and certain 2017 items. Over 96% of the shareholders who voted on our proposal supported our compensation program. As a result, the Committee continued to apply the same effective principles and philosophy it has used in previous years in determining executive compensation and will continue to consider shareholder input and future advisory votes. We have provided an advisory vote to shareholders on an annual basis consistent with the frequency vote first supported by the shareholders at our 2011 Annual Meeting of Shareholders and again at our 2017 Annual Meeting. In addition to ongoing shareholder engagement discussions in 2017, following the 2017 Annual Meeting we conducted an outreach program directed to our largest shareholders to seek input regarding our executive compensation and governance practices. Furthermore, our CEO and CFO will continue to frequently meet with shareholders and prospective investors, while our Investor Relations Department will remain continually available to shareholders in order to ensure adequate methods to receive shareholder sentiment. In addition to peer-based performance comparisons, shareholder and investor relations are regularly discussed at our scheduled Board meetings.

Board Engagement

The Board plays a key role in the oversight of the Company’s strategy and commitment to engaging in a proactive outreach with our investors. The Board, as a group or as a subset of one or more directors, meets throughout the year with the Company’s senior executives, shareholders, regulators and organizations interested in our strategy, performance, corporate governance, or business practices. The board receives periodic updates from senior executive management regarding investor relations and shareholder engagement at each Board meeting and offers advice and counsel regarding such engagements.

Engagement and transparency with our shareholders helps the Company to gain useful feedback on a wide variety of topics. This information is shared regularly with the Company’s management and the Board and is considered in the processes that set the governance practices and strategic direction for the Company. Shareholder feedback also helps us to better tailor the public information we provide to our shareholders and other interested parties.

The Company routinely interacts and communicates with shareholders in a number of forums, including quarterly earnings presentations, SEC filings, the Annual Report and proxy statement, the annual meeting, industry conferences and other investor communications. Discussions preceding our annual meeting are usually focused on specific issues related to the proxy statement while discussions at other times of the year cover a broader range of topics, including our strategy and financial results and corporate governance matters.

In 2017, shareholder outreach activities included participation in more than 100 shareholder engagement discussions, covering shareholders representing in the aggregate more than 35% of our outstanding common stock, similar to our 2016 outreach program; presentations by senior management multiple investor conferences; and numerous in-person meetings in cities across the U.S. between members of senior management and existing and prospective domestic and international investors and other interested parties. Engagement topics included:

•	Company strategy, performance and operations;

•	Management and Board compensation;

•	Board structure and composition;

•	Corporate Governance Guidelines and Bylaws, including proxy access;

•	Succession planning;

•	Environmental and social issues, including diversity; and

•	Disclosures, including the format and content of our proxy.

2018 Proxy Statement    49

Compensation Discussion and Analysis

In addition, following our 2017 Annual Meeting, we reached out to our largest shareholders and two proxy advisory firms, ISS and Glass Lewis, specifically to review our executive compensation program and discuss any concerns they may have regarding it or our governance practices. As a result, we conducted a series of calls and in-person meetings during which we received valuable investor input regarding the design and disclosure of our executive compensation program, which was instrumental in the Compensation Committee’s decision to modify the Company’s long-term incentive plan to incorporate two performance metrics, as discussed in more detail in the Compensation Discussion and Analysis. This round of dialogue with our investors also provided beneficial insights on a number of the other topics listed above.

Shareholders and interested parties who wish to contact our Board of Directors, any Board member, including the Lead Independent Director, any committee chair, or the independent directors as a group, may mail their correspondence to: F.N.B. Corporation, Attention (name of Board member(s)), c/o Corporate Secretary’s Office, One North Shore Center, 12 Federal Street, Suite 503, Pittsburgh, PA 15212, or e-mail the Office of the Secretary at FNBCorporateSecretaryOffice@fnb-corp.com.

Corporate Performance

In 2017, we reported net income available to common stockholders of $191.2 million, an increase of 17% from 2016. On an operating basis, our 2017 net income available to common stockholders was $282.2 million, or 50% higher than 2016. Our 2017 operating earnings per diluted common share increased 3.3% to $0.93. As the charts below demonstrate, we have grown rapidly while simultaneously remaining profitable and efficient. This combination positions us to meet our long-term growth objectives in order to create shareholder value.

The following accomplishments during 2017 were key to our success and should serve us well moving forward:

•	Successful completion of the largest acquisition in F.N.B. history and expansion into the attractive Carolina markets through the acquisition of Yadkin.

•	Total revenue exceeded $1 billion for the first time in our history.
•	Continued investments in our infrastructure, while maintaining a peer-leading efficiency ratio.

•	Strong credit quality throughout 2017.

•	Strong dividend returned to our shareholders. Our dividend yield, as measured at year-end, was at the 84th percentile of our Regional Peer Group.

•	Exceed federal bank regulatory agency “well-capitalized” thresholds.

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Compensation Discussion and Analysis

•	We believe we are well-positioned to deliver greater shareholder value through a sustained earnings growth trajectory.

We have concentrated on moving F.N.B. into markets with more opportunities. During the previous 5 years, under our Chairman’s leadership, we have grown organically and by acquisition, with our acquisition strategy focused on attractive metropolitan markets. Specifically, we acquired financial services franchises in the contiguous markets of Baltimore, Maryland, and Cleveland, Ohio, through whole bank acquisitions, while expanding our presence in both Harrisburg and Pittsburgh, Pennsylvania, through both whole bank and branch acquisitions. Most recently in March 2017, we expanded into the highly attractive market of North Carolina, including Charlotte, Raleigh, and the Piedmont Triad (Winston-Salem, Greensboro and High Point) through the completion of the largest transaction in the history of F.N.B. We have a proven track record for gaining market share and significantly increasing scale as a result of our acquisition strategy. Through our acquisitions, we continue to produce strong financial returns by focusing on expanding our core competencies in the new and expanded markets. Our acquisition activity has resulted in significant growth in profits and changes in our overall financial results in a short period of time, including the impact of merger-related items on our financial results.

F.N.B. 2017 Performance - GAAP vs. Operating

•	ROAA — Return on average assets; net income as a percent of average assets

•	Operating ROAA — Operating net income return on average assets

•	ROATCE — Net income, adjusted for tax-affected amortization of intangibles, as a percent of average tangible common equity

•	Operating ROATCE — Operating net income as a percent of average tangible common equity

•	EPS — Diluted earnings per share, after extraordinary items if applicable

•

Operating EPS — Operating income, on a diluted per-share basis. Operating income includes adjustments that impact EPS results by approximately $0.30 per share, due to the exclusions of merger-related items of $0.12 per share and $0.18 per share related to the impact of a reduction in the valuation of net deferred tax assets due to the enactment of the Tax Cuts and Jobs Act in 2017.

Our acquisition strategy generally results in accompanying merger-related items that are commensurate with the size of the transaction and size of the acquired entity. Nonetheless, we attempt to minimize these items when possible such that we are able to reduce the financial impact of those merger-related items below those modeled. Therefore, in evaluation of our NEOs’ compensation in comparison to peers, we believe it is appropriate to exclude merger-related items associated with our growth and to make comparisons relative to peer performance on an operating basis. In addition, during the fourth quarter of 2017, we incurred a $54.0 million expense associated with the valuation of our net deferred tax assets due to the enactment of the Tax Cuts and Jobs Act. Accordingly, the financial impact of that item is excluded from our operating results.

Furthermore, in order to ensure our compensation levels remain appropriate and we properly compensate our NEOs for successful completion of strategically important and profitable growth, we rely on our operating results as a measure of success. We routinely evaluate our Peer Group on a pro forma basis due to our rapid and significant growth. The Peer Group we used for 2017 compensation contemplated our Yadkin acquisition and excluded companies with assets below $10 billion. We review our performance versus peers and our executive compensation analysis with such matters in mind in an effort to properly assess our relative performance. We expect to continue to review our NEOs in light of their ability to continue to create shareholder value through organic growth and acquisition-related growth and other strategic initiatives.

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Compensation Discussion and Analysis

Benchmarks

We desire our compensation programs to be competitive in the marketplace. Thus, for purposes of 2017 compensation, we compared ourself against commercial banks with assets in the $21 billion to $73 billion range as of December 31, 2016, located in the Continental United States (Peer Group) that includes the following financial institutions:

Associated Banc-Corp.

Comerica, Inc.

Commerce Bancshares, Inc.

Cullen/Frost Bankers, Inc.

East West Bancorp, Inc.

First Horizon National Corp.

First Republic Bank

Hancock Holding Co.

Investors Bancorp, Inc.

New York Community Bancorp

People’s United Financial, Inc.

Prosperity Bancshares, Inc.

Synovus Financial Corp.

TCF Financial Corporation

Umpqua Holdings Corp.

Valley National Bancorp

Webster Financial Corporation

Wintrust Financial Corporation

Zions Bancorporation

For purposes of comparing base salary, annual incentives, and long-term compensation, the Committee conducts a review of its benchmarks throughout the year with assistance from its independent compensation consultant using a variety of methods such as direct analysis of proxy statements of companies in the peer group, as well as a review of a compilation of survey data of companies of a similar size published by several sources. At the time of setting 2017 base salary and making short-term and long-term compensation awards for 2017, there were 19 organizations noted in the Peer Group. We compete for talent with the institutions in our Peer Group, as well as large financial institutions in our geographic markets. As we grow, we continue to add talent from large financial institutions with which we compete in many metropolitan markets. We believe the Peer Group is diverse and provides the necessary depth to be meaningful in setting salary and incentive goals and is an appropriate group from which to benchmark our compensation. After setting 2017 base salaries, we believe our NEOs’ base salaries and total target compensation approximates the 50th percentile of the Peer Group.

Summary of 2017 Executive Compensation Actions

Salaries

•	Increases: From 2016 to 2017, salary increases ranged from 4% to 13% for the named executive officers.

•	Current Positioning: We believe the officers’ current salaries are in line with median pay for similar positions in the market.

Executive Incentive Compensation Plan (EIC Plan)

•

Performance Metrics: Incentive payouts for 2017 performance were based on operating EPS vs. budget, operating return on average tangible common equity (ROATCE) vs. peers, and operating efficiency ratio vs. peers. We believe these measures closely align our annual performance goals and shareholder interests, support our long term expectations and properly reward management.

•	Payout: Based on our performance, we paid executives’ bonuses under the plan at 127.08% of target.

Long-Term Incentive Plan (LTIP)

•	Plan Structure: We granted our executives equity based on a predefined matrix defining grant values as a percentage of salary.

•	67% of award is performance-based

•	33% of award is service-based

•

Performance Metric: Total Shareholder Return (TSR) as a long-term incentive measure provides a peer comparison that aligns executives with the shareholders. However, after shareholder outreach sessions and an analysis of peer practices, the 2018 awards will incorporate a new metric, making performance vested equity subject to both Return on Average Tangible Assets (ROATA) and TSR. This change is discussed in more detail in the long-term awards section below. We believe, as long-term measures, ROATA and TSR provide a good peer comparison that creates shareholder value, while appropriately compensating management when delivering value in 2018.

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Compensation Discussion and Analysis

Key Compensation Governance Highlights

Policy	Description
Stock Ownership Policy	Our directors and certain senior level managers who participate in the long-term incentive plan, including our NEOs, are currently in compliance with a robust stock ownership policy.
Anti-Hedging Policy	Our anti-hedging policy prohibits our directors, NEOs, and executive officers from engaging in hedging transactions with Company stock.
Clawback Policy

Our compensation recoupment or clawback policy allows our Board to recoup any excess compensation paid to our NEOs if the Company restates its financial results upon which an award is based due to fraud, intentional misconduct or gross negligence.

Risk Assessment	We annually conduct a risk assessment of all of our compensation plans and the Committee annually reviews the assessment to ensure the compensation programs do not encourage inappropriate risk taking.

Compensation Philosophy

During 2017, the Compensation Committee reviewed and determined it appropriate to continue the formal executive compensation philosophy it adopted in 2015 to guide future compensation decisions. The overall goal of our compensation program is to pay at the median for relative peer median performance, below median pay for below relative peer median performance, and above median pay for above relative peer median performance. We believe it is important to continually monitor peers, plan design and all aspects of our performance, paying attention to financial metrics and strategic directions, including successful mergers and acquisitions.

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Compensation Discussion and Analysis

The following table shows why we pay each component and how we intend to position our compensation relative to our Peer Group.

Percentile Rank to Market
Component	Why We Pay this Component	Median Performance
Salary

We provide base salary to all salaried employees, including the NEOs, in order to provide each employee with a degree of financial certainty. Competitive base salaries further our compensation program objectives by allowing us to attract and retain talented employees by providing a fixed portion of compensation upon which all employees can rely.

50th Percentile
Annual Incentive (EIC Plan)

We believe that a significant amount of our NEOs’ compensation should be contingent on our performance. Our annual incentive plan focuses on our operating EPS, ROATCE and efficiency ratio. We believe a focus on those metrics will increase our total shareholder return. By paying a portion of the NEOs’ total compensation in variable incentive pay, we expect to drive our annual performance while increasing long-term shareholder value.

Long-Term Incentive Plan

We believe providing performance-based (2/3 of total equity) and service-based (1/3 of total equity) restricted stock units is an effective means of promoting long-term stock ownership by NEOs and rewards management for creating long-term shareholder value. We also believe that placing a significant portion of an executive’s compensation in stock, through restricted stock units, causes executives to focus on long-term performance resulting in risk mitigation and clearly aligns management and shareholder interests. We presently do not grant stock options.

Direct Compensation

Includes salary, annual incentive plan payouts, and LTIP payouts. To maintain a strong link between pay and performance, we place more weight on performance-based incentives rather than benefits like a Supplemental Executive Retirement Plan (SERP), pensions and other forms of non-direct compensation. By targeting a higher compensation positioning for direct compensation, we expect to be approximately at our targeted positioning for total compensation.

60th Percentile
Other Benefits and Perquisites

We do not have an active SERP or pension, and instead promote performance-based compensation. Other perquisites are intended to be in line with market practice, including health and welfare benefits on the same basis as our general employee population.

Total Compensation	Includes all elements in this table.	50th Percentile

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Compensation Discussion and Analysis

The various components of the NEOs’ total compensation are detailed below.

Base Salary

•	How We Determine the Amount

Each year the Committee reviews salaries and determines adjustments to each NEO’s base salary based upon an assessment of the NEO’s performance versus job responsibilities, including the impact of such performance and contributions on our financial results. We target base salary for NEOs at the median of the peer group. We review base salary annually and adjust it as the Committee deems appropriate. In certain cases, the Committee increases base salary in order to raise the NEO’s annual salary to reflect more closely the annual salaries of comparably performing peer group executives.

Typically, we preliminarily review the compensation levels of the CEO and other NEOs in the last quarter of the year in order to evaluate compensation for the upcoming year, including potential salary adjustments. This review determined that our Section 16 officers’ base salaries generally approximated the 35th percentile of the Peer Group.

Based on the above information and the continued strong performance compared to peers over a long period, including a strong dividend, strong credit quality and top quartile efficiency ratio, effective January 1, 2017, we increased Mr. Delie’s annual base salary to approximate the median of the Peer Group we used for setting base compensation. We believe that Mr. Delie’s total compensation level is competitive with chief executive officers’ salaries within the financial services industries and the Peer Group and is consistent with the Company’s philosophy.

Accordingly, the Committee increased each of the NEOs’ salaries to remain at or approximate the 50th percentile of the Peer Group and set their 2017 salaries as noted in the table below.

Name	2016 Salary	2017 Salary	% Increase	Approximate Market Positioning After Increase
Vincent J. Delie, Jr.	928,008	1,050,000	13.2%	50th percentile
Vincent J. Calabrese, Jr.	460,008	480,000	4.3%	50th percentile
Gary L. Guerrieri	390,000	440,000	12.8%	50th percentile
Robert M. Moorehead	375,000	425,000	13.3%	50th percentile
Barry C. Robinson	350,016	375,000	7.1%	50th percentile

In 2017, we set the NEOs’ 2018 salaries as follows:

Delie	$1,076,000
Calabrese	$492,000
Guerrieri	$451,000
Moorehead	$436,000
Robinson	$384,000

•	Relation of Base Salary to Other Components of Compensation

An NEO’s base salary is a reference point for the executive’s annual incentive opportunities. The Committee determines the level at which each NEO participates in the annual EIC Plan under the F.N.B. Corporation 2007 Incentive Compensation Plan, as Amended and Restated May 20, 2015 (2007 Plan or Incentive Plan). his level is typically expressed as a percentage amount. For example, if an NEO participates in the EIC Plan at the 40% level, it means that the NEO’s target incentive opportunity is the NEO’s base salary multiplied by 40%. In addition, prior to 2007, base salary was the only component of compensation in the formula used to calculate an NEO’s pension benefit accrual under the Company’s Pension Plan. An NEO may also defer a portion of his or her base salary and bonus into the Company’s 401(k) Plan.

Annual Incentive Awards

We intend our EIC Plan to provide additional compensation to our NEOs in the form of performance-based awards that are based on our achievement of certain financial objectives. The EIC Plan is open to each NEO.

•	How We Determine the Amount

Philosophy

We target short-term, annual incentive compensation of the CEO and the other NEOs such that their compensation is tied directly to the Company’s performance. We measure our annual performance against three weighted target goals set by the Committee: operating EPS, ROATCE and efficiency ratio. We believe these performance goals are critical to F.N.B.’s growth and profitability, as well as

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Compensation Discussion and Analysis

contributors to the long-term creation and preservation of shareholder value. In evaluating performance, the Committee considers in the calculation items not in the normal course of annual operations and their resulting effect on our performance (i.e. significant merger and acquisition transactions, investment gains or losses, corporate and balance sheet restructuring, significant asset sales and other items it deems appropriate in measuring our performance against the target goal). We set the target incentive award level for each NEO based upon market-competitive incentive opportunities as provided by McLagan for executives performing similar duties and the Committee has the sole discretion to determine all annual bonuses for the CEO and other NEOs.

Calculation

Our 2017 performance goals are reflected in the table below.

Performance Goals

Key Performance Measurement	Weight	Threshold	Target	Maximum
Operating EPS vs. Operating Budget	70%	$0.860 (90% Budget)	$0.956 (100% Budget)	$1.052 (110% Budget)
Operating ROATCE vs. Peer Group	20%	25th Percentile	50th Percentile	75th Percentile
Operating Efficiency Ratio vs. Peer Group	10%	25th Percentile	50th Percentile	75th Percentile
Total	100%

We calculate performance for each specific key performance measurement independently to determine the payout for that key performance measurement. The sum of the awards for each key performance measurement determines the total incentive award.

The CEO and other NEOs have an incentive opportunity expressed as a percentage of each of their base salaries, with the possibility of achieving an incentive payout as more particularly set forth in the table below.

The payout potential established for each NEO in 2017 was as follows:

Name	Below Threshold	Threshold (50%)	Target (100%)	Maximum (200%)
Vincent J. Delie, Jr.	0%	50%	100%	200%
Vincent J. Calabrese, Jr.	0%	40%	80%	160%
Gary L. Guerrieri	0%	30%	60%	120%
Robert M. Moorehead	0%	30%	60%	120%
Barry C. Robinson	0%	30%	60%	120%

2017 Awards

The chart below reflects the Company’s 2017 performance for purposes of our EIC Plan and is more particularly detailed in the narrative that follows:

Incentive Plan

2017 Performance Calculations

Key Performance Indicator	Weight	Target 100%	Actual Results	Actual Performance (% of Target Payout)(1)	Payout Percent
Operating EPS vs. Operating Budget	70%	$0.956	$0.948	95.8%	67.08%
Operating ROATCE vs. Peer Group (Percentile)	20%	50th percentile	94th percentile	200.0%	40.00%
Operating Efficiency Ratio vs. Peer Group (Percentile)	10%	50th percentile	84th percentile	200.0%	20.00%
Total	100%				127.08%

(1)	Performance results between target and maximum is interpolated between levels.

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Compensation Discussion and Analysis

After adjustments for certain items, adjusted operating EPS was $0.9481. Operating ROATCE was 15.74% and the operating efficiency ratio was 54.25%, exceeding peer median performance and in the top quartile. The Committee certified the adjustment to the GAAP EPS results of $0.319 per share, predominantly due to an exclusion of a deferred tax asset (DTA) valuation adjustment of $0.178 stemming from tax reform, merger-related expenses of $0.124, merger-related securities gains of $0.006, SBA purchase accounting adjustments reflected in Goodwill of $0.008, and $0.015 related to lost mortgage revenue due to the unanticipated departure of North Carolina mortgage personnel. Based on these results, the formula under our EIC Plan provided for a payment for corporate performance for each NEO at 127.08% of their target award amount. These continued strong financial results versus our Peer Group and performance relative to our financial plan provide each NEO with an annual incentive bonus of 127.08% of the NEO’s target, as more particularly reflected in the 2017 Summary Compensation Table.

•	Relation of Annual Incentives to Other Components of Compensation

As noted in the Base Salary discussion above, annual incentive compensation is directly related to base compensation. An NEO may also defer a portion of his bonus into the Company’s 401(k) Plan. Previously, we used any cash bonus paid to any participant in the defined benefit plan, including NEOs to calculate each participant’s retirement benefit. Since 2011, no additional accruals have been made for any participant in the defined benefit plan.

Long-Term Awards

Service-based and performance-based restricted stock awards were provided to our NEOs under our 2007 Plan as stated in the 2017 Grants of Plan-Based Awards table. The restricted stock units reward NEOs based on the Company’s achievement of certain financial objectives, in the case of performance-based awards, and assist with the retention of key executives. The 2007 Plan is open to each NEO and all other salaried personnel selected by our CEO and the Committee for participation.

•	How We Determine the Amount

A target award level is established for each NEO based upon the executive officer’s level of responsibility, and set the levels such that the award amount increases as the officer’s level of responsibility in the organization increases. Our current targets are as set forth below:

Name	LTI Plan Opportunity (% of Salary)
Vincent J. Delie, Jr.	270%
Vincent J. Calabrese, Jr.	175%
Gary L. Guerrieri	75%
Robert M. Moorehead	75%
Barry C. Robinson	75%

1	A reconciliation of reported EPS to adjusted EPS amounts is as follows (the amount represents the after tax amount):

EPS	After Tax Adjustments	Amount
As reported (GAAP)		$0.629
	DTA valuation adjustment due to tax reform	0.178
	Merger-related expenses, net	0.124
	Merger-related securities gains, net	(0.006)
	SBA purchase accounting adjustment	0.008
	Mortgage revenue loss	0.015
As adjusted		$0.948

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Compensation Discussion and Analysis

In setting target levels, we believe it is appropriate to understand the ownership levels of our NEOs that resulted from prior award grants and the ultimate vested amount of stock, including our NEOs ownership levels as compared to peers. We periodically conduct a review of the ownership levels of our NEOs compared to peers and their overall ownership levels. Our most recent analysis indicates that our NEOs as a group, and our CEO and CFO individually, are in the bottom quartile of ownership compared to peers despite our continued growth and strong performance.

At the time of granting the awards, the Committee sets the award amount for each participant level in a manner designed to provide competitive long-term compensation based on data provided by McLagan as market-competitive incentive opportunities for executives performing similar duties. The award was divided into two components, one-third as a service-based award (Service-Based Awards) and two-thirds as a performance-based award (Performance-Based Awards). The performance awards only vest if certain performance requirements are met as set forth in the awards. We believe this allocation of equity awards is appropriate to reward NEOs for loyalty to the Company, encourage stock ownership, provide increased ownership and retain our key executives. The Performance-Based Awards help drive our performance, while creating shareholder value by linking the shareholders’ interests and the NEOs’ interests in long-term success. The NEO will forfeit both types of awards if the NEO terminates employment before the cliff vesting date, other than as a result of retirement, death or disability. The Committee used survey data from McLagan when positioning the target long-term incentive compensation such that an award when realized by the NEO at target, as a percent of salary, would approximate the 60th percentile of direct compensation and the 50th percentile of total compensation. The Committee also considered the accounting impact on earnings and recommendations of the CEO with respect to all NEOs other than himself when making the awards.

Our Performance-Based Awards are designed to align management’s long-term incentive compensation with our total shareholder return objective. In order to qualify for vesting of the awards that were granted in 2017, each NEO must meet two criteria. The NEO must remain continuously employed by us from the date of the award to the vesting date and our relative total shareholder return during the performance period must equal or exceed the 25th percentile performance of our Peer Group. If the NEOs do not meet the criteria, the awards will not vest and the NEOs will not receive any shares or payment. If the NEOs meet the criteria, the number of Performance-Based Awards that vest is contingent upon the degree of achievement of certain performance levels compared to a group of peer financial institutions. The Company’s performance levels are based on our relative total shareholder return during a three-year performance period versus our Peer Group as set forth in the table below:

Performance Level	Percent Rank	Vesting Percentage
Threshold	25th Percentile	25% of Target
Target	50th Percentile	100% of Target
Maximum	75th Percentile	175% of Target

We target TSR in the 50th percentile of the Peer Group, with threshold performance at the 25th percentile and a maximum payout for performance at or above the 75th percentile. Two additional restrictions on the vesting of the restricted stock units (RSUs) include:

•	The vested RSUs will be limited to the target amount if FNB’s TSR is negative, and

•	The maximum dollar value between performance and any increase in total shareholder value will be capped at 350% of the grant date value.

We believe the size of the Peer Group (19) is large enough to reduce potential volatility that may result when peer financial institutions are acquired during the three-year performance period and, therefore, are unavailable for measurement comparison purposes.

We expect the Peer Group to provide a meaningful comparison based upon our current asset size and anticipated growth over the award performance period.

The Service-Based Awards and Performance-Based Awards granted in 2017 are described in the 2017 Summary Compensation Table below. In 2017, two cycles of Performance-Based Awards vested, the 2013 and 2014 awards. This was a result of the performance cycle for the awards changing from four years to three years in 2014, and, at the same time, changing the performance period from calendar year, to April 1st thru March 31st of the third subsequent year. The 2013 Performance-Based Awards that vested in 2017 were for the performance period from 2013-2016, and vested between the target and maximum level for all NEOs at 119 percent of the

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Compensation Discussion and Analysis

initial award amount. The 2014 Performance-Based Awards that vested in 2017 were for the performance period from April 1, 2014, thru March 31, 2017, and vested between the threshold and target level for all NEOs at 50 percent of the initial award amount. The shares that vested are detailed in the 2017 Outstanding Equity Awards at Fiscal Year-End table.

Additionally, we anticipate that the performance awards granted to all NEOs in 2015 that vest in 2018 will not meet the threshold level. Overall, we anticipate that the 2015 grants as reflected in the Summary Compensation Table will vest as more particularly set forth below:

Name	2015 Long-Term Incentive Plan Grant		Anticipated Vesting Amount
	Time-Based	Performance-Based	Time-Based(1)	Performance-Based
Vincent J. Delie, Jr.	25,136	51,033	27,684	0
Vincent J. Calabrese, Jr.	8,989	18,200	9,901	0
Gary L. Guerrieri	6,818	13,841	7,501	0
Robert M. Moorehead	2,636	5,352	2,903	0
Barry C. Robinson	2,577	5,224	2,834	0

(1)	Total includes divided equivalent units.

In 2014, we changed our LTIP such that shares vest based on TSR performance compared to peers. When we spoke with 10 of our largest institutional shareholders in the latter months of 2017 and early 2018, the majority, including ISS and Glass Lewis, expressed a preference for long-term performance awards to be tied to more than one performance measure. A number of our investors commented that TSR as a standalone metric may not be the most effective measure of strong executive and Company financial performance and that use of multiple metrics may better convey the alignment of shareholder value with execution of the business strategy. In tandem with this investor feedback and with the assistance of our Consultant, we studied various alternatives for changes to our LTIP. Our study determined that most of the Company’s peers use two metrics in their long-term plan and combine TSR with a profitability metric as the plan performance measures. As our shareholder outreach progressed and we shared conceptual changes to our plan in this regard, our investors generally viewed them as favorable.

Based on this analysis and shareholder feedback, the committee determined to amend the calculation of how the LTIP shares will vest. The 2018 long-term plan awards will continue to be 2/3 performance-based and 1/3 time-based; however, the calculation of how the performance-based shares will vest will change. At the time of vesting, we will measure performance using ROATA relative to peers as an initial screen. Consistent with our current plan design, target performance will be peer median and equate to an award of 100 percent of the target. Threshold performance will be at the 25th percentile and will result in an award at 25 percent of target and maximum performance will occur at the 75th percentile and will result in an award at 175 percent of target. The result calculated using ROATA may be adjusted up or down by up to 25 percent based upon our relative TSR performance. Performance at threshold, or the 25th percentile, will reduce the award by 25 percent and performance at maximum, the 75th percentile, will increase the award 25 percent. All results in between these metrics will be interpolated such that a result at peer median for total shareholder return will not result in an adjustment to the award calculation after the ROATA measurement. Awards will continue to cliff vest over 3 years.

We believe this new LTIP design properly aligns our NEOs and shareholder interests. Moreover, the LTIP ensures that the long-term performance plan accounts for multiple measures and will help to increase our NEOs beneficial stock ownership. Nonetheless, we will continue to monitor the effectiveness of our program in properly rewarding our CEO and NEOs for delivering long-term shareholder value and strong financial results. We believe the plan does not incent unnecessary risk taking and is consistent with our Risk Appetite Statement.

•	Relation of Long-Term Incentive to Other Components of Compensation

Long-term incentive compensation earned by the NEOs is a component of total compensation and is benchmarked against our Company’s Peer Group and survey data provided by our independent compensation consultant. It does not impact any other component of the NEOs’ compensation or benefits. However, the program is designed to increase the NEOs’ overall compensation in alignment with an increase in shareholder value such that achievement of the performance goals will result in increased compensation.

2018 Proxy Statement    59

Compensation Discussion and Analysis

Management Stock Ownership Policy

We maintain a Management Stock Ownership Policy that requires the CEO, the other NEOs and certain senior management who participate in the long-term incentive plan, the 2007 Plan, and any successor plan to have varying levels of stock ownership based upon the officer’s participation level in the plan. The policy requires participants to hold the lesser of a specific share amount or a number of shares equal to a specific dollar threshold that is a multiple of the participant’s salary. We believe that this policy aligns management and shareholder interests and acts as a risk mitigant because our NEOs have a significant long-term stake in our success. Under our policy, acceptable forms of stock ownership include:

•	shares owned individually and by immediate family;

•	long-term stock awards, including all restricted stock and unit awards;

•	shares held in the 401(k) Plan; and

•	vested stock options.

Specific ownership guidelines for the NEOs are as follows:

Named Executive Officer	Share Value	Number of Shares
Vincent J. Delie, Jr.	5 x salary	250,000
Vincent J. Calabrese, Jr.	3 x salary	100,000
Gary L. Guerrieri	3 x salary	100,000
Robert M. Moorehead	3 x salary	100,000
Barry C. Robinson	3 x salary	100,000

We annually review progress toward achieving the ownership guidelines. Our NEOs are required to reach the stock ownership guidelines within five years after the later of any of the following events: commencement of participation in the long-term incentive portion of the 2007 Plan; promotion to a higher participation level; or, we increase a participant’s ownership requirement. If an NEO does not hold the required share amount after the five-year period, the NEO will receive any future incentive awards as stock, in lieu of cash, that the participant must hold until he or she reaches the applicable required ownership level. All of our NEOs currently meet the required stock ownership levels based on prior policies and are within the time period allotted to achieve the level required under our current stock ownership guidelines.

Retirement and Other Post-Employment Benefits

All employees are eligible to participate in a 401(k) Plan. All salaried employees hired before January 1, 2008, except employees of First National Insurance Agency, LLC (FNIA), participated in our defined benefit pension plan, the Retirement Income Plan (RIP), through December 31, 2010. At that time, we froze each participant’s accrued benefit amount and ceased future accruals.

•	Why We Pay these Benefits to Executives

In general, we have designed our retirement plans to provide NEOs and other employees with financial security after retirement. We provide matching contributions and a performance-based contribution under the 401(k) Plan for all employees, including the

NEOs. Previously, we offered a defined benefit pension plan, the RIP. We detail its benefits to employees more particularly in the narrative accompanying the 2017 Pension Benefits table. Additionally, due to Code limits on the amount of compensation that may be recognized for tax-qualified retirement plans, certain NEOs were unable to make the full amount of contributions to the 401(k) Plan and the amount of their total pay that is included in the calculation of their pension benefit is limited. Therefore, we offered the F.N.B. Corporation ERISA Excess Retirement Plan (Excess Plan) and continue to offer the F.N.B. Corporation ERISA Excess Lost Match Plan to allow any affected employee, including the NEO’s, to receive the full benefit intended by the qualified retirement plans. In 2010, we amended these plans consistent with the amendments to the RIP.

In addition to those plans, we previously provided to some senior executives, including Mr. Guerrieri, a supplemental executive retirement plan, called the Basic Retirement Plan (BRP), which is designed to supplement the benefits provided by the RIP and the ERISA Excess Plan. The purpose of the BRP was to insure a minimum level of retirement income for the NEOs and other senior officers who participated in the plan. We closed the BRP to new participants and ceased future accruals for all participants, effective December 31, 2008.

We believe post-retirement compensation is necessary to attract and retain talented executives and that our post-retirement benefits are competitive

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Compensation Discussion and Analysis

in the industry and provide NEOs with appropriate retirement benefits.

We provide severance and change in control payments through employment contracts that provide additional security for our NEOs. We determined that the continued retention of the services of our NEOs on a long-term basis fosters stability of senior management through retention of well-qualified officers. The 2017 Potential Payments Upon Termination or Change in Control tables and accompanying narrative detail the NEOs’ employment contracts.

•	How We Determine the Amount to Pay

The RIP benefit is determined by a precise formula set forth in the plan document and explained in the narrative accompanying the 2017 Pension Benefits table. The ERISA Excess Lost Match Plan and ERISA Excess Plan benefit formulas are based upon the specific opportunity or the amounts lost by the participant due to Code limits and are more fully detailed in the 2017 Pension Benefits table and narrative. The benefit under the BRP is a monthly benefit equal to a target benefit percentage based on years of service at retirement and a designated tier as determined by the Committee and detailed in the narrative accompanying the 2017 Pension Benefits table. We do not grant extra years of credited service under any of our qualified or non-qualified plans. The termination and change in control benefits for NEOs were set by contract and are described more fully in the 2017 Potential Payments Upon Termination or Change in Control tables and in the narrative accompanying the 2017 Summary Compensation Table.

•	Relation of these Benefits to Other Components of Compensation

Retirement benefits are directly linked to the amount of the NEO’s total pay, which includes base salary and annual incentive compensation. Similarly, while the NEO’s termination benefits are determined under their respective employment agreements, generally, termination benefits are a product of base compensation and in the case of Messrs. Delie, Calabrese and Moorehead, their annual bonus, if any.

Other Benefits and Perquisites

The NEOs participate in a wide array of benefit plans that are generally available to all employees of the Company, including the RIP2 and the 401(k) Plan. Benefits primarily consist of participation in the Company’s defined benefit, defined contribution and health and welfare benefit plans. In addition, some of the NEOs receive perquisites in the form of club membership dues, a company car and other perquisites detailed as part of the 2017 Summary Compensation Table and accompanying narrative. We provide club membership dues to certain NEOs in order to provide them with the ability to entertain customers, potential customers and various business contacts, which is an integral part of our industry. Similarly, we provide certain NEOs a company car for purposes of appropriate transportation for entertainment of customers, vendors and business contacts and traveling between our facilities. It is the Committee’s policy that it will not include tax gross-ups in any new or amended employment agreements.

Tax and Accounting Treatment of Compensation

Section 162(m) of the Code limits the deductibility of compensation in excess of one million dollars paid to the CEO and the three most highly compensated executive officers other than the CFO, unless such compensation qualifies as “performance-based compensation.” We intend for Performance-Based Awards of restricted stock units and annual incentive compensation granted under our 2007 Plan to meet the performance-based compensation exception to the annual one-million-dollar limitation. However, there can be no assurance that any amounts paid will be deductible under Section 162(m). While we are cognizant of the tax deduction limitations applicable to our compensation program for NEOs, we may set compensation levels or structure arrangements outside the deduction limitations if we deem the amount of compensation appropriate. The Committee has the discretion to establish the compensation paid, or intended to be paid or awarded to the NEOs, as the Committee may determine is in our and our shareholders’ best interest. This is an important feature of our compensation practices because it provides the Committee with sufficient flexibility to respond to specific situations we encounter.

We are also aware of recent changes to the tax code as part of the “Tax Cuts and Jobs Act of 2017” and will review compensation issues in light of such in our future

2

As noted in the Retirement and Other Post-Employment Benefits section, we closed the RIP to employees hired after December 31, 2007, and froze all benefits for all participants effective December 31, 2010.

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decisions. In addition, Section 409A of the Code provides for an additional tax on executives with respect to various features of deferred compensation arrangements. We have made the appropriate changes to our non-qualified retirement plans and employment agreements to help ensure compliance with Code Section 409A and that there are no adverse impacts on F.N.B. or its executive officers as a result of Section 409A. We do not expect these changes to have a material tax or financial effect on us.

As discussed above, we have calculated and discussed with the Committee the tax impact to us and the executives of each of our cash and equity compensation awards and agreements. We also calculate and monitor the accounting expense related to equity-based compensation using the guidance of Accounting Standards Codification (ASC) Topic 718, Compensation — Stock Compensation.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board has reviewed and discussed the Compensation Discussion and Analysis of this proxy statement with the Company’s management and, based on such review and discussion, we recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement. Portions of this proxy statement, including the Compensation Discussion and Analysis, have been incorporated by reference into the

Company’s Annual Report on Form 10-K for the Company’s fiscal year ended December 31, 2017.

Respectfully submitted,

David J. Malone, Chair

Robert A. Hormell

David L. Motley

John S. Stanik

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2017 Summary Compensation Table

The following table shows the total compensation paid or earned by the Company’s CEO, CFO and the three most highly-paid executive officers other than the CEO and CFO who were employed as of December 31, 2017. Each of the above is referred to as an NEO and together, NEOs. The amounts include services rendered in all capacities to us and our subsidiaries for our year ended December 31, 2017:

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Vincent J. Delie, Jr. President and CEO	2017	1,029,808	0	2,716,739	0	1,334,340	20,128	248,348	5,349,363
	2016	928,008	0	2,263,817	0	1,220,516	12,295	169,132	4,593,768
	2015	905,016	0	3,548,672	0	993,635	0	201,582	5,648,905
Vincent J. Calabrese, Jr. Chief Financial Officer	2017	470,769	0	787,395	0	487,987	11,104	86,825	1,844,080
	2016	460,008	0	740,643	0	423,502	7,228	77,435	1,708,816
	2015	445,008	0	1,359,021	0	366,438	0	99,097	2,269,564
Gary L. Guerrieri Chief Credit Officer	2017	431,539	0	309,348	0	335,491	95,521	80,051	1,251,950
	2016	390,000	0	285,439	0	256,464	60,571	57,870	1,050,344
	2015	360,000	0	272,290	0	247,032	0	80,089	959,411
Robert M. Moorehead Chief Wholesale Banking Officer	2017	416,827	0	298,797	0	324,054	0	61,955	1,101,633
	2016	375,000	0	274,450	0	246,600	0	55,466	951,516
	2015	283,874	0	105,283	0	170,370	0	58,797	618,324
Barry C. Robinson Chief Consumer Banking Officer	2017	367,788	0	263,657	0	285,930	0	36,608	953,983
	2016	350,016	0	256,160	0	230,171	0	30,760	867,107
	2015	274,676	0	102,766	0	137,242	0	34,471	549,155

(1)	Payments under the Company’s annual incentive plan for 2017 are reported in the Non-Equity Incentive Plan Compensation column instead of in the Bonus column, in accordance with SEC requirements.

(2)

The restricted stock award amounts shown in this table represent the dollar amount of awards granted during the fiscal year determined pursuant to ASC Topic 718. Assumptions used in the calculation of this amount are included in Note 16 to the Company’s audited financial statements for the fiscal year ended December 31, 2017, included in the Company’s Annual Report on Form 10-K filed with the SEC on February 28, 2018. The restricted stock awards granted under the 2007 Plan vest either after (i) the NEO’s continued employment with the Company or one of its affiliates for three years or (ii) the Company’s achievement of performance goals and the NEO’s continued employment with the Company or one of its affiliates for three years. We issued Service-Based Awards and Performance-Based Awards in restricted stock units. The restricted stock units earn dividend equivalents, which are subject to the same restrictions and vesting schedule as the underlying restricted stock units. The amounts reflected in the table assume that each NEO will perform the requisite service and we will achieve the required performance goals at target levels. The following table provides additional information regarding the Performance-Based Awards granted during 2017. The target amounts have been included in the above table and are reflected below for comparative purposes:

	At Target ($)	At Maximum ($)
Mr. Delie	1,721,897	3,013,320
Mr. Calabrese	510,192	892,836
Mr. Guerrieri	200,436	350,763
Mr. Moorehead	193,606	338,811
Mr. Robinson	170,831	298,954

The amount for Mr. Delie also includes stock awards valued at $59,289 for service as a director in 2017 that vested immediately upon grant. (See the narrative under Executive Directors in the section of this proxy statement discussing Director Compensation.)

(3)

Amount earned by the NEO as an annual incentive bonus under our EIC Plan, based upon the Company’s performance. The EIC Plan is discussed in further detail in the Compensation Discussion and Analysis under the heading Annual Incentive Awards.

(4)

The amounts in this column reflect the actuarial change in the present value of the NEO’s benefit under all of our pension plans determined using interest rate and mortality rate assumptions consistent with those used in our financial statements and include amounts that the NEO may not currently be entitled to receive because such amounts are not vested. Our pension plans are described in the narrative accompanying the 2017 Pension Benefits table. We do not pay or provide above-market interest under Non-Qualified Deferred Compensation Plans.

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(5)	Amounts in this column are explained in the 2017 Other Compensation Table and the 2017 Perquisites Table that follow the 2017 Summary Compensation Table.

2017 Other Compensation Table

The following table reflects the items included in the All Other Compensation column of the 2017 Summary Compensation Table shown above.

Name	Perquisites ($)	401(k) Match and Company Contributions ($)	Lost Match ($)(1)	Excess Liability Insurance Premium ($)	Other ($)(2)	Total All Other Compensation ($)
Vincent J. Delie, Jr.	54,900	16,375	123,125	409	53,539	248,348
Vincent J. Calabrese, Jr.	29,401	16,375	37,986	409	2,654	86,825
Gary L. Guerrieri	16,476	16,375	26,541	409	20,250	80,051
Robert M. Moorehead	14,180	16,375	23,791	409	7,200	61,955
Barry C. Robinson	0	16,375	19,824	409	0	36,608

(1)	This amount reflects Company contributions during the year to the ERISA Excess Lost Match Plan as more fully described in the narrative accompanying the 2017 Non-Qualified Deferred Compensation Table.

(2)

The amount reported as “Other” for Messrs. Delie, Calabrese and Guerrieri represents a lump sum payout of certain accrued vacation time under the Company’s carryover vacation time policy. The amount reported as “Other” for Mr. Moorehead represents a car allowance from the Company.

2017 Perquisites Table(1)

The NEOs receive various perquisites provided by or paid for by us pursuant to our policies or individual agreements with the executive. SEC rules require disclosure of the perquisites and other personal benefits, securities or property for an NEO unless the amount of that type of compensation is less than $10,000 in the aggregate.

The following table reflects the perquisites included in the “All Other Compensation” column of the 2017 Summary Compensation Table shown above:

Name	Club Dues ($)	Company Provided Automobiles ($)(2)	Financial Planning ($)	Other ($)(3)	Total Perquisites Included in All Other Compensation ($)(4)
Vincent J. Delie, Jr.	19,080	22,960	11,000	1,860	54,900
Vincent J. Calabrese, Jr.	11,712	4,769	11,000	1,920	29,401
Gary L. Guerrieri	1,242	13,314	0	1,920	16,476
Robert M. Moorehead	12,260	0	0	1,920	14,180
Barry C. Robinson	0	0	0	0	0

(1)	The NEOs pay taxes on these perquisites in accordance with applicable sections of the Code.

(2)

The valuation of the company provided automobiles was calculated as our current year depreciation or leasing expense for the automobile plus all costs incurred related to the automobile (including, but not limited to, the cost of insurance, gas, car washes, repairs, registration and inspection fees), less our mileage reimbursement allowance for business miles driven by employees who use their own automobile for business purposes.

(3)	The amount reported as “Other” represents the cost of Company-paid parking fees for Messrs. Delie, Calabrese, Guerrieri and Moorehead.

(4)

F.N.B. Corporation’s “Aircraft Usage Policy” is designed to comply with applicable SEC, U.S. Internal Revenue Service and Federal Aviation Administration requirements, and, in accordance therewith, it details the principles to be applied in determining the classification of a flight as business or personal, and the calculation of aggregate incremental cost for perquisite purposes, including a definition of personal use. As approved by our Board and in accordance with the authority set forth in our Aircraft Usage Policy, our CEO may use the aircraft for personal travel when it is not needed for business travel; particularly in circumstances that mitigate security risks or otherwise encourage reduced travel time, thereby promoting his availability, efficiency and productivity.

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All business and personal use of the corporate aircraft complied with our Aircraft Usage Policy. In addition to the amounts reported above, during 2017, Mr. Delie used our aircraft for business travel and, on an infrequent basis, when necessary, family accompanied him. When the CEO is traveling for business purposes and is accompanied by his spouse or another guest, the incremental cost is reported in accordance with our policy. In these instances, we do not include the calculation of fixed costs that do not change based on particular usage, such as crew salaries, insurance, aircraft management services, hangar rental, maintenance and inspection, capital improvement costs intended to cover a multi-year period, and other fixed costs not affected by the presence of additional passengers. The aggregate incremental cost attributed to guests traveling for non-business purposes includes the following variable costs directly related to personal flight activity: pro rata cost of extra fuel due to additional weight, meals, beverages, and ground transportation services. With respect to such non-business travel by approved guests, income is imputed to the CEO for income tax purposes, the CEO covers the cost of the corresponding tax liability and is not provided a tax reimbursement by the Company. Occasionally, the CEO’s spouse is required to attend an F.N.B. business-related event where spousal attendance is expected or customary. On those occasions, we pay the cost, if any, for the CEO’s spouse to attend the event, including permitting the CEO’s spouse to travel on our corporate aircraft for a F.N.B. business purpose. There is no incremental cost for his spouse to accompany him on these business trips. The valuation for all perquisites other than Company-provided automobiles shown above is our actual cost.

The foregoing 2017 Summary Compensation Table and its sub-tables do not include certain fringe benefits generally made available on a non-discriminatory basis to all of our salaried employees such as group health insurance, dental insurance, vision insurance, life insurance, accidental death and dismemberment insurance and long-term disability insurance, which we consider to be ordinary and incidental business costs and expenses.

In 2010, the Committee made a policy decision not to provide tax gross-ups in any new or amended employment agreements.

Mr. Delie became CEO in 2012 and entered into his employment agreement with us and FNBPA on December 15, 2010. Mr. Delie’s contract has an initial term of three years and, unless sooner terminated, automatically extends for one year on the anniversary of the commencement date. Either party may terminate the automatic renewal provision by providing the other party with 30 days’ advance written notice of non-renewal prior to the anniversary of the commencement date. Currently, Mr. Delie’s employment agreement runs through December 2020. Under the terms of the agreement, Mr. Delie is entitled to receive a base salary that may be increased from time to time as determined by the Committee. Additionally, in 2017, Mr. Delie was eligible to participate in our annual incentive compensation plan at a target award level of 100% of his base salary. Thus, he had the possibility of achieving a bonus between 0% and 200% of his base salary. The severance and change in control provisions of Mr. Delie’s employment agreement are described in the narrative accompanying the 2017 Potential Payments Upon Termination or Change in Control.

Mr. Calabrese serves as our CFO and entered into the employment agreement, the amounts for which are detailed in the 2017 Summary Compensation Table, with FNBPA on February 21, 2013. The initial term of the agreement was for two years, and automatically extends for a one-year period on each anniversary of its commencement date unless sooner terminated. Either party may terminate the automatic renewal of the agreement by providing the other with 60 days’ advance written notice of non-renewal. Mr. Calabrese’s contract runs through February 2020. Under the terms of the agreement, Mr. Calabrese receives a base salary that may be increased from time to time as determined by the Committee. Additionally, Mr. Calabrese is eligible to participate in our annual incentive compensation and bonus plans at the discretion of the Committee with a target award level of 80% of base salary for 2017. Thus, he had the possibility of achieving a bonus between 0% and 160% of his base salary. The severance and change in control provisions of Mr. Calabrese’s employment agreement are described in the narrative accompanying the 2017 Potential Payments Upon Termination or Change in Control tables.

Mr. Guerrieri serves as our Chief Credit Officer. He entered into an employment contract with FNBPA on January 25, 2002. Mr. Guerrieri’s contract had an initial term of two years and automatically extends for a one-year period on the anniversary of its commencement date, unless either party terminates the contract sooner. Either party may terminate the automatic renewal of the agreement by providing the other 60 days’ advance written notice of non-renewal. Mr. Guerrieri’s contract runs through January 2020. Under the terms of the agreement, Mr. Guerrieri receives a base salary, as reflected in the 2017 Summary Compensation Table that may be increased from time to time as determined by the Committee. Mr. Guerrieri is also eligible to participate in our annual incentive compensation and bonus plans at the Committee’s discretion. Mr. Guerrieri’s target award level for annual incentive compensation was 60% of his base salary for 2017. Thus, he has the possibility of achieving a bonus between 0% and 120% of his base salary. The severance and change in control provisions of Mr. Guerrieri’s employment agreement are described in the narrative accompanying the 2017 Potential Payments Upon Termination or Change in Control

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tables. In December 2008 and December 2012, we amended Mr. Guerrieri’s contract in order to ensure compliance with and clarify certain points related to Code Section 409A.

Mr. Moorehead is our Chief Wholesale Banking Officer and entered into his current employment agreement on September 10, 2015. Mr. Robinson serves as our Chief Consumer Banking Officer and entered into his current employment agreement on November 4, 2015. The agreements are for an initial term of two years and automatically renew. Under the terms of the contracts, Messrs. Moorehead and Robinson receive base salaries as reflected in the 2017 Summary Compensation Table that may be increased from time to time as determined by the Committee. They are eligible to participate in our annual incentive compensation and bonus plans at the Committee’s discretion. Their target award level for annual incentive compensation in 2017 was 60% of base salary with the possibility of achieving between 0% and 120% of base salary. The severance and change in control provisions of Messrs. Moorehead’s and Robinson’s employment agreements are described in the narratives accompanying the 2017 Potential Payments Upon Termination or Change in Control tables.

2017 Grants of Plan-Based Awards

The following table sets forth grants of plan-based awards to the NEOs for 2017:

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)(4)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name	Award Type (1)	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Vincent J. Delie, Jr.	EIC	n/a	0	1,050,000	2,100,000	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	DIR	1-1-2017	n/a	n/a	n/a	n/a	n/a	n/a	300	n/a	n/a	4,548
	RSU-SB	4-3-2017	n/a	n/a	n/a	n/a	n/a	n/a	61,590	n/a	n/a	935,552
	RSU-PB	4-3-2017	n/a	n/a	n/a	31,262	125,047	218,832	n/a	n/a	n/a	1,721,897
	DIR	5-17-2017	n/a	n/a	n/a	n/a	n/a	n/a	4,070	n/a	n/a	54,742
Vincent J. Calabrese, Jr.	EIC	n/a	0	384,000	768,000	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	RSU-SB	4-3-2017	n/a	n/a	n/a	n/a	n/a	n/a	18,249	n/a	n/a	277,202
	RSU-PB	4-3-2017	n/a	n/a	n/a	9,263	37,051	64,839	n/a	n/a	n/a	510,192
Gary L. Guerrieri	EIC	n/a	0	264,000	528,000	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	RSU-SB	4-3-2017	n/a	n/a	n/a	n/a	n/a	n/a	7,170	n/a	n/a	108,912
	RSU-PB	4-3-2017	n/a	n/a	n/a	3,639	14,556	25,473	n/a	n/a	n/a	200,436
Robert M. Moorehead	EIC	n/a	0	255,000	510,000	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	RSU-SB	4-3-2017	n/a	n/a	n/a	n/a	n/a	n/a	6,925	n/a	n/a	105,191
	RSU-PB	4-3-2017	n/a	n/a	n/a	3,515	14,060	24,605	n/a	n/a	n/a	193,606
Barry C. Robinson	EIC	n/a	0	225,000	450,000	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	RSU-SB	4-3-2017	n/a	n/a	n/a	n/a	n/a	n/a	6,111	n/a	n/a	92,826
	RSU-PB	4-3-2017	n/a	n/a	n/a	3,102	12,406	21,711	n/a	n/a	n/a	170,831

(1)

Award types are as follows: EIC is an annual incentive cash award, RSU-SB is a long-term service based restricted stock unit award, RSU-PB is a long-term performance based restricted stock unit award and DIR is the annual director stock award.

(2)

The amounts shown represent the threshold, target and maximum amounts to be earned by the NEO under the annual incentive compensation program based upon our performance during 2017. The amounts actually earned for 2017 were above the target and are reflected in the Non-Equity Incentive Plan Compensation column of the 2017 Summary Compensation Table.

(3)

For awards granted April 3, 2017, the amounts shown represent the threshold, target and maximum unit amounts that could be earned by the NEO under performance-based restricted stock unit awards based upon the Company’s performance during the three-year performance period commencing April 3, 2017, and ending March 31, 2020, provided the NEO remains continuously employed through the April 1, 2020, vesting date. As of December 31, 2017, we believe that it is probable that we will achieve the performance conditions below the threshold level for the awards granted April 3, 2017. If we meet the performance conditions, and the NEO terminates service prior to the vesting date, the program may provide partial vesting depending on the reason for termination as more particularly detailed in the 2017 Potential Payments Upon Termination or Change in Control tables. In 2017, the awards were in restricted stock units as more particularly described in the Long-Term Awards Section above.

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(4)

The amount shown represents the number of service-based restricted stock units granted April 3, 2017, which will vest if the NEO remains continuously employed until the April 1, 2020, vesting date. The amount for Mr. Delie also includes annual director stock awards as more particularly detailed in the 2017 Summary Compensation Table and the narrative under Executive Directors in the section of this proxy statement discussing Director Compensation.

(5)

The amount shown represents the grant date fair value as determined under ASC Topic 718 of all service-based restricted stock unit awards and all performance-based restricted stock unit awards, assuming payout at target levels, granted in 2017.

Participants who terminate service prior to year-end are not eligible for annual incentive compensation under the program. In the event of death, disability, or retirement (i.e., age 55 with five years of service) during the year or before we make payment of the annual incentive award amount, the Committee may approve a discretionary pro-rata award. The program provides for payment in the case of a change in control as more particularly detailed in the 2017 Potential Payments Upon Termination or Change in Control tables.

We issue service-based and performance-based awards in the form of restricted stock units that earn dividend equivalents that are subject to the same restrictions and vesting schedule as the underlying restricted stock units. The program allows for accelerated or pro-rated vesting of the restricted stock units in the case of death, disability, retirement, or change in control as more particularly detailed in the 2017 Potential Payments Upon Termination or Change in Control tables.

There are 2,642,020 shares remaining available for awards under the 2007 Plan, which represent 0.8% of the outstanding shares of our common stock.

2017 Outstanding Equity Awards at Fiscal Year-End(1)

The following table sets forth certain information summarizing the outstanding equity awards of each NEO as of December 31, 2017.

	Option Awards(2)					Stock Awards(3)
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(4)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Vincent J. Delie, Jr.	0	0	0	0	n/a	152,479	2,107,260	277,135	3,830,006
Vincent J. Calabrese, Jr.	0	0	0	0	n/a	49,189	679,792	104,895	1,449,649
Gary L. Guerrieri	0	0	0	0	n/a	22,791	314,972	11,507	159,027
Robert M. Moorehead	0	0	0	0	n/a	17,629	243,633	8,891	122,874
Barry C. Robinson	0	0	0	0	n/a	16,218	224,133	8,177	113,006

(1)	All awards were made under the 2007 Plan.

(2)

Options may be granted under the 2007 Plan with up to a ten-year expiration date and with a strike price of no less than 100% of the closing sales price of our common stock on the NYSE on the business day preceding the award date. Options cannot be transferred or assigned by a participant under the 2007 Plan, other than by will or pursuant to the laws of succession. We have not issued stock options for any year reported in the 2017 Summary Compensation Table.

(3)

Stock Awards are restricted stock units awarded under the 2007 Plan subject to a restriction period and/or satisfaction of one or more performance-based criteria, as determined by the Committee. Unless otherwise determined by the Committee, if a participant terminates employment with us or our subsidiaries for a reason other than retirement, disability, death or change in control, as detailed in the 2017 Potential Payments Upon Termination or Change in Control tables, before the expiration of the applicable restriction period, the participant will forfeit any restricted stock units that are still subject to a restriction. When restricted stock units vest, the participant recognizes ordinary income on the then market value of the shares, and we receive a tax deduction in that same amount.

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(4)	Restricted stock units in this column consist of all service-based restricted stock units outstanding. These restricted stock units are scheduled to vest as follows:

Vesting Date	Mr. Delie	Mr. Calabrese	Mr. Guerrieri	Mr. Moorehead	Mr. Robinson
April 1, 2018	27,684	9,901	7,510	2,903	2,834
April 1, 2019	61,563	20,552	7,920	7,616	7,110
April 1, 2020	63,232	18,736	7,361	7,110	6,274

(5)

As of December 31, 2017, the awards granted in 2015, 2016 and 2017 were tracking below threshold. For the purposes of the table, we have reported them at threshold. The tables also assume that the Company will achieve its performance goals at target for the supplemental Performance-Based Awards granted to Messrs. Delie and Calabrese in December 2015. Based on these assumptions, these restricted stock units are scheduled to vest as follows:

Vesting Date	Mr. Delie	Mr. Calabrese	Mr. Guerrieri	Mr. Moorehead	Mr. Robinson
April 1, 2018	14,052	5,026	3,811	1,474	1,439
January 16, 2019	200,206	80,083	0	0	0
April 1, 2019	30,782	10,276	3,960	3,808	3,554
April 1, 2020	32,095	9,510	3,736	3,609	3,184

2017 Option Exercises and Stock Vested(1)

The following table contains information concerning the aggregate option exercises and the vesting of restricted stock by the NEOs in 2017.

	Option Awards		Stock Awards(2)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Vincent J. Delie, Jr.	0	0	80,437	1,222,611
Vincent J. Calabrese, Jr.	0	0	26,065	394,659
Gary L. Guerrieri	0	0	24,614	373,083
Robert M. Moorehead	0	0	10,630	161,604
Barry C. Robinson	0	0	10,498	159,641

(1)	All awards were made under the 2007 Plan.

(2)	The amount included in the table above reflects a value realized upon vesting by multiplying the number of shares of stock by the market value of the underlying shares on the vesting date.

2017 Pension Benefits

The following table contains information concerning the pension benefits for each NEO as of December 31, 2017:

Name	Plan Name	Number of Years Credited Service (#)(2)	Present Value of Accumulated Benefit ($)(3)	Payments During Last Fiscal Year ($)
Vincent J. Delie, Jr.	F.N.B. Corporation Retirement Income Plan F.N.B. Corporation ERISA Excess Retirement Plan	5.17 5.17	124,457 42,227	0 0
Vincent J. Calabrese, Jr.	F.N.B. Corporation Retirement Income Plan F.N.B. Corporation ERISA Excess Retirement Plan	3.75 3.75	89,120 6,548	0 0
Gary L. Guerrieri	F.N.B. Corporation Retirement Income Plan F.N.B. Corporation ERISA Excess Retirement Plan F.N.B. Corporation Basic Retirement Plan	24.17 24.17 22.17	704,367 109,139 64,669	0 0 0
Robert M. Moorehead(1)	n/a	n/a	0	0
Barry C. Robinson(1)	n/a	n/a	0	0

(1)	Messrs. Moorehead and Robinson do not participate in the RIP, BRP or the Excess Plan which were frozen to new participants before Mr. Moorehead and Mr. Robinson commenced employment with us.

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(2)	Our pension plans do not provide credit for additional years of service to any of the NEOs.

(3)

For the RIP, the Excess Plan and the BRP, the present value of accumulated benefits reflected above was determined using the same assumptions as used for the December 31, 2017, financial statement disclosures, except assuming retirement at the normal retirement age of 65. We have assumed a discount rate of 3.55% for the RIP and 3.35% for the BRP and the Excess Plan. For post-retirement mortality, we are using the 2007 base rates from RP-2014 projected linearly to 2017 to a long-term improvement of 0.8% (grading down linearly to 0.0% from ages 85 to 95).

The following is a summary of our qualified and non-qualified plans mentioned in the 2017 Pension Benefits table:

Retirement Income Plan

Until 2008, the RIP, a traditional defined benefit plan qualified under the Code and subject to the Employee Retirement Income Security Act of 1974, as amended (ERISA), was available to all salaried employees, except FNIA employees. In 2007, we closed the RIP to employees who commenced employment with us or our affiliates on or after January 1, 2008, and in 2010, we froze the plan and we have not made accruals for participants after December 31, 2010. The RIP provides for benefit payments in the form of a lifetime annuity with five years guaranteed and provides the participant with the ability to select from several choices for the form of the annuity. The election that the participant chooses may affect the amount of the annual benefit as reflected in the 2017 Pension Benefits table. Effective January 1, 2007, we amended the plan such that the benefit is calculated in two pieces. First, for the period worked by a participant prior to January 1, 2007, (Pre-2007 Benefit) the annual annuity benefit is payable without reduction to participants with five years of service who retire after age 62 and is calculated by multiplying each participant’s final average base salary by 1.2% plus, if appropriate, 0.5% of the participant’s final average base salary that is in excess of covered compensation (as defined in Section 401(1)(5)(E) of the Code), with the sum being multiplied by the participant’s years of credited service, not to exceed 25 years including service through December 31, 2006. A participant’s final average base salary is calculated using the highest 60 consecutive months of base salary, not including incentive compensation, within the last 120 months of the participant’s service with us or our affiliates prior to January 1, 2007. The Pre-2007 Benefit was frozen as of December 31, 2006. Beginning in 2007, we calculated each participant’s benefit by adding the Pre-2007 Benefit to the benefit determined under the post-2007 formula detailed below. For 2007 through 2010 (Post-2007 Benefit), we calculated each participant’s annual retirement benefit by taking the participant’s total pay earned from January 1, 2007, through December 31, 2010, and multiplying it by 1%. The benefit earned after 2007 is payable without reduction to participants who retire on or after age 65. The RIP provides for cliff vesting after five years of employment. The RIP provides for an early commencement reduction factor that decreases as the participant’s age approaches the normal retirement age of 62 for the Pre-2007 Benefit and 65 for the Post-2007 Benefit. The early reduction factor is multiplied by the participant’s benefit as determined by the RIP to arrive at the reduced benefit.

ERISA Excess Retirement Plan

The Excess Plan is a non-qualified plan under ERISA and was available to all participants of the RIP until December 31, 2010, when we ceased all future accruals. The Excess Plan provides retirement benefits equal to the difference, if any, between the maximum benefit allowable under the Code and the amount that would be provided under the RIP formula if the Code did not impose limits on the amount of compensation included for purposes of calculating a qualified plan benefit. The Excess Plan provides the full amount of benefit that would have been paid under the formula of the RIP but for the Code limits, reduced by the amount of benefit that is actually provided by the RIP. The participant’s rights to benefits under the Excess Plan cliff vest at 100% if the participant terminates service due to death, after a “change in control” (as defined in the Excess Plan), or upon retirement on or after reaching age 55 with five years of service. Benefits are payable either in an annuity or a lump sum depending upon the reason for termination, with payments commencing the first day of the month following six months after the participant separates from service.

Basic Retirement Plan

The BRP is a separate supplemental executive retirement benefit plan, currently only applicable to Mr. Guerrieri. Effective December 31, 2008, we amended the BRP such that there will not be any new participants in the plan and no additional accruals for existing participants. Officers participating in the BRP receive a benefit based on a target benefit percentage that is based on the officer’s years of service at retirement. The target percentages are based upon the tier assigned to the participant by the Committee. The tier percentages are as follows: Tier 1, 3.00% for each of the first ten years of employment, plus 1.50% for each of the next ten years of employment, plus 0.75% for each of the next ten years of employment; Tier 2, 3.50% for each of the first ten years of employment, plus 2.00% for each of the next ten years of

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employment, plus 0.75% for each of the next ten years of employment.

When a participant retires, the benefit under the BRP is a monthly benefit equal to the participant’s aggregate target benefit percentage multiplied by the participant’s highest average monthly cash compensation including bonuses during five consecutive calendar years within the last ten calendar years of employment before 2009. This monthly benefit is reduced by the monthly benefit the participant receives from the Social Security Administration, the RIP, the Excess Plan, and the annuity equivalent of the automatic contributions paid to participants under the 401(k) and Lost Match Plans.

Before the plan was frozen, Mr. Guerrieri participated at the Tier 1 level.

The participant’s rights to benefits under the BRP vest at 100% if the participant terminates service due to death, disability, after a “change in control” (as defined in the BRP), or normal retirement (age 65). The BRP contains a provision for reducing the basic benefit if the participant retires prior to normal retirement but on or after early retirement (age 55 with five years of service). A participant forfeits benefits in the event we terminate the participant’s employment for cause or a participant voluntarily terminates employment prior to early retirement.

2017 Non-Qualified Deferred Compensation

The following table contains information concerning the non-qualified deferred compensation plan account balances for each NEO for 2017. All contributions are under the ERISA Excess Lost Match Plan as described below.

Name	Executive Contributions in Last Fiscal Year ($)	Company Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(3)
Vincent J. Delie, Jr.	0	123,125	6,489	0	567,604
Vincent J. Calabrese, Jr.	0	37,986	2,033	0	181,170
Gary L. Guerrieri	0	26,541	1,468	0	132,801
Robert M. Moorehead	0	23,791	816	0	79,151
Barry C. Robinson	0	19,824	727	0	70,228

(1)

Note that the amount of our contributions is also included in the All Other Compensation column of the 2017 Summary Compensation Table. These contributions are not in addition to the amount reported there.

(2)	This plan does not provide for above-market interest.

(3)

Our contributions during each fiscal year have historically been reported in the Summary Compensation Table for each year in which the NEO was considered such, and aggregate earnings during the fiscal year have been historically excluded from the Summary Compensation Table. Additionally, the amounts reflected represent the NEO’s entire balance under this plan which is fully vested.

The amounts reflected in the 2017 Non-Qualified Deferred Compensation table were contributed to accounts for the NEOs under the ERISA Excess Lost Match Plan. The ERISA Excess Lost Match Plan provides for Company contributions, equal to the difference, if any, between the maximum benefit allowable under the Code and the amount that would be provided under the 401(k) Plan if the IRS did not impose contribution or pay limitations. Under the ERISA Excess Lost Match Plan, the amount credited to the participant’s account accrues interest at the rate set by FNBPA as its highest interest rate on the first day of the year on the longest term IRA account that it offers. The benefit is then paid as a single lump sum on the first of the month following six months after the participant terminates employment.

We also maintain a deferred compensation plan known as the F.N.B. Corporation Non-Qualified Deferred Compensation Plan (Deferred Compensation Plan). The Committee may select a group of management employees to participate in the plan. The Deferred Compensation Plan provides participants the ability to defer into the plan a portion of his or her annual cash compensation, including 50% of base salary and 100% of any annual incentive compensation he or she would otherwise receive to help postpone and minimize taxes while accumulating capital on a pre-tax basis until termination of employment. A participant may elect to defer his or her compensation into a fixed interest rate option, with the interest rate determined by the Committee. Currently, there are no participants in the Deferred Compensation Plan.

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2017 Potential Payments Upon Termination or Change in Control

Our current NEOs are each a party to an employment agreement that provides for certain salary and benefits upon termination of employment under various scenarios. he agreements are all described more fully in the narrative and tables below. The tables below set forth the estimated current value of benefits that could be paid to each of our NEOs upon various termination events. The actual amounts paid upon any of these termination events will only be known at the time that the benefits become payable. The tables reflect the amounts that could be payable under the various arrangements if the event in question occurred as of December 31, 2017. The NEOs’ employment agreements do not provide for any additional payments or benefits in the event of a voluntary termination of employment by the executive without good reason or an involuntary termination by us for cause. Under those scenarios, the NEOs are only entitled to their accrued and unpaid obligations, such as salary, unused vacation, and vested benefits. The following tables contain common information about our qualified and non-qualified plans and policies, as well as assumptions used by us in arriving at the amounts contained in the tables. To the extent the information is common it is contained in the endnotes to the 2017 Potential Payments Upon Termination or Change in Control tables and is indicated by letters.

2017 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL VINCENT J. DELIE, JR.
Executive Benefits and Payments Upon Termination	Retirement ($)	Change in Control – Termination ($)	Change in Control – No Termination ($)	Good Reason or Involuntary Not for Cause Termination ($)	Death ($)	Disability ($)
Compensation:
Accrued Base Salary (a)	20,192	20,192	0	20,192	20,192	20,192
Base Salary Continuation(1)	0	3,150,000	0	3,150,000	0	757,500
Executive Incentive Compensation (b)(2)	0	1,334,340	1,334,340	0	1,334,340	1,334,340
Bonus(1)	0	3,548,491	0	3,548,491	0	0
Restricted Stock:
Unvested and Accelerated (c)(2)	0	9,126,659	6,359,812	0	9,126,659	3,951,824
Benefits and Perquisites:
Accrued Vacation (d)	40,385	40,385	0	40,385	40,385	40,385
Post-Termination Health Care(3)	0	37,654	0	37,654	0	0
401(k) Plan (e)(4)	261,178	261,178	0	261,178	261,178	261,178
RIP (f)(4)	0	124,457	0	124,457	95,560	124,457
Excess Plan (g)(5)	0	36,711	0	0	31,040	42,227
ERISA Excess Lost Match Plan(6)	567,604	567,604	0	567,604	567,604	567,604
Total:	889,359	18,247,671	7,694,152	7,749,961	11,476,958	7,099,707

(1)

In the event that we terminate Mr. Delie’s employment without cause, or if he terminates his employment for good reason, he is entitled to base salary continuation and a bonus payment for three years. In the event of a change in control resulting in his termination, he is entitled to three times his base salary plus a bonus amount payable immediately as a lump sum. The bonus amount is calculated by taking the average of the annual amounts paid, whether paid in cash, company stock or other form, to Mr. Delie as a bonus for the last three completed fiscal years. In the event of disability, he is entitled to the amount set forth in our Officers’ Disability salary continuation program. In the case of termination for any other reason, Mr. Delie is not entitled to any additional amounts.

(2)	Based on Mr. Delie’s age and length of service, he is not eligible for retirement; therefore, in the case of retirement, no benefit is immediately payable.

(3)

In the event that we terminate Mr. Delie’s employment without cause, or if he terminates his employment for good reason, he is entitled to continue to participate in our group health plan on the same terms and at the same cost as active employees for 36 months or until he first becomes eligible for coverage under any group health plan of another employer. In the case of termination for any other reason, Mr. Delie is not entitled to any additional amounts.

(4)	Mr. Delie is 100% vested in his benefit under this plan.

(5)	Based on Mr. Delie’s age and length of service, he is 0% vested in his benefit under this plan, but will become 100% vested in this plan in the event of death, disability or upon a change in control.

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(6)

Mr. Delie is 100% vested in his benefit under this plan. he amounts reflected represent the cash value of Mr. Delie’s account balance under this plan as of December 31, 2017. Upon termination of employment for any reason, Mr. Delie is entitled to receive a lump sum distribution of his entire account balance under this plan on the first of the month following six months from his termination of employment. In the case of a change in control that does not result in termination, no benefit is immediately payable.

Mr. Delie’s employment agreement does not provide for any additional benefits, other than the payment of accrued and unpaid obligations existing at the time of a voluntary termination of employment by Mr. Delie without good reason or by us for cause. Mr. Delie’s agreement allows him to terminate the agreement for good reason and obtain the same termination benefits as if he was terminated by the Company for a reason other than cause. Under the terms of his agreement, good reason exists if Mr. Delie experiences any of the following: reduction in base salary, unless the reduction is less than 10% and part of an overall reduction; a material diminution in compensation and benefits unless part of an overall reduction; a material diminution of his authority, duties and responsibilities; a change of material duties that are inconsistent with the position; a material diminution of the budget over which he maintains control; relocation of his office more than 50 miles from both Pittsburgh and Hermitage, Pennsylvania; or there occurs material diminution of the duties of his supervisor or a material breach of the agreement by us. Mr. Delie’s contract does not provide a gross-up under Section 280G of the Code.

For purposes of Mr. Delie’s and all other NEO’s employment agreements, “change in control” means any merger or consolidation with another corporation, and as a result of such merger or consolidation, our shareholders as of the day preceding such transaction will own less than 51% of the outstanding voting securities of the surviving corporation, or in the event that there is (in a single transaction or series of related transactions) a sale or exchange of 80% or more of our common stock for securities of another entity in which our shareholders will own less than 51% of such entity’s outstanding voting securities, or in the event of the sale of a substantial portion of our assets (including the capital stock we own in our subsidiaries) to an unrelated third party.

2017 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL VINCENT J. CALABRESE, JR.
Executive Benefits and Payments Upon Termination	Retirement ($)	Change in Control – Termination ($)	Change in Control – No Termination ($)	Good Reason or Involuntary Not for Cause Termination ($)	Death ($)	Disability ($)
Compensation:
Accrued Base Salary (a)	9,231	9,231	0	9,231	9,231	9,231
Base Salary Continuation(1)	0	1,440,000	0	1,440,000	0	264,000
Executive Incentive Compensation (b)(2)	0	487,987	487,987	0	487,987	487,987
Bonus(1)	0	1,277,927	0	1,277,927	0	0
Restricted Stock:
Unvested and Accelerated (c)(2)	1,093,677	3,158,077	2,051,330	0	3,158,077	1,417,623
Benefits and Perquisites:
Accrued Vacation (d)	18,462	18,462	0	18,462	18,462	18,462
Post-Termination Health Care(3)	0	37,654	0	37,654	0	0
401(k) Plan (e)(4)	247,100	247,100	0	247,100	247,100	247,100
RIP (f)(4)	70,032	70,032	0	70,032	66,589	89,120
Excess Plan (g)(4)	5,079	4,932	0	5,079	4,838	6,548
ERISA Excess Lost Match Plan(5)	181,170	181,170	0	181,170	181,170	181,170
Total:	1,624,751	6,932,572	2,539,317	3,286,655	4,173,454	2,721,241

(1)

In the event that we terminate Mr. Calabrese’s employment without cause or if he terminates his employment for good reason, he is entitled to base salary continuation and a bonus payment for three years. In the event of a change in control resulting in his termination, he is entitled to three times his base salary plus a bonus amount payable immediately as a lump sum. The bonus amount is calculated by taking the average of the annual amounts paid, whether paid in cash, company stock or other form, to Mr. Calabrese as a bonus for the last three completed fiscal years. In the event of disability, he is entitled to the amount set forth in our Officers’ Disability salary continuation program. In the case of termination for any other reason, Mr. Calabrese is not entitled to any additional amounts.

(2)

Based on Mr. Calabrese’s age and length of service, he is eligible for early retirement under the 2007 Plan. In the case of retirement, the amount reflected represents the value of restricted stock awards that vest upon early retirement. Refer to the endnotes to these tables for when the shares would be distributed to Mr. Calabrese.

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(3)

In the event that we terminate Mr. Calabrese’s employment without cause, or if he terminates his employment for good reason, he is entitled to continue to participate in our group health plan on the same terms and at the same cost as active employees for 36 months or until he first becomes eligible for coverage under any group health plan of another employer. In the case of termination for any other reason, Mr. Calabrese is not entitled to any additional amounts.

(4)	Mr. Calabrese is 100% vested in his benefit under this plan.

(5)

Mr. Calabrese is 100% vested in his benefit under this plan. The amounts reflected represent the cash value of Mr. Calabrese’s account balance under this plan as of December 31, 2017. Upon termination of employment for any reason, Mr. Calabrese is entitled to receive a lump sum distribution of his entire account balance under this plan on the first of the month following six months from his termination of employment. In the case of a change in control that does not result in termination, no benefit is immediately payable.

2017 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL GARY L. GUERRIERI
Executive Benefits and Payments Upon Termination	Retirement ($)	Change in Control – Termination ($)	Change in Control – No Termination ($)	Good Reason Termination(1) ($)	Involuntary Not for Cause Termination ($)	Death ($)	Disability ($)
Compensation:
Accrued Base Salary (a)	8,462	8,462	0	8,462	8,462	8,462	8,462
Base Salary Continuation(1)	0	880,000	0	746,641	880,000	0	242,004
Executive Incentive Compensation (b)(2)	0	335,491	335,491	335,491	0	335,491	335,491
Restricted Stock:
Unvested and Accelerated (c)(2)	184,420	951,051	951,051	951,051	184,420	951,051	314,972
Benefits and Perquisites:
Accrued Vacation (d)	16,923	16,923	0	16,923	16,923	16,923	16,923
Post-Termination Health Care(3)	0	821	0	0	821	0	0
401(k) Plan (e)(4)	336,955	336,955	0	336,955	336,955	336,955	336,955
RIP (f)(4)	529,017	529,017	0	529,017	529,017	489,871	704,367
Excess Plan (g)(4)	76,954	75,247	0	76,954	76,954	70,808	109,139
BRP (g)(4)	62,666	61,276	0	62,666	62,666	59,190	64,669
ERISA Excess Lost Match Plan(5)	132,801	132,801	0	132,801	132,801	132,801	132,801
Total:	1,348,198	3,328,044	1,286,542	3,196,961	2,229,019	2,401,552	2,265,783

(1)

In the event that we terminate Mr. Guerrieri’s employment without cause, he is entitled to base salary continuation for two years. In the event that Mr. Guerrieri voluntarily terminates his employment within 90 days of a change in control, he is entitled to a cash payment, equal to one times his base amount as defined in Section 280(G)(b)(3) of the Code, paid in three equal installments with the first payment to be made on the effective date of his termination of employment, the second payment to be made on the last day of the sixth month following such effective date and the third payment to be made on the last day of the 12th month following such effective date. In the event of disability, he is entitled to the amount set forth in our Officers’ Disability salary continuation program. In the case of termination for any other reason, Mr. Guerrieri is not entitled to any additional amounts.

(2)

Based on Mr. Guerrieri’s age and length of service, he is eligible for early retirement under the 2007 Plan. In the case of retirement, the amount reflected represents the value of restricted stock awards that vest upon early retirement. Refer to the endnotes to these tables for when the shares would be distributed to Mr. Guerrieri.

(3)

In the event that we terminate Mr. Guerrieri’s employment without cause, he is entitled to an amount sufficient to pay COBRA premiums for medical insurance for 18 months less the amount that Mr. Guerrieri would have paid towards medical insurance if he were still employed during that time. In the case of termination for any other reason, Mr. Guerrieri is not entitled to any additional amounts.

(4)	Mr. Guerrieri is 100% vested in his benefit under this plan.

(5)

Mr. Guerrieri is 100% vested in his benefit under this plan. The amounts reflected represent the cash value of Mr. Guerrieri’s account balance under this plan as of December 31, 2017. Upon termination of employment for any reason, Mr. Guerrieri is entitled to receive a lump sum distribution of his entire account balance under this plan on the first of the month following six months from his termination of employment. In the case of a change in control that does not result in termination, no benefit is immediately payable.

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Mr. Guerrieri’s employment agreement provides that Mr. Guerrieri may voluntarily terminate his employment after a change of control and receive a bonus payment payable in three installments equal to his Base Amount as defined in the Code. His contract does not provide for a gross-up under Section 280G of the Code. It was our intention when structuring the amendment to his agreement that any payments will comply with Code Section 409A. He is not entitled to any additional benefits other than accrued and unpaid obligations under a termination of employment voluntarily by Mr. Guerrieri or by the Company for cause. Mr. Guerrieri’s agreement provides for a reduction of certain amounts in the above tables after the first 12 months of payments if Mr. Guerrieri obtains new employment. Mr. Guerrieri’s employment agreement provides that upon a change in control, if the acquiring company terminates Mr. Guerrieri’s employment, Mr. Guerrieri may obtain employment with a competitive enterprise, which new employment would otherwise be restricted by the employment agreement, provided Mr. Guerrieri releases the acquiring company from any payment obligations under the terms of the employment agreement. “Change in control” has the same definition as noted above for Mr. Delie.

2017 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL ROBERT M. MOOREHEAD
Executive Benefits and Payments Upon Termination	Retirement ($)	Change in Control – Termination ($)	Change in Control – No Termination ($)	Good Reason Termination(1) ($)	Involuntary Not for Cause Termination ($)	Death ($)	Disability ($)
Compensation:
Accrued Base Salary (a)	8,173	8,173	0	8,173	8,173	8,173	8,173
Base Salary Continuation(2)	0	850,000	0	850,000	850,000	0	233,754
Executive Incentive Compensation (b)(3)	0	324,054	324,054	0	0	324,054	324,054
Bonus(2)	0	494,016	0	494,016	494,016	0	0
Restricted Stock:
Unvested and Accelerated (c)(3)	122,739	735,086	735,086	735,086	122,739	735,086	243,633
Benefits and Perquisites:
Accrued Vacation (c)	16,346	16,346	0	16,346	16,346	16,346	16,346
Post-Termination Health Care(4)	0	26,593	0	26,593	26,593	0	0
401(k) Plan (e)(5)	160,020	160,020	0	160,020	160,020	160,020	160,020
RIP (f)(6)	0	0	0	0	0	0	0
ERISA Excess Lost Match Plan(7)	79,151	79,151	0	79,151	79,151	79,151	79,151
Total:	386,429	2,693,439	1,059,140	2,369,385	1,757,038	1,322,830	1,065,131

(1)

Amounts reported in this column apply to good reason termination within two years following a change in control. If Mr. Moorehead terminates his employment for good reason at any other time, he is not entitled to any additional amounts.

(2)

In the event we terminate Mr. Moorehead’s employment without cause, he is entitled to base salary continuation and a bonus payment for two years. In the event of a change in control resulting in his termination, or if he terminates his employment for good reason within two years of a change in control, he is entitled to two times his base salary, plus a bonus amount payable in a lump sum within 15 business days. The bonus amount is calculated by taking the average of the annual amounts paid, whether paid in cash, company stock or other form, to Mr. Moorehead as a bonus for the last three completed fiscal years. In the event of disability, he is entitled to the amount set forth in our Officers’ Disability salary continuation program. In the case of termination for any other reason, Mr. Moorehead is not entitled to any additional amounts.

(3)

Based on Mr. Moorehead’s age and length of service, he is eligible for early retirement under the 2007 Plan. In the case of retirement, the amount reflected represents the value of restricted stock awards that vest upon early retirement. Refer to the endnotes to these tables for when the shares would be distributed to Mr. Moorehead.

(4)

In the event that the Company terminates Mr. Moorehead’s employment without cause or following a change in control, or Mr. Moorehead terminates his employment for good reason within two years of a change in control, he is entitled to an amount sufficient to pay COBRA premiums for medical insurance, to the same extent as we contributed to such premium while he was an active employee, for the period beginning on the termination date and ending on the earlier of (a) the later of (x) the expiration of Mr. Moorehead’s, or his applicable dependents, as the case may be, COBRA coverage, or (y) the 24 month anniversary of his separation from service, or (b) the date Mr. Moorehead or such dependents, as the case may be, first become eligible for coverage under another group health plan of another employer. In the case of termination for any other reason, Mr. Moorehead is not entitled to any additional amounts.

(5)	Mr. Moorehead is 100% vested in his benefit under this plan.

(6)	Mr. Moorehead does not participate in this plan.

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(7)

Mr. Moorehead is 100% vested in his benefit under this plan. The amounts reflected represent the cash value of Mr. Moorehead’s account balance under this plan as of December 31, 2017. Upon termination of employment for any reason, Mr. Moorehead is entitled to receive a lump sum distribution of his entire account balance under this plan on the first of the month following six months from his termination of employment. In the case of a change in control that does not result in termination, no benefit is immediately payable.

2017 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL BARRY C. ROBINSON
Executive Benefits and Payments Upon Termination	Retirement ($)	Change in Control – Termination ($)	Change in Control – No Termination ($)	Good Reason(1) or Involuntary Not for Cause Termination ($)	Death ($)	Disability ($)
Compensation:
Accrued Base Salary (a)	7,212	7,212	0	7,212	7,212	7,212
Base Salary Continuation(2)	0	750,000	0	750,000	0	206,250
Executive Incentive Compensation (b)(2)	0	285,930	285,930	0	285,930	285,930
Restricted Stock:
Unvested and Accelerated (c)(3)	0	676,144	676,144	0	676,144	224,133
Benefits and Perquisites:
Accrued Vacation (d)	14,423	14,423	0	14,423	14,423	14,423
Post-Termination Health Care(4)	0	26,995	0	26,995	0	0
401(k) Plan (e)(5)	174,681	174,681	0	174,681	174,681	174,681
RIP (f)(6)	0	0	0	0	0	0
ERISA Excess Lost Match Plan(7)	70,228	70,228	0	70,228	70,228	70,228
Total:	266,544	2,005,613	962,074	1,043,539	1,228,618	982,857

(1)

Amounts reported in this column apply to good reason termination within one year following a change in control. If Mr. Robinson terminates his employment for good reason at any other time, Mr. Robinson is not entitled to any additional amounts.

(2)

In the event that we terminate Mr. Robinson’s employment without cause or following a change in control, or if he terminates his employment for good reason within one year of a change in control, he is entitled to base salary continuation for two years. In the event of disability, he is entitled to the amount set forth in our Officers’ Disability salary continuation program. In the case of termination for any other reason, Mr. Robinson is not entitled to any additional amounts.

(3)	Based on Mr. Robinson’s age and length of service, he is not eligible for retirement; therefore, in the case of retirement, no benefit is immediately payable.

(4)

In the event that the Company terminates Mr. Robinson’s employment without cause or following a change in control, or Mr. Robinson terminates his employment for good reason within one year of a change in control, he is entitled to an amount sufficient to pay COBRA premiums for medical insurance, to the same extent as we contributed to such premium while he was an active employee, for 18 months or until Mr. Robinson or such dependents, as the case may be, first become eligible for coverage under another group health plan of another employer, if earlier. In the case of termination for any other reason, Mr. Robinson is not entitled to any additional amounts.

(5)	Mr. Robinson is 100% vested in his benefit under this plan.

(6)	Mr. Robinson does not participate in this plan.

(7)

Mr. Robinson is 100% vested in his benefit under this plan. The amounts reflected represent the cash value of Mr. Robinson’s account balance under this plan as of December 31, 2017. Upon termination of employment for any reason, Mr. Robinson is entitled to receive a lump sum distribution of his entire account balance under this plan on the first of the month following six months from his termination of employment. In the case of a change in control that does not result in termination, no benefit is immediately payable.

Messrs. Calabrese, Guerrieri, Moorehead and Robinson’s contracts do not provide for any additional benefits other than payment of accrued and unpaid obligations existing at the time of a voluntary termination of employment or by the Company for cause. Additionally, none of the NEOs are entitled to any type of gross-up under Section 280G of the Code. “Change in control” has the same definition as noted for Mr. Delie.

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Compensation Committee Report

Endnotes to All 2017 Potential Payments Upon Termination or Change in Control Tables

(a) Upon termination for any reason, the NEOs are entitled to an immediate lump sum payment of accrued salary due to us paying employees one week in arrears. In the case of Change in Control — No Termination, the NEOs would still be employed and would, therefore, receive these accrued salary dollars consistent with our normal payroll practice of paying all employees one week in arrears.

(b) The amounts reflected in the Executive Incentive Compensation row represent the payout earned under the annual incentive portion of the 2007 Plan. We make the payout in a lump sum approximately 60 days after the end of the year provided the participant is still employed by us on December 31st. For purposes of this table, in the event of death, disability or retirement, the Committee may approve a pro-rated award. The amount in the table is based on the assumption that the Committee would approve the award. Since the table assumes termination of employment as of December 31, 2017, pro-ration is not necessary. In the case of a change in control, the participant is entitled to receive a pro-rated award based on the date of termination not less than his targeted award. Therefore, the amount shown in the case of a change in control is based on the amount the NEO earned for 2017, not the NEO’s targeted award. In the event we terminate any of the NEOs for cause, we do not owe the NEO any additional amount.

(c) The amounts reflected represent the taxable income realized by the NEOs under each potential termination scenario based on the terms of the 2007 Plan. Under the 2007 Plan, both service-based and performance-based outstanding restricted stock awards, excluding the supplemental performance-based awards granted in December 2015, will become 100% vested at target levels in the event of the death of the participant or upon a change in control. Under the 2007 Plan, a change in control occurs when there is a merger or other consolidation which results in a 50% or greater change in the ownership of the common stock of the resulting company. In the event a current NEO becomes disabled or terminates employment due to normal retirement, all service-based restricted stock awards will become 100% vested, except that if the NEO retires in the same calendar year as we granted the award, the number of shares that shall vest will be pro-rated for the period worked. If an NEO terminates employment due to early retirement, all service-based awards of restricted stock will be pro-rated for the period worked. In the event an NEO terminates employment due to retirement or disability and we achieve the performance objectives, the performance-based shares, excluding the supplemental performance-based awards granted in December 2015, will vest on the vesting date in a pro-rated amount based on the period worked. The supplemental performance-based awards granted in December 2015 will become 100% vested at target levels in the event of death of the participant or upon termination without cause or the participant terminates for good reason within two years of a change in control. If an NEO terminates employment due to early retirement or disability and we achieve the performance objectives, the supplemental performance-based awards granted in December 2015 will vest on the vesting date in a pro-rata amount based on the period worked.

As of December 31, 2017, the awards were tracking below threshold and thus, for purposes of these tables, we have assumed that the performance-based shares for the awards granted in 2015, 2016 and 2017 will not vest; and, the awards granted in December 2015 will vest at the target levels, in the case of disability or retirement. The NEOs will forfeit all unvested awards if we terminate them without cause or if they terminate their employment for any other reason.

(d) Upon termination for any reason, the NEOs are entitled to an immediate lump sum payment of earned but unused vacation days. In the case of a Change in Control — No Termination, the NEOs would still be employed and would therefore be entitled to carry over the earned but unused vacation days for use in 2018.

(e) The amounts reflected represent the dollar amount of our matching and Company contributions into the 401(k) Plan as of December 31, 2017. Distributions from the 401(k) Plan will be paid at the NEO’s election in a single lump sum, in a partial lump sum, or in monthly, quarterly or annual installments after termination of employment. For purposes of these tables, we have assumed that the NEOs would elect a single lump sum form of payment. In the case of a change in control that does not result in termination, the NEO would still be employed, thus no benefit is immediately payable.

(f) The present values reflected above for the RIP were determined using the following assumptions: benefit payments paid as a monthly annuity commencing at age 65, except in the case of disability where payments would commence at age 65 once long-term disability benefits cease; an interest rate of 3.55%; no pre-retirement mortality; and for post-retirement mortality, the 2007 base rates from RP-2014 projected linearly to 2017 to a long-term improvement rate of

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0.8% (grading down linearly to 0.0% from ages 85 to 95). The present values for Retirement, Change in Control — Termination, Good Reason or Involuntary Not for Cause Termination, and Disability were calculated based on a five-year certain and continuous annuity option. The present value for Death was calculated based on a 100% joint and survivor annuity option and assumes that the NEO and his spouse are the same age. In addition, the death benefit is assumed to commence immediately if the NEO is over age 55 or otherwise at age 55. In the case of a change in control that does not result in termination, no benefit is immediately payable. Note that we have shown the present value of the benefit available for consistency with the 2017 Pension Benefits Table. However, the participant is only entitled to a lump sum distribution if the lump sum benefit under the RIP is less than $60,000.

(g) The present values reflected above for the Excess Plan and BRP were determined using the following assumptions: benefit payment paid as a monthly annuity commencing at age 65, except in the case of disability where payments would commence at age 65 once long-term disability benefits cease, and in the case of termination following a change in control where the payment would be in the form of an immediate lump sum; an interest rate of 3.35% for annuity payments and the IRS mandated segment rates for distributions in 2018 for the lump sum payment triggered due to Change in Control — Termination; no pre-retirement mortality; and for post-retirement mortality, the 2007 base rates from RP-2014 projected linearly to 2017 to a long-term improvement rate of 0.8% (grading down linearly to 0.0% from ages 85 to 95) for annuity payments and the IRS mandated mortality for the lump sum payment due upon Change in Control — Termination. The present values for Retirement, Involuntary Not for Cause Termination, and Disability were calculated based on a five-year certain and continuous annuity option. The present value for Death was calculated based on a 100% joint and survivor annuity option and assumes that the NEO and his spouse are the same age. In addition, the death benefit is assumed to commence immediately if the NEO is over age 55 or, if the NEO is under age 55, the benefit is assumed to commence when the NEO reaches age 55. Note that we have shown the present value of the benefit available for consistency with the 2017 Pension Benefits Table. The participant is not entitled to a lump sum payment unless there is a change in control. See the 2017 Pension Benefits Table and accompanying narrative for more information about the pension benefits under this plan.

CEO Pay Ratio Disclosure

As required by Item 402(u) of Regulation S-K, we are providing the following information:

For fiscal 2017, our last completed fiscal year:

•	The median of the annual total compensation of all employees of our Company was $42,810; and

•	The annual total compensation of Mr. Delie, our Chief Executive Officer, was $5,349,363.

Based on this information, the ratio for 2017 of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all employees is one hundred twenty-five to one.

We completed the following steps to identify the median of the annual total compensation of all our employees and to determine the annual total compensation of our median employee and CEO:

1.	As of October 30, 2017, our employee population consisted of approximately 4,604 individuals, including any full-time, part-time, temporary, or seasonal employees employed on that date.

2.

To find the median of the annual total compensation of all our employees, we used wages from our payroll records as reported to the Internal Revenue Service on Form W-2 for fiscal 2017. In making this determination, we annualized the compensation of full-time and part-time permanent employees who were employed on October 30, 2017, but did not work for us the entire year. No full-time equivalent adjustments were made for part-time employees.

3.

After identifying the median employee, we added together all of the elements of such employee’s compensation for 2017 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $42,810.

4.	With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2017 Summary Compensation Table.

Compensation Risk Assessment

We conducted a risk assessment of our compensation programs for the purpose of determining inherent risks in the overall compensation program. Our Chief Risk Officer conducted the assessment with the assistance of the Executive Vice President of Human Resources and Corporate Services and the Compensation and Benefits Accounting Manager, and reviewed the risk

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Compensation Committee Report

assessment with our compensation consultant. In conducting our review, we were also keenly aware of the OCC’s Horizontal Sales review and its focus. Our Chief Risk Officer reviewed each compensation plan to identify any plan features that could lead an employee to take unnecessary and excessive risks that could threaten our value. He conducted a business unit review and a review of employee incentive plans and executive incentive plans, including company-wide benefit plans. He used a decision tree analysis to determine if the business unit compensation practices or the compensation plans fostered risk-taking and if so, conducted further analysis to determine if there were compensating controls or mitigants to limit the risk. Our review of the executive incentive plans considered design features including: pay profiles, performance metrics, performance goals, payout curves, equity incentives, stock ownership requirements, performance appraisal management, and our recoupment policy. Our Chief Risk Officer reviewed the executive incentive plans for design features that may have the potential to encourage excessive risk-taking. Specifically, he reviewed the compensation program for the following features, among others: pay profiles that provide for low salaries and high annual incentives; the use of performance metrics that do not benefit the Company over the long term; plan goals and payouts that did not consider the impact of decisions; steep payout curves where a very high threshold level of performance is required to achieve a threshold level of incentive payout; and an over emphasis on the use of long-term incentives paid in cash.

Similarly, in the review of employee compensation plans, our Chief Risk Officer used a decision tree analysis that considered whether each plan was incentive based, and if so, whether the incentive was material relative to the participant’s total compensation. If the incentive was material, he further reviewed the plan to determine if the plan appeared to foster risk-taking. If the plan fostered risk-taking, he evaluated the plan to determine whether there were compensating controls or mitigants to limit our risk.

Finally, in the business unit compensation review, our Chief Risk Officer assessed whether the business unit generated a materially higher level of risk to us by considering various factors about the plans within each business unit. The factors he considered, among others, included: whether the business unit carried a significant portion of our risk profile; the business unit compensation structure and whether it was different from our other units; the business units’ profitability; whether the employees in the business unit were awarded a short-term bonus while income and risk to us extended over a significantly longer period of time; and whether the compensation expenses comprise a significant percentage of the business unit revenues.

We noted a number of compensation design features that we believe reduce the likelihood of excessive risk-taking. In our compensation programs applicable to our NEOs, the Committee has downward discretion over incentive program payouts; the program provides a balanced mix of cash and equity, and short-term and long-term incentives, includes multiple meaningful performance metrics, and we maintain a Recoupment Policy that provides for a clawback of payouts under certain circumstances. The employee plans include performance indicators designed to measure quality control standards, compliance results and asset quality. Based upon the risk assessment presented to the Committee, we believe our employee compensation policies and procedures do not encourage excessive and unnecessary risk-taking and the level of risk resulting from our compensation policies and procedures is not reasonably likely to have a material adverse effect on us.

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Compensation Committee Report

2017 Director Compensation

The following table shows the compensation paid to our directors for services rendered in all capacities during 2017. Mr. Delie is not included as his compensation as a director is disclosed in the 2017 Summary Compensation Table. Ms. Dively and Ms. Bena are also not included as they joined the Board of the Company on January 1, 2018. They currently receive compensation as non-employee directors in accordance with the Company’s non-employee director compensation practices and plans described herein.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
William B. Campbell	103,270	59,289	0	0	0	0	162,559
James D. Chiafullo	70,296	59,289	0	0	0	0	129,585
Scott M. Custer(5)	2,352	7,985	0	0	0	784,841	795,178
Laura E. Ellsworth	47,823	59,289	0	0	0	0	107,112
Stephen J. Gurgovits	172,151	59,289	0	0	465,588	0	697,028
Robert A. Hormell	71,553	59,289	0	0	0	0	130,842
David J. Malone	93,750	59,289	0	0	0	0	153,039
D. Stephen Martz	104,188	59,289	0	0	0	0	163,477
Robert J. McCarthy, Jr.	86,020	59,289	0	0	0	0	145,309
Frank C. Mencini	80,712	59,289	0	0	0	0	140,001
David L. Motley	85,000	59,289	0	0	0	0	144,289
Gary L. Nalbandian(6)	11,073	9,524	0	0	0	0	20,597
Heidi A. Nicholas	75,296	59,289	0	0	0	0	134,585
John S. Stanik	65,000	59,289	0	0	0	0	124,289
William J. Strimbu	78,750	59,289	0	0	0	0	138,039

(1)	Represents fees earned as a director of the Company. The dollar amounts of the fees earned as a director of the Company were as follows:

Name	Annual Retainer Fee ($)(A)	Committee Chairman Fees ($)(B)
William B. Campbell	62,722	40,548
James D. Chiafullo	69,778	518
Scott M. Custer	2,352	0
Laura E. Ellsworth	47,823	0
Stephen J. Gurgovits	70,000	102,151
Robert A. Hormell	71,553	0
David J. Malone	73,750	20,000
D. Stephen Martz	69,120	35,068
Robert J. McCarthy, Jr.	61,472	24,548
Frank C. Mencini	79,973	739
David L. Motley	85,000	0
Gary L. Nalbandian	11,073	0
Heidi A. Nicholas	74,778	518
John S. Stanik	65,000	0
William J. Strimbu	68,750	10,000

(A)	The amount reflected for Mr. Campbell includes the fee for his service as Lead Director of the Board.

(B)

The amount reflected for Mr. Gurgovits is for service as Chairman of the Board and the Executive Committee. The amounts reflected for all other directors are for service as Committee Chair. Directors Gurgovits, Martz and McCarthy no longer receive Board or Committee Chair fees after December 2017 since their service as Board and Committee Chairs ended on December 19, 2017.

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Compensation Committee Report

(2)

Annually each director is awarded shares of our common stock. Awards granted were valued at $50,000 rounded up or down to the nearest 100 shares at a price determined in accordance with the 2007 Plan. The shares were issued on May 17, 2017, after our Annual Meeting, with a fair market value of $13.45 per share. Prior to 2017, the value of the annual stock grants was $40,000 rounded up or down to the nearest 100 shares at a price determined in accordance with the 2007 Plan. In conjunction with the value increasing to $50,000 effective January 1, 2017, a pro-rata issuance of 300 shares each was made on January 18, 2017, with a fair market value of $15.16 per share. Additionally, each director who completes a relevant educational program during the preceding calendar year is awarded $5,000 of our common stock, rounded up or down to the nearest 10 shares at a price determined in accordance with the 2007 Plan. These shares were issued on May 17, 2017, after our Annual Meeting, with a fair market value of $13.45 per share. Mr. Custer was elected as a director effective March 11, 2017. At that time, the Company awarded him 500 shares which represents a pro-rated amount of the $50,000 annual award based on the length of time remaining in the prior award period, with a fair market value of $15.97 per share. See Annual Grant of Stock Awards for stock awards to directors that remained outstanding at December 31, 2017.

(3)

Mr. Gurgovits is entitled to pension benefits under the RIP, the Excess Plan and the BRP. During 2017, he received $89,184 from the RIP; $123,744 from the Excess Plan and $312,528 from the BRP. Mr. Gurgovits also has a Deferred Compensation Agreement with FNBPA. The present value of the accumulated benefit under that agreement is calculated in accordance with ASC Topic 715, Compensation-Retirement Benefits, assuming an interest rate of 4.00% and assuming that payments commenced on January 1, 2014, and will continue for nine and one-half years. During 2017, Mr. Gurgovits received $43,262 under this agreement. The present value in the amount of $213,980 is reflected as an accrued liability in the financial statements of FNBPA as of December 31, 2017.

(4)

The valuation of all perquisites is at our actual cost. SEC rules require disclosure of the perquisites to any one director unless the amount of perquisites is less than $10,000 in the aggregate. There were no perquisites required to be disclosed for 2017.

(5)

Mr. Custer became a director of the Company on March 11, 2017, in conjunction with its acquisition of Yadkin. Mr. Custer was the President and Chief Executive Officer of Yadkin. As a result of the merger, Mr. Custer was entitled to severance pay as follows: (i) $76,247, paid in a lump sum during 2017, (ii) $1,940,000, payable in equal installments over 24 months, of which $687,083 was paid during 2017, and (iii) up to $18,708 in COBRA continuation payments, payable in equal installments over 18 months, of which $8,834 was paid during 2017. Mr. Custer also realized $1,034,856 of taxable income in 2017 resulting from the vesting of restricted stock upon change in control of Yadkin. During 2017, the Company also paid Mr. Custer $12,677 in consulting fees under a Consulting Agreement, dated March 11, 2017, under which Mr. Custer’s duties as a consultant included the retention and recruitment of employees and meeting with customers. Mr. Custer resigned as a director and consultant, effective March 24, 2017; therefore, director compensation and consulting fees reflect partial year service. Additionally, no additional payments are due under the Consulting Agreement.

(6)

Mr. Nalbandian became a director of the Company on March 1, 2016, in conjunction with its acquisition of Metro Bancorp, Inc. (Metro). Mr. Nalbandian was the Chairman and the CEO of Metro. Mr. Nalbandian is entitled to disability, hospitalization and life insurance benefits for three years following his termination from Metro. Furthermore, Mr. Nalbandian is entitled to medical insurance coverage for himself and his dependents, if any, for his lifetime. If coverage is not possible under the Company’s medical plan, the Company shall reimburse him for the cost of such coverage. During 2017, the Company reimbursed him $574 to cover the cost of these benefits. Mr. Nalbandian resigned as a director of the Company on February 28, 2017. Therefore, compensation reflects partial year service.

Executive Director

The Company’s Executive Director, Mr. Delie, received compensation for his position with the Company. Such compensation is disclosed in the 2017 Summary Compensation Table. Executive directors are entitled to receive an annual common stock award valued at $50,000 rounded up or down to the nearest 100 shares at a price determined in accordance with the 2007 Plan. As such, we awarded shares to Mr. Delie in May 2017 at the same time that we made the stock awards to all other directors. Prior to 2017, the value of the annual stock grants was $40,000 rounded up or down to the nearest 100 shares at a price determined in accordance with the 2007 Plan. In conjunction with the value increasing to $50,000 effective January 1, 2017, a pro-rata issuance of 300 shares was made to Mr. Delie in January 2017 at the same time we made this stock award to all other directors. Additionally, Executive Directors who complete a relevant educational program during the preceding calendar year are awarded $5,000 of our common stock, rounded up or down to the nearest 10 shares at a price determined in accordance with the 2007 Plan. As such, we awarded shares to Mr. Delie on May 17, 2017, with a fair market value of $13.45 per share. These stock awards are also reflected in the 2017 Summary Compensation Table.

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Annual Board/Committee Retainer Fees

We pay our annual fees and fees for committee meetings to our directors on a retainer basis. We annualize the fees and pay them monthly. The current annual Board and committee fees are as follows:

	Member Fee ($)	Chairman Fee ($)
Board(1)	55,000	55,000
Audit Committee(2)	12,500	25,000
Compensation Committee(2)	10,000	20,000
Credit Risk and CRA Committee(2)	7,500	10,000
Executive Committee(2)	7,500	10,000
Nominating and Corporate Governance Committee(2)	7,500	17,500
Risk Committee(2)	7,500	17,500

(1)	The Lead Director is entitled to an additional fee of $16,000 per year.

(2)	Committee chairs do not receive a member fee in addition to the chairman’s fee.

For information regarding the number of full Board and committee meetings held during 2017, see the section titled Our Board of Directors and Its Committees. We reimbursed various directors for amounts the directors expended in traveling to our meetings and determined these amounts were consistent with our guidelines and thus are not included in the 2017 Director Compensation Table.

Annual Grant of Stock Awards

We awarded each director shares of stock under the Company’s 2007 Plan as detailed in the 2017 Director Compensation Table and the Executive Director disclosure above. The stock awarded vested immediately without any restrictions. There were no outstanding director equity incentive awards as of December 31, 2017.

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Proposal 2. Advisory Resolution on Executive Compensation

PROPOSAL 2. ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, which was adopted under the Dodd-Frank Wall Street Reform and Consumer Protection Act (Dodd-Frank Act), we are asking shareholders to adopt an advisory resolution approving our executive compensation for our NEOs as reported in this proxy statement.

We have designed our executive compensation programs to support our long-term success. We believe that our performance-based executive compensation programs provide incentives that are aligned with the best interests of our shareholders and have helped to drive our performance.

In the Compensation Discussion and Analysis, we describe in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives. Please read it in conjunction with the 2017 Summary Compensation Table and related compensation tables and narrative that provide detailed information on the compensation of our NEOs. The Compensation Committee and the Board believe that the policies and procedures as set forth in the Compensation Discussion and Analysis are effective in achieving our goals and that the compensation of our NEOs reported in this proxy statement has supported and contributed to our success.

Why You Should Approve Our Executive Compensation Program

Our compensation philosophy is designed to attract and retain executive talent and emphasizes pay for performance, primarily through the creation of shareholder value. Our compensation program includes base salary, short-term annual incentive compensation, long-term incentive compensation, retirement benefits and perquisites.

We believe our compensation programs and policies are appropriate and effective in implementing our compensation philosophy and in achieving our goals, and are strongly aligned with long-term shareholder interests and worthy of continued shareholder support.

We believe the shareholders should consider the following information in determining whether to approve this proposal:

The Compensation Program is Highly Aligned with Shareholder Value

A significant portion of our NEOs’ compensation is directly linked to our performance and the creation of shareholder value because a significant portion of the direct and total compensation is in the form of incentive compensation, including annual incentive compensation and a significant long-term incentive award. Our long-term awards are in the form of restricted stock units and divided into a time vested portion and a performance portion. The performance portion, which is two-thirds of the overall award, only vests at the conclusion of three years if all performance measures are met. We believe these long-term awards motivate our executives to achieve long-term performance and reward them for increases in total shareholder return. Furthermore, we do not award stock options, and only the Compensation Committee may approve equity grants.

Summary of Key Compensation Practices

We seek to align our compensation programs and practices with evolving governance best practices. The Compensation Committee has followed best practices with respect to executive compensation including the following:

•

We target base compensation at peer median and structure our compensation plans to increase compensation when our performance under various measures, including total shareholder return, is better than peers;

•	Elimination of our supplemental executive retirement plan effective December 31, 2008;

•	No tax gross-up payments for executive perquisites;

•	The Compensation Committee has adopted a policy that it will not approve any employment contracts that contain a tax gross-up;

•	None of our most recent employment contracts provide for a single trigger parachute payment;

•	No severance payments for “cause” terminations or resignations other than for good reason;

•	No extraordinary relocation benefits;

•	The short-term incentive plan contains maximum limits;

•	We do not grant stock options or allow the re-pricing or exchange of stock options;

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Proposal 2. Advisory Resolution on Executive Compensation

•	Only the Compensation Committee may authorize equity grants;

•	No payment of dividends on unvested restricted stock units;

•	Stock ownership guidelines are in place for our executive officers and directors;

•	We conduct an annual robust risk assessment of all of our compensation programs, including the executive annual incentive program and long-term incentive program;

•	We maintain a compensation recoupment or “clawback” policy; and

•	We maintain a prohibition on executive officers and directors engaging in hedging transactions using Company common stock or common stock equivalents.

Our Compensation Program Has Appropriate Long-Term Orientation

Our compensation programs and policies have a long-term focus:

•	We encourage our executives to maintain a long-term focus by using a three-year performance period and vesting schedule for long-term Performance-Based Awards and Service-Based Awards;

•	Our long-term incentive plan is based upon total shareholder return and in addition, going forward, we have added a second financial performance metric, ROATA; and

•	We have robust stock ownership requirements for executive officers and directors to ensure that our executive officers and directors have a substantial personal stake in our long-term success.

Our Compensation Committee Stays Current on Best Practices

We regularly update our Compensation Committee on compensation best practices and trends. In addition, the Compensation Committee engages an independent compensation consultant to provide advice on compensation trends and market information to assist the Compensation Committee in designing our compensation programs and making compensation decisions.

The Compensation Committee directly engaged independent compensation consultants that reported directly to the Compensation Committee, had no prior relationship with our CEO or any other NEO. Our directors are elected annually and meet without management present as a Compensation Committee and Board when necessary. The Compensation Committee maintains a charter and reviews its provisions annually. All committee charters and our Code of Conduct are posted on our website.

In accordance with Section 14A of the Exchange Act, which was adopted under the Dodd-Frank Act, we are asking shareholders to adopt an advisory resolution approving our executive compensation for NEOs, as reported in this Proxy Statement.

We submitted an advisory resolution to approve 2016 executive compensation to our shareholders at our 2017 Annual Meeting. Shareholders owning more than 96% of the shares for which votes were cast regarding the advisory resolution on executive compensation approved the compensation of our NEOs as stated in our 2017 proxy statement. Additionally, at our 2017 Annual Meeting, our shareholders supported an annual advisory vote frequency and as a result, the Committee and the Board are again submitting for the vote of shareholders an advisory resolution to approve the compensation of our NEOs, and will include this shareholder advisory vote annually until our shareholder vote at a future meeting recommends a change based upon how frequently we conduct a “say-on-pay” vote.

Following the last shareholder vote on executive compensation, the Committee considered the results of the advisory vote in determining compensation policies and decisions. The advisory vote reaffirms our pay-for-performance philosophy and the Committee will continue to use this philosophy and past practices in determining future compensation decisions.

We are asking shareholders to approve the following advisory resolution at the 2018 Annual Meeting:

“RESOLVED, that the shareholders of F.N.B. Corporation (the Company) approve, on an advisory basis, the compensation of the Company’s Named Executive Officers listed in the 2017 Summary Compensation Table included in the proxy statement for this meeting, as such compensation is disclosed pursuant to Item 402 of Regulation S-K in this proxy statement under the Section entitled Executive Compensation and Other Proxy Disclosure, including the Compensation Discussion and Analysis, the compensation tables and other narrative and other executive compensation disclosures set forth under that section.”

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Proposal 2. Advisory Resolution on Executive Compensation

This advisory vote on the compensation of our NEOs, commonly referred to as a “say-on-pay” vote, gives shareholders another mechanism to convey their views about our compensation programs and policies. Although non-binding, the Board and the Compensation Committee will carefully review and consider the voting results when evaluating our executive compensation programs. The Board has determined to provide shareholders with an annual advisory vote on executive compensation at each Annual Meeting of Shareholders. Accordingly, the next annual advisory vote on executive compensation will be provided at our Annual Meeting of Shareholders in 2019.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 2 TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (PROPOSAL 2 ON THE PROXY CARD).

PROPOSAL 3. PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee selected Ernst & Young LLP as our independent registered public accounting firm to audit the books of the Company and its subsidiaries for the year ending December 31, 2018, to report on our internal controls and our consolidated statement of financial position and related statements of income of us and our subsidiaries, and to perform such other appropriate accounting services as our Board may require. Ernst & Young LLP has advised us that they are independent accountants with respect to us, within the meaning of standards established by the American Institute of Certified Public Accountants, the Public Company Accounting Oversight Board, the Independence Standards Board and federal securities laws administered by the SEC. In the event a majority of the votes cast in person or by proxy do not ratify the appointment of Ernst & Young LLP, we anticipate that we would make no change in our independent registered public accounting firm for the current year because of the difficulty and expense of making any change so long after the beginning of the current year, but that vote would be considered when we consider the appointment of auditors for 2019.

Ernst & Young LLP served as our independent registered public accounting firm for the year ended December 31, 2017. We expect that a representative of Ernst & Young LLP will attend our Annual Meeting, be available to respond to appropriate questions and, if the representative desires, which we do not anticipate, make a statement.

The discussion under Audit and Non-Audit Fees describes the aggregate fees for professional services provided by Ernst & Young LLP to us for the calendar years 2016 and 2017.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL 3 THE RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2018 (PROPOSAL 3 ON THE PROXY CARD).

  84    F.N.B. Corporation

Report of Audit Committee

REPORT OF AUDIT COMMITTEE

To Our Shareholders:

The Audit Committee oversees the Corporation’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal control. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed and discussed with Ernst & Young LLP, its independent registered public accounting firm who is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, the matters we and Ernst & Young LLP must discuss pursuant to Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board, including Ernst & Young LLP’s judgments as to the quality, not just the acceptability, of the Corporation’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards.

The Audit Committee has discussed with Ernst & Young LLP its independence from management and the Corporation, including the matters in the required written disclosures. The Audit Committee has considered whether the provision of non-audit services by Ernst & Young LLP is compatible with maintaining its independence.

The Audit Committee discussed with the Corporation’s internal auditors and Ernst & Young LLP the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditors and Ernst & Young LLP, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2017, for filing with the Securities and Exchange Commission.

Respectfully submitted,

Frank C. Mencini, Chair

Pamela A. Bena

David J. Malone

D. Stephen Martz

David L. Motley

Heidi A. Nicholas

2018 Proxy Statement    85

Audit and Non-Audit Fees

AUDIT AND NON-AUDIT FEES

Ernst & Young LLP served as the Corporation’s independent registered public accounting firm for the fiscal years ended December 31, 2017, and 2016. The Company has been advised by such firm that none of its members or any of its associates has any direct financial interest or material indirect financial interest in the Corporation or its subsidiaries.

Fees and out-of-pocket expenses billed by Ernst & Young LLP for professional services during 2017 and 2016 were as follows:

	Audit	Audit-Related	Tax	All Other
2017	$2,000,689	$0	$323,693	$1,995
2016	$1,685,542	$0	$303,526	$121,995

Audit Fees relate to the audit of the Corporation’s annual financial statements and internal control over financial reporting, review of the financial statements included in the Corporation’s Reports on Forms 10-Q and 10-K and other SEC filings, services provided in connection with regulatory filings including registration statements filed with the SEC, and accounting consultations related to the audit.

Audit-Related Fees relate to merger and acquisition consultation services.

Tax Fees relate to tax compliance, tax planning and tax advice services.

All Other Fees relate to subscriptions for Ernst & Young’s web-based accounting and auditing research library.

Audit and Non-Audit Services Pre-Approval Policy

The Audit Committee must pre-approve the audit and non-audit services the independent registered public accounting firm will perform in order to assure that the provision of such services does not impair the auditor’s independence. The Audit Committee annually reviews and pre-approves the services that the independent registered public accounting firm may provide. The Audit Committee will revise the list of pre-approved services from time to time, based on subsequent determinations. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent registered public accounting firm to management, but may delegate pre-approval authority to one or more of its members. The member or members to whom the Audit Committee delegates such authority must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee annually establishes pre-approval fee levels for all services the independent registered public accounting firm may provide. Any proposed services exceeding these levels require specific pre-approval.

The annual audit services engagement terms and fees are subject to the pre-approval of the Audit Committee. In addition, the Audit Committee may grant pre-approval for other audit services, including statutory audits or financial audits for our subsidiaries or our affiliates and services associated with SEC registration statements, periodic reports and other documents filed with the SEC.

Our Audit Committee must also pre-approve audit-related services. Audit-related services include, among others, due diligence services pertaining to potential business acquisitions/dispositions, accounting consultations related to accounting, financial reporting or disclosure matters not classified as “Audit” services, assistance with understanding and implementing new accounting and financial reporting guidance from rulemaking authorities, financial audits of employee benefit plans, agreed upon or expanded audit procedures related to accounting and/or billing records required to respond to or comply with financial, accounting or regulatory reporting matters and assistance with internal control reporting requirements. Tax services include tax compliance, tax planning and tax advisory services.

Our Audit Committee may grant pre-approval to those permissible non-audit services classified as “All Other” services that it believes are routine and recurring services and when such pre-approval would not impair the independence of the independent registered public accounting firms.

  86    F.N.B. Corporation

Shareholder Proposals and Nominations for the 2019 Annual Meeting

SHAREHOLDER PROPOSALS AND NOMINATIONS

FOR THE 2019 ANNUAL MEETING

SEC Rule 14a-8

If you are a shareholder who would like us to include your proposal in our notice of the 2019 Annual Meeting and related proxy materials, you must follow SEC Rule 14a-8 under the Securities Exchange Act of 1934. In submitting your proposal, our Corporate Secretary must receive your proposal, in writing, at our principal executive offices at One North Shore Center, 12 Federal Street, Pittsburgh, Pennsylvania 15212, no later than December 1, 2018. If you do not follow SEC Rule 14a-8, we will not consider your proposal for inclusion in next year’s proxy statement.

Advance Notice Requirements Under Our Bylaws

Pursuant to Article I, Section 1.11 of our bylaws, a shareholder who wishes to nominate an individual for election to the Board of Directors directly at an Annual Meeting, or to propose any business to be considered at an Annual Meeting, must deliver advance notice of such nomination or business to our Corporate Secretary. The notice must be delivered in person, by first-class United States mail postage prepaid or by reputable overnight delivery service to the attention of our Corporate Secretary, at our principal executive offices at F.N.B. Corporation, One North Shore Center, 12 Federal Street, Pittsburgh, Pennsylvania 15212 during the period commencing at the close of business on December 1, 2018, and ending at the close of business on January 1, 2019. The shareholder must be a shareholder of record as of the date the notice is delivered and at the time of the Annual Meeting and must be entitled to vote at the meeting. The notice must be in writing and contain the information specified in our bylaws for a director nomination or other business. The notice must contain certain information about the proposal or nominee, as applicable, which is generally equivalent to the information that would be required to be disclosed under the proxy rules of the SEC if proxies were solicited for shareholder consideration of the matter at a meeting of shareholders, as well as certain information about the shareholder who is making the proposal or nomination. Nominees also will be required to submit a completed and signed questionnaire. The questionnaire will be provided by our Corporate Secretary upon request and is similar to the annual questionnaire completed by all of our directors regarding their background, experience and independence.

Only shareholder proposals and nominations submitted in accordance with the Company bylaw provisions will be eligible for presentation at our 2019 Annual Meeting, and any other matter not submitted to our Board in accordance with such provisions will not be considered or acted upon at our 2019 Annual Meeting. The Board Chairman is authorized to determine whether a nomination or proposal was made in accordance with our bylaws and to declare that a defective nomination or proposal be disregarded.

2018 Proxy Statement    87

Other Matters

OTHER MATTERS

As of March 30, 2018, our Board does not know of any other matter to be presented for consideration at our Annual Meeting other than the matters described above. However, if any other matter is presented in conformance with our bylaws, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of our Board or, in the absence of such a recommendation, in accordance with the judgment of the individuals designated as proxies.

“Householding” of Proxy Materials.

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy materials with respect to two or more shareholders sharing the same address by delivering a single annual report, proxy statement or Notice of Internet Availability of Proxy Materials, as applicable, addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. We, and some brokers who household proxy materials, may deliver a single copy of these proxy materials to multiple shareholders who share the same address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate copy of the proxy materials, or if you are receiving multiple copies of the proxy materials and wish to receive only one, please notify your broker if your shares are held in a brokerage account, or us if you hold registered shares. You can notify us by sending a written request to: Shareholder Services, F.N.B. Corporation, One North Shore Center, 12 Federal Street, Pittsburgh, Pennsylvania 15212, or by calling our Transfer Agent representative at 844-877-8750. Upon written or oral request to us or our Transfer Agent representative, a separate copy of our proxy materials will promptly be sent to you.

Electronic Delivery of Proxy Materials

You can also access our proxy statement, Form 10-K for the fiscal year ended December 31, 2017, and our Annual Report to shareholders, by Internet at http://www.proxyvote.com.

For our 2019 Annual Meeting, you can help us save significant printing and mailing expenses by consenting to access our proxy materials and Annual Report electronically by the Internet. If you hold your shares in your own name (instead of street name through a bank, broker or other nominee), you can choose this option by appropriately marking the box on your proxy card denoting your consent to electronic access or, if voting by telephone at 800-690-6903, following the prompts for consenting to electronic access, or following the instructions at the Internet voting website at http://www.proxyvote.com which has been established for you to vote your shares for the meeting. If you choose to receive your proxy materials and Annual

Report electronically, then prior to next year’s Annual Meeting you will receive notification when the proxy materials and Annual Report are available for review by the Internet, as well as the instructions for voting electronically by the Internet. Your choice for electronic distribution will remain in effect until you revoke it by sending a written request to: Shareholder Services, F.N.B. Corporation, One North Shore Center, 12 Federal Street, Pittsburgh, Pennsylvania 15212. If you hold your shares in street name through a bank, broker or other nominee, you should follow the instructions provided by that entity if you wish to access our proxy materials electronically by the Internet.

BY ORDER OF THE BOARD OF DIRECTORS,

James G. Orie

Chief Legal Officer and Corporate Secretary

March 30, 2018

  88    F.N.B. Corporation

F.N.B. CORPORATION
One North Shore Center
12 Federal Street
Pittsburgh, Pennsylvania 15212
(888) 981-6000
Website: www.fnbcorporation.com

C/O BROADRIDGE P.O. BOX 1342 BRENTWOOD, NY 11717

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY TELEPHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E42375-P02452 KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

F.N.B. CORPORATION
The Board of Directors recommends you vote FOR the following proposal:
Vote on Proposal 1:		For	Against	Abstain
1.	Election of 13 Director Nominees named below
	1a. Pamela A. Bena 1b. William B. Campbell	☐ ☐	☐ ☐	☐ ☐	Vote on Proposal 2: The Board of Directors recommends you vote FOR the following proposal:		For	Against	Abstain
	1c. James D. Chiafullo	☐	☐	☐	2.	Advisory approval of the 2017 named executive officer compensation.	☐	☐	☐
	1d. Vincent J. Delie, Jr. 1e. Mary Jo Dively	☐ ☐	☐ ☐	☐ ☐	Vote on Proposal 3: The Board of Directors recommends you vote FOR the following proposal:
	1f. Stephen J. Gurgovits 1g. Robert A. Hormell	☐ ☐	☐ ☐	☐ ☐	3.	Ratification of appointment of Ernst & Young LLP as F.N.B.'s independent registered public accounting firm for the 2018 fiscal year.	☐	☐	☐
	1h. David J. Malone 1i. Frank C. Mencini 1j. David L. Motley	☐ ☐ ☐	☐ ☐ ☐	☐ ☐ ☐

Note: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

	1k. Heidi A. Nicholas	☐	☐	☐
	1l. John S. Stanik	☐	☐	☐
	1m. William J. Strimbu	☐	☐	☐
		Yes	No				Yes	No
	HOUSEHOLDING ELECTION - please indicate if you consent to receive certain future investor communications in a single package per household.	☐	☐		Please indicate if you plan to attend the Annual Meeting.		☐	☐

	Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)			Date

F.N.B. Corporation 2018 Annual Meeting of Shareholders

Wednesday, May 16, 2018

Doors open at 8:00 a.m. local time

Meeting begins at 8:30 a.m. local time

Regional Learning Alliance

Great Room

850 Cranberry Woods Dr.

Cranberry Twp., PA 16066

Directions from Interstate 76 & Interstate 79
●	If taking Interstate 76, take Exit 28 (Old Exit 3) – follow signs to Interstate 79 North
●	From Interstate 79, take Exit 78 – Route 228 – Cranberry/Mars
●	Turn onto Route 228 East
●	At the first traffic light, turn right onto Cranberry Woods Drive (the Marriott Hotel will be on the right)
●	Follow Cranberry Woods Drive to the stop sign
●	Continue straight through the stop sign
●	In approximately 100 yards turn right (there is no street sign)
●	Continue for 250 yards to the entrance to the Regional Learning Alliance
●	The meeting will be held in the Great Room

Note: If you plan on attending the Annual Meeting in person, please bring a valid picture identification. The use of cell phones, video or still photography at the Annual Meeting is not permitted. For the safety of attendees, all bags, packages and briefcases are subject to inspection. Your compliance is appreciated.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and 2017 Annual Report are available at www.proxyvote.com.

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E42376-P02452

Annual Meeting of Shareholders

May 16, 2018 8:30 AM

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Vincent J. Calabrese, James L. Dutey and Thomas M. Whitesel, and each of them, proxies, with full power of substitution, to vote all shares of common stock of F.N.B. Corporation held of record by the undersigned on March 7, 2018 at the Annual Meeting of Shareholders to be held on May 16, 2018, and at any adjournment thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, in accordance with the directions indicated on the reverse side of this card or provided through the telephone or Internet proxy procedures, and at the discretion of the proxies on any other matters that may properly come before the meeting.

If specific voting directions are not given with respect to the matters to be acted upon and the signed and dated card is returned, it will be treated as an instruction to vote such shares in accordance with the Board of Directors' recommendations on the matters listed on the reverse side of this card and at the discretion of the proxies on any other matters that may properly come before the meeting.

The Board of Directors recommends a vote FOR all nominees in Proposal 1, FOR Proposal 2 - An advisory resolution on 2017 named executive officer compensation and FOR Proposal 3 - Ratification of appointment of Ernst & Young LLP in 2018, and listed on the reverse side of this card (each of which is described in the proxy statement). The Board of Directors knows of no other matters that are to be presented at the meeting.

Continued and to be signed on reverse side